      As filed with the Securities and Exchange Commission on July 25, 2002
                                                Registration No. 333-_________

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      ------------------------------------

                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      ------------------------------------
                               Globix Corporation*
             (Exact Name of Registrant as Specified in Its Charter)

        Delaware                     7389                      13-3781263
    (State or Other      (Primary standard industrial       (I.R.S. Employer
    Jurisdiction of       classification code number)    Identification Number)
    Incorporation or
     Organization)

                      ------------------------------------

                   139 Centre Street, New York, New York 10013
                            Telephone: (212) 334-8500
   (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                    Registrant's Principal Executive Offices)

                               Peter K. Stevenson
                   139 Centre Street, New York, New York 10013
                            Telephone: (212) 334-8500
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                              of Agent for Service)

                      ------------------------------------
                                 With a copy to:

                             Stephen E. Older, Esq.
                    Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                               590 Madison Avenue
                            New York, New York 10022
                            Telephone: (212) 872-1000

     Approximate date of commencement of proposed sale to the public: As soon as practicable on or after the effective date of this Registration Statement.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _____________

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ____________

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ____________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                      ------------------------------------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                         Proposed Maximum       Proposed Maximum
                                                         Amount to be   Aggregate Offering     Aggregate Offering       Amount of
  Title of Each Class of Securities to be Registered      Registered    Price Per Security           Price          Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share ..............     4,327,499       $1.00 (1)               $ 4,327,499         $  398.13
------------------------------------------------------------------------------------------------------------------------------------
11% Senior Secured Notes due 2008(3) .................   $26,341,558        100% (2)               $26,341,558         $2,423.42
------------------------------------------------------------------------------------------------------------------------------------
Guarantees of the 11% Senior Secured Notes due
2008(4)* .............................................             -           -                             -                 -
------------------------------------------------------------------------------------------------------------------------------------
Total ................................................                                             $30,669,057         $2,821.55
====================================================================================================================================

(1) No exchange or over-the-counter market exists for our common stock. To the best of our knowledge, no shares of our common stock have been sold from one investor to another since the shares were deemed to have been issued by our company on April 25, 2002 pursuant to the terms of the prepackaged plan of reorganization filed in connection with our bankruptcy proceedings. We believe that the price set forth for our common stock represents a bona fide estimate of the maximum offering price solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act of 1933, as amended (the "Securities Act").

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act.

(3) Includes $17,352,000 aggregate principal amount of our 11% Senior Secured Notes due 2008, or the notes, initially deemed to have been issued by our company pursuant to the terms of the prepackaged plan of reorganization filed in connection with our bankruptcy proceedings, plus $8,989,558 in aggregate principal amount of additional notes to be issued in lieu of cash interest payments on the notes (assuming that interest is paid in additional notes for a period of four years from the date of initial issuance of the notes).

(4) No separate consideration will be received for the Guarantees. Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable for the Guarantees.

* Includes certain subsidiaries of Globix Corporation identified on the following page.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                                                   BLUESTREAK DIGITAL, INC.
                                    (Exact name of registrant as specified in its charter)

            New York                                        7389                                 13-3725362
 (State or other jurisdiction of      (primary standard industrial classification code)       (I.R.S. Employer
  incorporation or organization)                                                             Identification No.)

                                                    GAMENET CORPORATION
                                    (Exact name of registrant as specified in its charter)

            New York                                        7389                                 13-3805181
 (State or other jurisdiction of      (primary standard industrial classification code)       (I.R.S. Employer
 incorporation or organization)                                                              Identification No.)

                                             NAFT COMPUTER SERVICE CORPORATION
                                    (Exact name of registrant as specified in its charter)

            New York                                        7389                                 13-3789872
 (State or other jurisdiction of      (primary standard industrial classification code)       (I.R.S. Employer
 incorporation or organization)                                                              Identification No.)

                                                 NAFT INTERNATIONAL LTD.
                                   (Exact name of registrant as specified in its charter)

            New York                                        7389                                 13-3576046
 (State or other jurisdiction of      (primary standard industrial classification code)       (I.R.S. Employer
 incorporation or organization)                                                              Identification No.)

                                                 PFM COMMUNICATIONS, INC.
                                    (Exact name of registrant as specified in its charter)

            New York                                        7389                                 13-3832901
 (State or other jurisdiction of      (primary standard industrial classification code)       (I.R.S. Employer
 incorporation or organization)                                                              Identification No.)

                                                   GRE CONSULTING, INC.
                                    (Exact name of registrant as specified in its charter)

            New York                                        7389                                 13-4121508
 (State or other jurisdiction of      (primary standard industrial classification code)       (I.R.S. Employer
 incorporation or organization)                                                              Identification No.)

                                                   415 GREENWICH GC, LLC
                                    (Exact name of registrant as specified in its charter)

            New York                                        7389                                 06-1602498
 (State or other jurisdiction of      (primary standard industrial classification code)       (I.R.S. Employer
 incorporation or organization)                                                              Identification No.)

                                                   415 GREENWICH GC TENANT, LLC
                                    (Exact name of registrant as specified in its charter)

            New York                                        7389                                 13-4177134
 (State or other jurisdiction of      (primary standard industrial classification code)       (I.R.S. Employer
 incorporation or organization)                                                              Identification No.)

                                                   415 GREENWICH GC MM, LLC
                                    (Exact name of registrant as specified in its charter)

            New York                                        7389                                   Pending
 (State or other jurisdiction of      (primary standard industrial classification code)       (I.R.S. Employer
 incorporation or organization)                                                              Identification No.)

                                                        COMSTAR.NET, INC.
                                     (Exact name of registrant as specified in its charter)

               Georgia                                        7389                                 58-2235514
   (State or other jurisdiction of     (primary standard industrial classification code)        (I.R.S. Employer
   incorporation or organization)                                                               Identification No.)

                                                COMSTAR TELECOM & WIRELESS, INC.
                                     (Exact name of registrant as specified in its charter)

               Georgia                                        7389                                  58-2505263
   (State or other jurisdiction of     (primary standard industrial classification code)        (I.R.S. Employer
   incorporation or organization)                                                               Identification No.)

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and we are not soliciting an offer to buy these+
+securities in any state where the offer or sale is not permitted.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

PROSPECTUS (Subject to Completion)
Dated July 25, 2002



                                 [GLOBIX LOGO]



                               Globix Corporation
                        4,327,499 Shares of Common Stock
                  $26,341,558 11% Senior Secured Notes due 2008

                               -------------------

         Shares of our common stock and 11% senior secured notes due 2008, which we refer to in this prospectus as the notes, are being offered from time to time by the selling holders named in this prospectus under the caption "Selling Holders." We will not receive any proceeds from the sale of shares of our common stock or notes by the selling holders.

         Upon effectiveness of the registration statement of which this prospectus is a part, our common stock and the notes will not be immediately listed on any national or regional securities exchange or inter-dealer quotation service.

         Pursuant to the terms of the prepackaged plan of reorganization filed in connection with our bankruptcy proceedings, which we refer to in this prospectus as the plan of reorganization, the notes and our common stock were deemed to be issued on April 25, 2002, which we refer to in this prospectus as the effective date of the plan of reorganization.

     To the best of our knowledge, none of our securities have been transferred since they were deemed to have been issued by us on the effective date of the plan of reorganization. We estimate that the initial offering price for our common stock will be approximately $___ per share. We estimate that the notes will trade at par value.

                              --------------------

         Investing in our common stock and the notes involves risks. See "Risk Factors" beginning on page 11.

                              --------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                      The date of this prospectus is       , 2002

                                TABLE OF CONTENTS

                                                   Page                                                     Page
                                                   ----                                                     ----
Prospectus Summary ......................................  1          Principal Stockholders ...........................  58
Risk Factors ............................................ 11          Selling Holders ..................................  59
Cautionary Statement Regarding Forward-Looking                        Certain Relationships and Related Transactions ...  61
    Statements .......................................... 20          Description of Securities ........................  62
Use of Proceeds ......................................... 21          Plan of Distribution ............................. 105
Dividend Policy ......................................... 21          Legal Matters .................................... 107
Selected Consolidated Financial Data .................... 22          Experts .........................................  107
Pro Forma Financial Data ................................ 24          Where You Can Find More Information .............. 107
Management's Discussion and Analysis of                               Index to Consolidated Financial Statements ....... F-1
    Financial Condition and Results of
Operations .............................................. 28
Business ................................................ 43
Management .............................................. 51

                            ------------------------

                               PROSPECTUS SUMMARY

         This summary highlights information contained elsewhere in this prospectus. You should read the following summary together with the more detailed information and our consolidated financial statements and the notes to these statements appearing elsewhere in this prospectus. In this prospectus, "we," "us," "our company" and "our" refer to Globix Corporation, unless the context otherwise requires.

                                   Our Company

         We are a full-service provider of sophisticated Internet solutions to businesses. Our solutions include:

         .   secure and fault-tolerant Internet data centers;

         . premium network services, which provide high performance network connectivity to the Internet; and

         . complex Internet based managed and application services, which include co-location dedicated hosting, streaming media, content delivery services and messaging services.

         We believe that these elements of our total Internet solution combine to provide our customers with the ability to create, operate and scale their increasingly complex Internet operations in a cost efficient manner.

         Our target market for our services is small to medium size businesses in a variety of industries such as media and publishing, financial services, retail, healthcare, governmental agencies and technology.

         We currently offer our services from our Internet data center facilities in New York City, New York, London, England and Santa Clara, California. Our teams of sales consultants and computer system and network administrators are located at each of these locations. We also maintain an Internet data center in Atlanta.

         Our network infrastructure is designed to meet the service and quality requirements of businesses with mission critical Internet-based operations. Our network infrastructure is designed for high availability and low latency and utilizes a single autonomous system number globally performing "cold-potato" routing. Cold potato routing is a technique whereby our network equipment monitors and interprets additional routing information supplied by its peers. By using this information, our infrastructure carries the traffic on our network to common peering or traffic exchange points closest to the point of origin of the traffic request.

         We offer hosting solutions on both the NT and UNIX platforms, in a dedicated server environment. Dedicated hosting is designed to meet a customer's price point and business requirements. This service includes providing bandwidth and application requests and hardware and software to meet customer-specific needs. In addition, we are a provider of streaming media services to corporations who are utilizing this application as a business communications tool. Streaming media is a process by which audio, video or other multimedia is delivered in a streaming or continuous fashion over the Internet or over a company's intranet. Our core streaming media services are encoding, hosting and collaboration solutions, which are the mainstays of streaming media technology. We believe that our Internet content delivery network, which we market under the name EarthCache, complements our existing network infrastructure and provides businesses with improved web site and application performance, faster content delivery times and better customer content management. EarthCache, which has caching servers deployed across the edges of our Internet backbone network, also improves download performance as a result of the proximity of the content on these caching servers. Our messaging service offers a robust set of messaging and collaboration features including e-mail, calendaring and instant messaging.

     Our principal executive offices are located at 139 Centre Street, New York, New York 10013, and our telephone number at that location is (212) 334-8500. Although we maintain a website at www.globix.com, we do not intend that the information available through our website be incorporated into this prospectus.

     The name "Globix" and the Globix logo are trademarks and service marks of Globix. Each trademark, trade name or service mark of any other company appearing in this prospectus belongs to its respective owner.

                    Our Chapter 11 Bankruptcy Reorganization

     On March 1, 2002, our company and two of our wholly-owned domestic subsidiaries, Comstar.net, Inc. and ATC Merger Corp., filed voluntary petitions under Chapter 11 of the U.S. Bankruptcy Code, together with the prepackaged plan of reorganization, with the United States Bankruptcy Court for the District of Delaware. We continued to operate in Chapter 11 in the ordinary course of business and received permission from the bankruptcy court to pay our employees, trade and certain other creditors in full and on time, regardless of whether these claims arose prior to or after the Chapter 11 filing.

     On April 8, 2002, the bankruptcy court confirmed the plan of reorganization. Effective April 25, 2002, all conditions necessary for the plan of reorganization to become effective were satisfied or waived and we emerged from Chapter 11 bankruptcy protection.

     As of the effective date of the plan of reorganization, all of our existing securities were deemed cancelled and:

     . each holder of our 12.5% senior notes due 2010, which we refer to in this prospectus as the 12.5% notes, became entitled to receive, in exchange for its 12.5% notes, its pro rata share of:

         .   $120 million in aggregate principal amount of the notes; and

         . 13,991,000 shares of our common stock, representing approximately 85% of the shares of our common stock issued and outstanding following the effective date of the plan of reorganization, subject to dilution by the exercise of management incentive options representing up to 10% of the shares of our issued and outstanding common stock on a fully-diluted basis following the effective date of the plan of reorganization;

     . each holder of shares of our preferred stock outstanding immediately prior to the effective date of the plan of reorganization became entitled to receive, in exchange for its shares of preferred stock, its pro rata share of 2,304,400 shares of our common stock, representing approximately 14% of the shares of our common stock issued and outstanding following the effective date of the plan of reorganization, subject to dilution by the exercise of management incentive options representing up to 10% of the shares of our issued and outstanding common stock on a fully-diluted basis following the effective date of the plan of reorganization; and

     . each holder of shares of our common stock outstanding immediately prior to the effective date of the plan of reorganization became entitled to receive, in exchange for these shares of common stock, its pro rata share of 164,600 shares of our common stock, representing approximately 1% of the shares of our common stock issued and outstanding following the effective date of the plan of reorganization, subject to dilution by the exercise of management incentive options representing up to 10% of the shares of our issued and outstanding common stock on a fully-diluted basis following the effective date of the plan of reorganization.

     Our reorganization reduced the principal amount of our outstanding indebtedness by approximately $480 million and converted a substantial portion of our indebtedness into our common stock. Further, under the terms of the notes we are permitted to satisfy interest payments in kind for at least two years and, at the discretion of our board of directors, for up to four years, thereby significantly reducing liquidity concerns arising from our pre-Chapter 11 debt service obligations. We believe that our reorganization substantially reduces uncertainty with respect to our future and better positions us to attract and maintain new customers. There can be no assurance, however, that we will be successful in executing our business plan.

     We are filing the registration statement of which this prospectus forms a part pursuant to the terms of a registration rights agreement with respect to our common stock and the notes that we entered into in connection with the plan of reorganization. Under the registration rights agreement, we agreed to file the registration statement of which this prospectus forms a part on or before the 90th day following the effective date of the plan of regorganization.

                                  The Offerings

                                  Common Stock

Common stock offered by the selling holders....  Up to 4,327,499 shares.

                                      Notes

Notes offered by the selling holders...........  Up to $26,341,558 aggregate principal amount of notes.

Maturity date..................................  May 1, 2008.

Interest.......................................  Payable annually in arrears on
                                                 May 1, commencing on May 1,
                                                 2003:

                                                 .  in additional notes until
                                                    the second anniversary of
                                                    the date, which we refer to
                                                    in this prospectus as the
                                                    closing date, on which we
                                                    first make distributions of
                                                    the notes and our common
                                                    stock;

                                                 .  in cash or, at the election
                                                    of our board of directors,
                                                    in additional notes (or any
                                                    combination of additional
                                                    notes and cash) from the
                                                    second anniversary of the
                                                    closing date to the fourth
                                                    anniversary of the closing
                                                    date; and

                                                 .  in cash from the fourth
                                                    anniversary of the closing
                                                    date until the maturity date
                                                    of the notes.

Guarantees.....................................  Our wholly owned direct and indirect subsidiaries,
                                                 Bluestreak Digital, Inc.,
                                                 Gamenet Corporation, NAFT
                                                 Computer Service Corporation,
                                                 NAFT International Ltd., PFM
                                                 Communications, Inc., GRE
                                                 Consulting, Inc., 415 Greenwich
                                                 GC, LLC, 415 Greenwich GC
                                                 Tenant, LLC, 415 Greenwich GC
                                                 MM, LLC, Comstar.net, Inc. and
                                                 Comstar Telecom & Wireless,
                                                 Inc. have fully and
                                                 unconditionally and jointly and
                                                 severally guaranteed all
                                                 amounts payable under the
                                                 notes, including principal and
                                                 interest.

Ranking........................................  The notes are our senior secured obligations and rank on
                                                 parity with, or senior to, all
                                                 of our existing and future debt
                                                 and liabilities. The notes are
                                                 secured by our assets and the
                                                 assets of the subsidiary
                                                 guarantors so that claims of
                                                 the holders of the notes will
                                                 rank ahead of
                                   unsecured claims of our creditors to the extent of the value, priority and validity of the liens securing the notes and the subsidiary guaranties. However, since we and our subsidiary guarantors may incur up to $20 million of debt in the aggregate which may be secured by liens superior to, or in lieu of, those securing the notes and the subsidiary guarantees, this debt will effectively rank ahead of the notes and subsidiary guarantees.

                                   The subsidiary guarantees will be senior secured obligations of the subsidiary guarantors and will rank on parity with, or senior to, all existing and future debt and liabilities of the subsidiary guarantors. However, our company and the subsidiary guarantors may collectively incur up to $20 million of debt in the aggregate and the subsidiary guarantees will be subordinated to this debt. In addition, this debt may be secured by liens superior to, or in lieu of, the liens securing the subsidiary guarantees.

Security........................   Our obligations under the notes are secured
                                   by a first priority security interest in all of the otherwise unencumbered tangible and intangible assets of our company and of each subsidiary guarantor, subject to agreed upon permitted liens. The liens securing the notes may also be released or subordinated in priority to liens securing up to $20 million of debt under credit facilities, so long as the fair market value of the assets subject to these liens does not exceed to any material extent 1.5 times the amount of the debt secured by these liens.

Change of control...............   In the event of a "Change of Control" (as
                                   defined in the indenture governing the notes) of our company, each holder of notes may require us to repurchase, in whole or in part, all of that holder's notes for a cash payment equal to 101% of the aggregate principal amount of that holder's notes, plus accrued and unpaid interest, if any, to the redemption date.

Optional redemption.............   We may redeem the notes at our option, in
                                   whole or in part, at any time and from time to time, upon notice mailed not less than 15 days but not more than 60 days prior to the date of redemption, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest up to, but excluding, the redemption date. However, in the event that a

                                  Change of Control of our company has occurred and we have not offered to purchase all of the notes in connection with the Change of Control, the redemption price will be equal to 101% of the aggregate principal amount of the notes being redeemed plus accrued and unpaid interest up to, but excluding, the redemption date.

Certain covenants ...........     The indenture governing the notes among other
                                  things, restricts, with certain exceptions, the ability of our company and our subsidiaries to:

                                  .   sell assets;

                                  .   incur indebtedness;

                                  .   create or incur liens;

                                  . pay dividends on or redeem or repurchase the capital stock of our company or our subsidiaries, or make investments; and

                                  .   engage in transactions with affiliates.

Use of proceeds .............     We will not receive any of the proceeds from
                                  the sale of the shares of our common stock and the notes offered by the selling holders.

Governing Law ...............     New York.

     As of the date of this prospectus, we had 16,460,000 shares of common stock outstanding.

                                  ------------

                                  Risk Factors

     You should carefully consider all of the information contained in this prospectus before making an investment in our common stock or the notes. In particular, you should consider the risk factors described under "Risk Factors" beginning on page 11.

                       SUMMARY CONSOLIDATED FINANCIAL DATA

     The following summary financial information has been derived from our historical financial statements and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and related notes that are included elsewhere in this prospectus. The consolidated statement of operations data as of and for the fiscal years ended September 30, 2001, September 30, 2000 and September 30, 1999 have been derived from our consolidated financial statements and related notes that are included elsewhere in this prospectus, which have been audited by Arthur Andersen LLP as stated in the report of Arthur Andersen LLP presented elsewhere in this prospectus. The selected financial data for the six months ended March 31, 2002 and March 31, 2001 have been derived from our unaudited consolidated financial statements which, in our opinion, contain all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the financial condition, results of operations and cash flows for these periods. Historical results of operations may not be indicative of results to be expected for any future period.

                                                                                          Fiscal Year Ended September 30,
                                                                                          -------------------------------
                                                       Six Months     Six Months
                                                       Ended March    Ended March
                                                        31, 2002       31, 2001        2001          2000               1999
                                                        --------       --------        ----          ----               ----
                                                                  (in millions, except share and per share amounts)
CONSOLIDATED STATEMENT OF OPERATIONS DATA:

Revenue ..........................................    $   44,767     $   53,018     $  104,210    $   81,287         $  33,817
Operating costs and expenses:
        Cost of revenue ..........................        19,399         20,948         40,609        42,513            22,184
        Selling, general and administrative ......        46,150         59,072        128,321        98,113            36,495
        Restructuring charges ....................        48,447         38,109         56,109             -                 -
        Impairment of intangible assets ..........         3,220              -              -             -                 -
        Depreciation and amortization ............        24,186         15,547         36,657        18,228             6,329
                                                      ----------     ----------     ----------    ----------         ---------
        Total operating costs and expenses .......       141,402        133,676        261,696       158,854            65,008

Loss from operations .............................       (96,635)       (80,658)      (157,486)      (77,567)          (31,191)
        Interest and financing expense ...........       (34,060)       (32,598)       (65,128)      (57,831)          (18,386)
        Interest income ..........................         1,840         10,915         13,282        24,749             6,192
        Other income .............................           328          1,488          2,147         2,816                 -
        Other expense ............................          (690)        (2,065)        (3,526)       (1,037)                -
        Minority interest in subsidiary ..........         1,344              -              -             -                 -
                                                      ----------     ----------     ----------    ----------         ---------

Loss before extraordinary loss and
 cumulative effect of a change in
 accounting principle ............................      (127,873)      (102,918)      (210,711)     (108,870)          (43,385)
        Extraordinary loss on early
        extinguishment of debt ...................             -              -              -       (17,577)                -
        Cumulative effect of a change in
        accounting principle .....................             -         (2,332)        (2,332)            -                 -
                                                      ----------     ----------     ----------    ----------         ---------
Net Loss .........................................      (127,873)      (105,250)      (213,043)     (126,447)          (43,385)
        Dividends and accretion on
        preferred stock ..........................        (3,178)        (3,496)        (7,104)       (5,768)                -
                                                      ----------     ----------     ----------    ----------         ---------

Net loss attributable to common stockholders          $ (131,051)    $ (108,746)    $ (220,147)   $ (132,215)        $ (43,385)
                                                      ===========    ===========    ===========   ===========        ==========
Basic and diluted loss per share
attributable to common stockholders before
extraordinary loss and effect of a change
in accounting principle                               $    (3.33)    $    (2.80)    $    (5.66)   $    (3.23)        $   (1.73)
        Extraordinary loss per share                           -              -              -         (0.50)                -
        Cumulative effect of a change in
        accounting principle                                   -          (0.06)         (0.06)            -                 -
                                                      ----------     ----------     ----------    ----------         ---------

Basic and diluted loss per share
 attributable to common stockholders                  $    (3.33)    $    (2.86)        $(5.72)   $    (3.73)        $   (1.73)
                                                      ===========    ===========    ===========   ===========        ==========

Weighted average common shares outstanding    39,330,033     38,011,488     38,476,909      35,484,040       25,116,800
                                             ===========    ===========    ===========      ==========      ===========
OTHER CONSOLIDATED FINANCIAL DATA:

Cash flows provided by (used in) operating
   activities                                $   (35,027)   $   (69,474)   $  (140,543)    $   (94,318)     $   (36,897)
Cash flows used in investing activities           12,949         75,342        113,271         149,939           58,774
Cash flows (used in) provided by financing
   activities                                     (4,211)           391            388         509,395          135,589
Capital expenditures                              21,395        104,811        166,303         150,876           98,110
Depreciation and amortization                     24,186         15,547         36,657          18,228            6,329
EBITDA (1)                                       (20,782)       (27,002)       (64,720)        (59,339)         (24,862)
Deficiency of earnings to fixed charges (2)  $  (131,538)   $  (115,258)   $  (228,999)    $  (116,014)     $   (47,152)

CONSOLIDATED BALANCE SHEET DATA:

Cash, cash equivalents, short term
  investments and marketable
   securities                                $    59,385
Restricted cash and investments                   26,831
Working capital                                    1,680
Total assets                                     450,475
Current portion of long term debt                  6,299
Long term debt, less current portion             627,394
Stockholders' (deficit) equity               $  (367,907)

--------

(1) EBITDA is earnings from operations before interest, taxes, depreciation and amortization. EBITDA is included in our financial statements because our management believes that it is a useful tool for measuring our ability to service our debt. However, EBITDA does not represent cash flows from operations, as defined by U.S. generally accepted accounting principles. In addition, EBITDA should not be considered a substitute for net income or net loss as an indicator of our operating performance or cash flows as a measure of our liquidity. EBITDA as presented may not be comparable to similarly titled measures reported by other companies because not all companies calculate EBITDA in an identical manner.

(2) Deficiency of earnings to fixed charges is defined as the difference between the pre-tax loss and the total of fixed charges and preferred stock dividends. Fixed charges consist of interest charges and amortization of debt discount and offering costs, whether expensed or capitalized, and one-third of rental expense, which we believe to be representative of interest.

                             ----------------------

         You should rely only on the information contained in this prospectus. We have not, and the selling holders have not, authorized any other person to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock or the notes.

                                  RISK FACTORS

       In considering whether to purchase the notes and the shares of our common stock, you should carefully consider all of the information we have included or incorporated by reference in this prospectus. In particular, you should carefully consider the risk factors described below. The risks and uncertainties set forth below are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business and results of operations.

                 Risks Related to the Notes and Our Common Stock

Our outstanding debt obligations may adversely affect our financial and operating flexibility.

       After giving effect to the transactions contemplated by the plan of reorganization, we have $255.9 million of outstanding indebtedness, which consists of the notes and mortgages and capital lease obligations. Our indebtedness could:

       . limit our ability to obtain additional financing to operate or grow our business;

       . limit our financial flexibility in planning for and reacting to industry changes;

       . place us at a competitive disadvantage as compared to less leveraged companies;

       . after the fourth anniversary of the issuance of the notes, require us to dedicate a substantial portion of our cash flow to payments on our debt, reducing the availability of our cash flow for other purposes.

Our ability to meet our debt service obligations depends on our future performance

       Historically, we have not generated positive cash flows from operations. Our ability to pay principal, premium, if any, and interest on the notes and on our other indebtedness depends on our future operating performance. Future operating performance is subject to market conditions and business factors that are often beyond our control. Consequently, we cannot assure you that we will have sufficient cash flows to pay the principal, premium, if any, and interest on our indebtedness. If our cash flows and capital resources are insufficient to allow us to make scheduled payments on our indebtedness, we may have to reduce or delay capital expenditures, sell assets, seek additional capital or restructure or refinance our indebtedness. We cannot assure you that the terms of our indebtedness will allow these alternative measures or that these measures would satisfy our scheduled debt service obligations. If we cannot make scheduled payments on our indebtedness, we will be in default and, as a result:

           . our debt holders could declare all outstanding principal and interest to be due and payable; and

           .   we could be forced into bankruptcy or liquidation.

Covenants in the indenture governing the notes restrict our ability to borrow and invest, which could impair our ability to expand or finance our future operations.

       The indenture governing the notes contains a number of covenants that impose significant operating and financial restrictions on us and our subsidiaries. These restrictions significantly limit, and in some cases prohibit, among other things, our and certain of our subsidiaries' ability to incur more debt, create liens on assets, enter into business combinations or engage in certain activities with our subsidiaries. A failure to comply with these restrictions, if not cured or waived, would constitute a default under the indenture governing the notes and the notes could become immediately due and payable, which would harm our business and our results of operations, and we could be forced into bankruptcy or liquidation.

Fraudulent conveyance laws may result in the subordination or avoidance of the subsidiary guarantees of the notes.

       Our obligations under the notes are fully and unconditionally and jointly and severally guaranteed to the extent described in this prospectus by substantially all of our direct and indirect wholly-owned subsidiaries.
Various federal and state fraudulent conveyance laws have been enacted for the protection of creditors and may be utilized by a court of competent jurisdiction to subordinate or avoid all or part of the guarantees issued by our subsidiaries.

       To the extent that a court of competent jurisdiction were to find that any of the subsidiary guarantors incurred a guaranty with the intent to hinder, delay or defraud any present or future creditor or did not receive fair consideration or reasonably equivalent value for issuing its guaranty and:

       . was insolvent or rendered insolvent because of the issuance of its guaranty;

       . was engaged or about to engage in a business or transaction for which its remaining assets constituted unreasonably small capital to carry on its business; or

       . intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured,

then the court could subordinate or avoid all or part of its guaranty in favor of its other creditors. To the extent that a subsidiary guaranty is voided as a fraudulent conveyance or held unenforceable for any other reason, the holders of the notes guaranteed by that subsidiary may no longer have a claim against the subsidiary and would only be creditors of our company and any other subsidiary guarantors. If any subsidiary guarantees were voided as fraudulent conveyances and our company and the subsidiaries whose guarantees were not voided had insufficient assets to repay the notes, holders of the notes would not receive all payments of principal and interest on the notes.

       We and our subsidiaries that have guaranteed the notes believe that the issuance of the guarantees will not be a fraudulent conveyance. We cannot assure you, however, that a court passing on this question would reach the same conclusion.

We may be unable to finance a change of control offer for the notes.

       Upon the occurrence of certain kinds of change of control events, each holder of notes may require us to repurchase all or part of that holder's notes. It is possible, however, that we will not have sufficient funds at the time of the change of control event to make the required repurchase of these notes.

We cannot assure you that an active market will develop for our common stock and the notes.

       Our common stock and the notes were recently issued and we cannot assure you that an active market for our common stock or the notes will develop or, if such a market develops, that this market will be liquid.

       Although in the future we may apply to have our common stock quoted on the Nasdaq National Market upon satisfaction of the Nasdaq National Market's minimum listing requirements, we cannot assure you as to when, if at all, we will satisfy these listing requirements or if our application will ultimately be approved.

         The notes are not currently listed on any national securities exchange or inter-dealer quotation service, and we do not anticipate doing so in the future. Accordingly, we cannot assure you that a holder of the notes will be able to sell these notes in the future or as to the price at which any sale of the notes may occur. The liquidity of the market for the notes and the prices at which the notes trade will depend upon the amount of notes outstanding, the number of holders of the notes, the interest of securities dealers in maintaining a market in the notes and other factors beyond our control. The liquidity of, and the trading market for, the notes may also be adversely affected by general declines in the market for high yield securities.

                           Risks Related to Operations

Our reorganization has negatively impacted, and may continue to negatively impact, some of our relationships with customers, suppliers and employees.

         The effect, if any, which our Chapter 11 case and the plan of reorganization may have upon the continued operations of our company cannot be accurately predicted or quantified. Our recent emergence from bankruptcy may adversely affect our ability to negotiate favorable terms with vendors. Our recent emergence from bankruptcy may also adversely affect our ability to retain existing customers and to obtain new customers. Our failure to obtain favorable terms from vendors or to retain existing customers or to obtain new customers may harm our business, financial condition and results of operations.

We have a history of operating losses which we expect to continue and increase for the near future.

         We have experienced significant losses since we began operations and expect to continue to incur significant losses for the foreseeable future. We have incurred net losses attributable to common stockholders of approximately $220.1 million, $132.2 million and $43.4 million for the fiscal years ended September 30, 2001, September 30, 2000 and September 30, 1999, respectively, and $131.1 million for the six months ended March 31, 2002. We cannot assure you that our revenues will increase. If revenue grows more slowly than we anticipate, or if operating expenses exceed our expectations, we may not become profitable. Even if we become profitable, we may be unable to sustain our profitability. In either of these cases, our business, financial condition, results of operations and cash flows will be negatively impacted.

Our independent auditors have expressed doubt about our ability to continue as a going concern, which may have a negative impact on our business.

         In their report dated December 31, 2001, our independent auditors stated that our financial statements for the fiscal year ended September 30, 2001 were prepared assuming that we would continue as a going concern, and noted that these financial statements raised substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is subject to our ability to generate positive cash flow from operations to support our ongoing development and operating activities. The going concern qualification in our independent auditor's report may negatively impact our ability to do so and, as a result, harm our business and results of operations.

There can be no assurance that we will retain customers.

         We have experienced rapid growth and development in a relatively short period. One of our biggest challenges as we have grown has been to limit our customer churn, and the successful implementation of our business plan depends upon a reduction in the percentage of our customers that stop using our services. Customer churn increased following our bankruptcy filing, and failure to reduce customer churn in the future could harm our business, financial condition and results of operations.

Our success will depend on our ability to integrate, operate and maintain and upgrade our network and facilities.

         A key element of our business strategy is the maintenance and upgrading of our facilities and network, which has required, and will continue to require, management time and the expenditure of periodic amounts of capital. Any interruption in our ability to deliver services over our network due to market disruptions or third party insolvencies may make us less attractive to future customers and may hamper our ability to retain our current customers which, in turn, could adversely affect our entire business.

We cannot assure you that our telecommunications providers will continue to service us or that we could replace them on comparable terms or at all.

         Our existing network relies entirely on 16 third party data communications and telecommunications providers, 10 of whom are located in the United States and six of whom are located in Europe. These carriers are subject to price constraints, including tariff controls, that in the future may be relaxed or lifted. In addition, certain of these providers, including WorldCom and Global Crossing, have recently filed for protection under Chapter 11 under the U.S. Bankruptcy Code, which may affect the availability and quality of the services that these entities provide. Price increases or the lack of service availability and quality could adversely affect the costs of maintaining our network and our ability to maintain or grow our business.

Our operating costs will increase if we fail to maintain adequate peering relationships.

         The Internet includes a number of Internet service providers that operate their own networks and connect with each other at various points under arrangements known as "peering" arrangements. It is more costly and less efficient to operate a network without peering arrangements. Consequently, we must maintain peering relationships to maintain high network performance levels without having to pay excessive amounts for the transmission of data. These arrangements are not subject to regulation and the terms, conditions and costs can be changed or canceled by the provider over time. While we currently have agreements to peer with a number of entities, we may not be able to maintain a favorable cost structure for data transmission with our peering partners and, consequently, our business and results of operations may be negatively impacted.

We may not be able to obtain computer hardware and software on the scale and at the times we need at an affordable cost.

         We rely on outside vendors to supply us with computer hardware, software and networking equipment. We primarily buy these products from Cisco, Compaq, Juniper Networks and Sun Microsystems. Consequently, our expertise is concentrated in products from these manufacturers. We also rely on Cisco for network design and installation services. If we are unable over an extended period of time to obtain the products and services that we need on a timely basis and at affordable prices, it will harm our business, financial condition and results of operations.

We may make investments or acquisitions that are not successful.

         We may make investments in or acquire complementary businesses, products, services or technologies. Consequently, we are subject to the following risks:

         . we may not be able to make investments or acquisitions on terms which prove advantageous;

         . acquisitions may cause a disruption in our ongoing business, distract our management and other resources and make it difficult to maintain the operations, organization and procedures of our company or the acquired business; and

         . we may not be able to retain key employees of the acquired business or to maintain good relations with its customers or suppliers.

Because we are dependent on computer systems, a systems failure would cause a significant disruption to our business.

         Our business depends on the efficient and uninterrupted operation of our computer and communications hardware systems and infrastructure. We currently maintain most of our computer systems in our facilities in New York City, New York, London, England and Santa Clara, California. While we have taken precautions against systems failure, interruptions could result from natural disasters as well as power loss, our inability to acquire fuel for our backup generators, telecommunications failure, terrorist attacks and similar events. We also lease telecommunications lines from local, regional and national carriers, whose service may be interrupted. Our business, financial condition and results of operations could be harmed by any damage or failure that interrupts or delays our operations.

If our security measures are inadequate, our ability to attract and retain customers may be adversely affected.

         We have taken measures to protect the integrity of our infrastructure and the privacy of confidential information. Nonetheless, our infrastructure is potentially vulnerable to physical or electronic break-ins, viruses or similar problems. If a person circumvents our security measures, he or she could jeopardize the security of confidential information stored on our systems, misappropriate proprietary information or cause interruptions in our operations. We may be required to make significant additional investments and efforts to protect against or remedy security breaches. Security breaches that result in access to confidential information could damage our reputation and expose us to a risk of loss or liability.

         The security services that we offer in connection with our customers' networks cannot assure complete protection from computer viruses, break-ins and other disruptive problems. Although we attempt to contractually limit our liability in such instances, the occurrence of these problems may result in claims against us or liability on our part. These claims, regardless of their ultimate outcome, could result in costly litigation and could harm our business and reputation and impair our ability to attract and retain customers for our services.

Our business depends on the continued growth, use and improvement of the Internet.

         Our services are targeted toward businesses which use the Internet. The Internet is subject to a high level of uncertainty and is characterized by rapidly changing technology, evolving industry standards and frequent new service introductions. Accordingly, you should consider the risks and difficulties frequently encountered in new and rapidly evolving markets.

         Critical issues concerning the commercial use of the Internet remain unresolved and may affect the growth of Internet use, especially in the market we target. Despite growing interest in the many commercial uses of the Internet, many businesses have been deterred from purchasing Internet services for a number of reasons, including:

         . inadequate protection of the confidentiality of stored data and information moving across the Internet;

         .  inconsistent quality of service;

         .  inability to integrate business applications on the Internet;

         . the need to deal with multiple vendors, whose products are frequently incompatible;

         .  lack of availability of cost-effective, high-speed services; and

         .  concern over the financial viability of Internet service providers.

         Capacity constraints caused by growth in Internet usage may, unless resolved, impede further growth in Internet use. If the number of users on the Internet does not increase and commerce over the Internet does not become more accepted and widespread, demand for our services may decrease and, as a result, our business would be harmed.

Significant technological changes could render our existing services obsolete.

         We must adapt to our rapidly changing market by continually improving the responsiveness, functionality and features of our services to meet our customers' needs. If we are unable to respond to technological advances and conform to emerging industry standards in a cost-effective and timely basis, our business, financial condition and results of operations will be harmed.

Competition for the Internet services that we provide is intense and we expect that competition will continue to intensify.

          Because we offer a broad range of services, we encounter competition from numerous other businesses which provide one or more similar services.

          Our competitors include other Internet service providers with a significant national or global presence that focus on business customers, such as IBM, Loudcloud/EDS, Genuity, DIGEX, NaviSite and UUNet. Our competitors also include telecommunications companies, such as AT&T, British Telecom, Cable & Wireless, Level 3, WorldCom, Qwest and Sprint. Many of our existing competitors, as well as a number of potential new competitors, have:

         .  longer operating histories;

         .  greater name recognition;

         .  larger customer bases;

         .  larger networks;

         .  more and larger facilities; and

         .  significantly greater financial, technical and marketing resources.

         New competitors, including large computer hardware, software, media and other technology and telecommunications companies, may enter our market and rapidly acquire significant market share. As a result of increased competition and vertical and horizontal integration in the industry, we could encounter significant pricing pressures. These pricing pressures could result in significantly lower average selling prices for our services. For example, telecommunications companies may be able to provide customers with reduced communications costs in connection with their Internet access services, significantly increasing pricing pressures on us. We may not be able to offset the effects of any price reductions with an increase in the number of our customers, higher revenue from value-added services, cost reductions or otherwise. In addition, Internet access service businesses are likely to encounter consolidation in the near future, which could result in increased price and other competition.

We are dependent upon and may be unable to retain our executive officers, and if we lose any one of them, our business may suffer.

         We depend upon the continued contributions of our executive officers. Our senior management team is important because of its extensive experience in, and knowledge of, our industry. The loss or unavailability to us of any member of our senior management team could significantly harm us.

Competition for qualified personnel is intense and we may not be able to attract or retain the personnel we need in each of the critical areas of our business.

         Our future success depends on our ability to attract and retain key personnel for management, technical, sales and marketing and customer support positions. The failure to attract or retain qualified personnel in each of these critical areas could adversely affect the ability of our business to perform its functions.

Changes in government regulations related to the Internet could restrict our activities, expose us to liability or otherwise adversely affect our business.

         There are an increasing number of laws and regulations pertaining to the Internet. These laws or regulations relate to liability for content and information received from or transmitted over the Internet, user privacy and security, taxation, enforcing online contracts, consumer protection and other issues concerning services. The government may also seek to regulate some aspects of our activities as basic telecommunications services. Moreover, the applicability to the Internet of existing laws governing copyright, trademark, trade secret, obscenity, libel, consumer protection, personal privacy and other issues is uncertain and developing. We cannot predict the impact, if any, that future regulation or regulatory changes may have on our business.

We may be liable for violating the intellectual property rights of third parties.

         We do not believe that the intellectual property important to the operation of our business, whether owned by us or licensed to us by a third party, infringes or violates the intellectual property rights of any other party. Nonetheless, a third party may bring a claim of infringement against us or any of our material suppliers and we may be forced to pay for a license to continue using the intellectual property. There is no guarantee that we could obtain such a license, or that it would be available on reasonable terms. Alternatively, we may be forced to defend ourselves against infringement claims in litigation, which would be costly and could result in us having to pay damages to third parties. We have taken steps to contractually limit our liability for the use of intellectual property licensed to us by third parties. However, there can be no guarantee that we have adequate protection.

We may be liable for the material that our customers distribute over the Internet.

         The law relating to the liability of online service providers, private network operators and Internet service providers for content and information carried on or disseminated through their networks is currently unsettled. While we have taken steps to contractually limit our liability in these areas, we may become subject to legal claims relating to the content of the web sites we host. For example, lawsuits may be brought against us claiming that material inappropriate for viewing by young children can be accessed from the web sites that we host. Claims could also involve matters such as defamation, invasion of privacy, copyright and trademark infringement. Internet service providers have been sued in the past, sometimes successfully, based on the material disseminated over their networks. We may take additional measures to reduce our exposure to these risks, which could be costly or result in some customers not doing business with us. In addition, defending ourselves against claims, or paying damage awards to third parties, could strain our management and financial resources.

Our results of operations fluctuate on a quarterly and annual basis and we expect to continue experiencing fluctuations in our future quarterly and annual results of operations.

         Our results of operations fluctuate on a quarterly and annual basis. We expect to continue experiencing fluctuations in our future quarterly and annual results of operations due to a variety of factors, many of which are outside our control, including:

         .  demand for and market acceptance of our services;

         .  introductions of new services by us and our competitors;

         .  capacity utilization of our data centers and assets;

         .  timing of customer installations;

         .  our mix of services sold;

         .  customer retention;

         .  the timing and magnitude of our capital expenditures;

         .  changes in our pricing policies and those of our competitors;

         .  fluctuations in bandwidth used by customers;

         .  our retention of key personnel;

         .  reliable continuity of service and network availability;

         .  costs related to the acquisition of network capacity;

         .  arrangements for interconnections with third-party networks;

         .  the provision of customer discounts and credits;

         . the introduction by third parties of new Internet and networking technologies;

         . licenses and permits required to construct facilities, deploy networking infrastructure or operate in the United States and foreign countries; and

         .  other general economic factors.

         For these and other reasons, in some future fiscal periods our results of operations may fall below the expectations of securities analysts or investors, which could negatively affect the market price of our securities.

We may not be successful in international markets.

         Because we have limited experience operating in markets outside the United States and the United Kingdom, we may have difficulty adapting our services to different international market needs. We may also be unsuccessful in our efforts to market and sell these services to customers abroad. In addition, we may find it more difficult and expensive to hire and train employees and to manage international operations together with our United States operations. If we fail to successfully address these risks, our international operations may be materially and adversely affected.

You may be unable to recover against Arthur Andersen LLP.

         Arthur Andersen LLP was previously our independent accountant. As permitted by Rule 437a of the Securities Act of 1933, as amended, we have not filed with the registration statement of which this prospectus is a part the written consent of Arthur Andersen LLP. Because Arthur Andersen LLP has not consented to the inclusion of their report with respect to our audited financial statements for the fiscal years ended September 30, 2001, September 30, 2000 and September 30, 1999 included in this prospectus, you will be unable to recover against Arthur Andersen LLP under Section 11 of the Securities Act of 1933 for any untrue statements of a material fact contained in our financial statements or any omission to state a material fact required to be stated therein.

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus contains both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. These forward-looking statements are not based on historical facts, but rather reflect our current expectations concerning future results and events. These forward-looking statements generally can be identified by the use of statements that include phrases such as "believe," "expect," "anticipate," "intend," "plan," "foresee," "likely," "will" or other similar words or phrases. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be different from any future results, performance and achievements expressed or implied by these statements. You should carefully review all information, including the financial statements and the notes to the financial statements included in this prospectus.

         In addition to the risk factors described in "Risk Factors" beginning on page 11 of this prospectus, the following important factors could affect future results, causing these results to differ materially from those expressed in our forward-looking statements:

         . our ability to maintain and increase revenue by retaining existing customers and attracting new customers;

         . our ability to match our operating cost structure with revenue to achieve positive cash flow, including possible cost reductions, if necessary;

         . our ability to conduct business with critical vendors on acceptable terms;

         . the sufficiency of existing cash and cash flow to complete our business plan and fund our working capital requirements;

         . the insolvency of vendors and other parties critical to our business;

         .  our existing debt obligations and history of operating losses;

         .  our ability to integrate, operate and upgrade/downgrade our network;

         . our ability to recruit and retain sufficient and qualified personnel needed to staff our operations;

         . the accuracy of the assumptions on which our pro forma financial statements are based;

         .  our ability to raise additional capital, if necessary;

         . potential marketplace or technology changes, rendering existing products and services obsolete; and

         . changes in or the lack of anticipated changes in the regulatory environment, including potential legislation increasing our exposure to content distribution and intellectual property liability.

     These factors and the other risk factors described in this prospectus are not necessarily all of the important factors that could cause our actual results to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our future results. The forward-looking statements included in this prospectus are made only as of the date of this prospectus and we cannot assure you that projected results or events will be achieved. We do not assume any responsibility for updating the forward-looking information contained in this prospectus.

                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of the shares of our common stock and the notes offered by the selling holders.

                                 DIVIDEND POLICY

         Other than payment of dividends on our preferred stock exchanged for common stock pursuant to the plan of reorganization, we have not historically paid dividends, and we do not anticipate paying any cash dividends in the foreseeable future. We currently intend to retain future earnings, if any, to finance operations and the expansion of our business. Any future determination to pay cash dividends will be at the discretion of our board of directors and will be dependent upon our financial condition, operating results, capital requirements and other factors that our board of directors deems relevant. In addition, the indenture governing the notes restricts our ability to pay dividends.

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The following selected historical consolidated financial information has been derived from our historical financial statements and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and related notes that are included elsewhere in this prospectus. The consolidated balance sheet data and consolidated statement operations data as of and for the fiscal years ended September 30, 2001, September 30, 2000, September 30, 1999, September 30, 1998 and September 30, 1997 have been derived from our consolidated financial statements and related notes which have been audited by Arthur Andersen LLP, including our consolidated financial statements and related notes for each of the three years in the period ended September 30, 2001 included elsewhere in this prospectus, as stated in the report of Arthur Andersen LLP presented elsewhere in this prospectus. The selected financial data for the six months ended March 31, 2002 and March 31, 2001 have been derived from our unaudited consolidated financial statements which, in our opinion, contain all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the financial condition, results of operations and cash flows for these periods. Historical results of operations may not be indicative of results to be expected for any future period.

                                              Six Months   Six Months
                                             Ended March  Ended March                 Fiscal Year Ended September 30,
                                               31, 2002     31, 2001      2001         2000         1999         1998        1997
                                               --------     --------      ----         ----         ----         ----        ----
                                                                (in millions, except share and per share amounts)
STATEMENT OF OPERATIONS DATA:


Revenue ..................................  $    44,767  $    53,018  $   104,210 $    81,287  $    33,817  $    20,595 $    17,400
Operating costs and expenses:
   Cost of revenue .......................       19,399       20,948       40,609      42,513       22,184       13,322      13,699
   Selling, general and administrative ...       46,150       59,072      128,321      98,113       36,495       10,696       6,036
   Restructuring charges .................       48,447       38,109       56,109          --           --           --          --
   Impairment of intangible assets .......        3,220           --           --          --           --           --          --
   Depreciation and amortization .........       24,186       15,547       36,657      18,228        6,329        1,310         675
                                            -----------  -----------  ----------- -----------  -----------  -----------  ----------

       Total operating costs and
       expenses ..........................      141,402      133,676      261,696     158,854       65,008       25,328      20,410
Loss from operations .....................      (96,635)     (80,658)    (157,486)    (77,567)     (31,191)      (4,733)     (3,010)
   Interest and financing expenses .......      (34,060)     (32,598)     (65,128)    (57,831)     (18,386)      (8,376)       (177)
   Interest income .......................        1,840       10,915       13,282      24,749        6,192        1,953          72
   Other income ..........................          328        1,488        2,147       2,816           --           --          --
   Other expense .........................         (690)      (2,065)      (3,526)     (1,037)          --           --          --
   Minority interest in subsidiary .......        1,344           --           --          --           --           --          --
                                            -----------  -----------  ----------- -----------  -----------  -----------  ----------

Loss before extraordinary loss and
   cumulative effect of a change
   in accounting principle ..................  (127,873)    (102,918)    (210,711)   (108,870)     (43,385)     (11,156)     (3,115)
   Extraordinary loss on early
   extinguishment of debt ................           --           --           --     (17,577)          --           --          --
   Cumulative effect of a change in
   accounting principle ..................           --       (2,332)      (2,332)         --           --           --          --
Net loss .................................     (127,873)    (105,250)    (213,043)   (126,447)     (43,385)     (11,156)     (3,115)
   Dividends and accretion on
   preferred stock .......................       (3,178)      (3,496)      (7,104)     (5,768)          --           --          --

Net loss attributable to common
stockholders .............................     (131,051)    (108,746)    (220,147)   (132,215)     (43,385)     (11,156)     (3,115)
                                            -----------  -----------  ----------- -----------  -----------  -----------  ----------

Basic and diluted loss per share
   attributables to common stockholders'
   before extraordinary loss and effect
   of a change in accounting principle ...        (3.33)       (2.80)       (5.66)      (3.23)       (1.73)       (0.77)      (0.25)
   Extraordinary loss per share ..........           --           --           --       (0.50)          --           --          --
     Cumulative effect of a change
     in accounting principle .............           --        (0.06)       (0.06)         --           --           --          --
                                            -----------  -----------  ----------- -----------  -----------  -----------  ----------

Basic and diluted loss per share
attributable to common stockholders ......  $     (3.33) $     (2.86) $     (5.72)$     (3.73) $     (1.73) $     (0.77) $    (0.25)
                                            ===========  ===========  =========== ===========  ===========  ===========  ==========

Weighted average common shares
outstanding--basic and diluted ...........   39,330,033   38,011,488   38,476,909  35,484,040   25,116,800   14,503,176  12,300,840
                                            ===========  ===========  =========== ===========  ===========  ===========  ==========

OTHER FINANCIAL DATA:

Cash flows provided by (used in)
operating activities ...................   $ (35,027)    (69,474)    $(140,543)  $ (94,318)    $(36,897)   $    115   $ 2,532
Cash flows used in investing
activities .............................      12,949      75,342       113,271     149,939       58,774      97,387     1,542
Cash flows (used in) provided by
financing activities ...................      (4,211)        391           388     509,395      135,589     156,344     4,133
Capital expenditures ...................      21,395     104,811       166,303     150,876       98,110      31,085     2,082
EBITDA (1) .............................     (20,782)    (27,002)      (64,720)    (59,339)     (24,862)     (3,423)   (2,335)
Deficiency of earnings to fixed
charges (2) ............................   $(131,538)  $(115,258)    $(228,999)  $(116,014)    $(47,152)   $(12,254)  $(3,115)

BALANCE SHEET DATA:

Cash, cash equivalents, short term
investments and marketable
securities .............................   $  59,385   $ 218,577     $ 113,112   $ 378,510     $111,412    $ 76,111   $ 2,401
Restricted cash and investments               26,831      37,430        33,870      43,178       45,039      60,480       325
Working capital ........................       1,680     192,621        78,340     366,139      101,216      75,859     1,980
Total assets ...........................     450,475     641,277       552,988     729,591      302,518     182,226    11,025
Current portion of long term debt.......       6,299       4,299         6,687       2,173        2,088       2,398     2,336
Long-term debt, less current
portion ................................     627,394     626,191       630,750     621,809      161,005     159,091       923
Stockholders' (deficit) equity .........   $(367,907)  $(130,545)    $(237,325)  $ (18,030)    $106,405    $  2,719   $ 5,014

___________

(1) EBITDA is earnings from operations before interest, taxes, depreciation and amortization. EBITDA is included in our financial statements because our management believes that it is a useful tool for measuring our ability to service our debt. However, EBITDA does not represent cash flows from operations, as defined by U.S. generally accepted accounting principles. In addition, EBITDA should not be considered a substitute for net income or net loss as an indicator of our operating performance or cash flows as a measure of our liquidity. EBITDA as presented may not be comparable to similarly titled measures reported by other companies because not all companies calculate EBITDA in an identical manner.

(2) Deficiency of earnings to fixed charges is defined as the difference between the pre-tax loss and the total of fixed charges and preferred stock dividends. Fixed charges consist of interest charges and amortization of debt discount and offering costs, whether expensed or capitalized, and one-third of rental expense, which we believe to be representative of interest.

                            PRO FORMA FINANCIAL DATA

     The following unaudited pro forma financial data have been derived by the application of pro forma adjustments to the consolidated financial statements included elsewhere in this prospectus. The unaudited pro forma condensed consolidated balance sheet at March 31, 2002 give effect to our reorganization as if it had occurred on March 31, 2002. The unaudited pro forma consolidated statement of operations data for the fiscal year ended September 30, 2001 give effect to our reorganization as if it had occurred on October 1, 2000. The unaudited pro forma consolidated statement of operations data for the six month period ended March 31, 2002 gives effect to our reorganization as if it had occurred on October 1, 2001.

     The pro forma adjustments are described in the accompanying notes. The pro forma financial data does not purport to represent what our results of operations actually would have been if our reorganization had been consummated on the date or for the periods indicated, or what such results will be for any future date or for any future period. The assigned equity values are based upon the reorganized value of the ongoing business and include significant estimates made by management based on facts and circumstances currently available. Valuation methodologies require the input of highly subjective assumptions. Actual future results and events could differ substantially from current estimates and assumptions. Any changes in valuation could affect our balance sheet. The unaudited pro forma financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and the notes thereto included elsewhere in this prospectus.

            Unaudited Pro Forma Condensed Consolidated Balance Sheet
                                 March 31, 2002

                                                                Actual        Pro forma           Pro forma
                                                            March 31, 2002   Adjustments        March 31, 2002
                                                            --------------   -----------        --------------
                                                                            (in millions)
Assets:
Total current assets ....................................       $101,476             --             $101,476
Property, plant and equipment, net ......................        316,396             --              316,396
Debt issuance costs, net ................................         24,436      $ (23,581)(1)(2)           855
Other assets ............................................          8,167             --                8,167
                                                                --------      ---------             --------
   Total assets .........................................       $450,475      $ (23,581)            $426,894
                                                                ========      =========             ========

Liabilities and Stockholders' (Deficit) Equity:
Capital lease and other obligations .....................       $  6,299      $      --             $  6,299
Accounts payable ........................................          5,694             --                5,694
Accrued liabilities .....................................         44,053         (2,713)(3)           41,340
Accrued interest ........................................         43,750        (43,750)(4)               --
                                                                --------      ---------             --------
Total current liabilities ...............................         99,796        (46,463)              53,333

Capital lease obligations, net of current portion .......          7,085             --                7,085
Mortgage payable ........................................         20,309             --               20,309
Senior Notes ............................................        600,000       (600,000)(5)               --
Senior Secured Notes ....................................             --        120,000(6)           120,000
Other long term liabilities .............................          3,062             --                3,062
                                                                --------      ---------             --------
Total liabilities .......................................       $730,252      $(526,463)            $203,789
                                                                ========      =========             ========

Minority interest in subsidiary .............................       4,435              --               4,435
Redeemable Convertible Preferred Stock ......................      83,695         (83,695)(7)              --

Stockholders' (Deficit) Equity:
Common stock ................................................         419              --                 419

Additional paid-in capital ..................................     167,929         173,664(3)(7)(8)    341,593

Deferred compensation .......................................      (5,056)             --              (5,056)
Accumulated other comprehensive income ......................      (4,206)             --              (4,206)
Accumulated deficit .........................................    (526,993)        412,913(9)         (114,080)
                                                                ---------       ---------           ---------
Total stockholders' (deficit) equity ........................    (279,777)        502,882             223,105
                                                                ---------       ---------           ---------

Total liabilities and stockholders' equity ..................   $ 450,475       $ (23,581)          $ 426,894
                                                                =========       =========           =========

__________


(1) Adjustment to eliminate the deferred costs amortization expense at March 31, 2002 associated with the 12.5% notes.

(2) Write-off of deferred costs associated with the 12.5% notes and restructuring-related expenses.

(3) Adjustment to eliminate preferred stock dividends as a result of cancellation of preferred stock in connection with the plan of reorganization.

(4)  Adjustment to eliminate accrued interest on the 12.5% notes.

(5)  Adjustment to eliminate the 12.5% notes.

(6)  Adjustment to record the notes.

(7) Adjustment to eliminate preferred stock as a result of cancellation of preferred stock in connection with the plan of reorganization.

(8) Adjustment to record the equity value of our company following the effective date of the plan of reorganization.

(9) Adjustment to record the extraordinary gain on cancellation of the 12.5% notes.

            Unaudited Pro Forma Consolidated Statement of Operations
                  For The Fiscal Year Ended September 30, 2001


                                                              Actual           Pro forma            Pro forma
                                                         September 30, 2001   Adjustments       September 30, 2001
                                                         ------------------   -----------       ------------------
                                                          (dollars in millions, except share and per share amounts)
Revenue ...............................................      $   104,210              --            $   104,210
Operating costs and expenses:
        Cost of revenue ...............................           40,609              --                 40,609
        Selling, general and administrative ...........          128,321              --                128,321
        Restructuring charges .........................           56,109              --                 56,109
        Depreciation and amortization .................           36,657          (1,139)(1)             35,518
                                                             -----------         -------            -----------
           Total operating costs and expenses .........          261,696          (1,139)               260,557

Loss from operations: .................................         (157,486)                              (156,347)
        Interest and financing expense ................          (65,128)         49,368(2)(3)          (15,760)
        Interest income ...............................           13,282              --                 13,282
        Other income ..................................            2,147              --                  2,147
        Other expense .................................           (3,526)             --                 (3,526)
                                                             -----------         -------            -----------

Loss before cumulative effect of a change
in accounting principle ...............................         (210,711)         50,507               (160,204)
                                                             ===========         =======            ===========

Basic and diluted loss per share  attributable  to
common  stockholders  before  cumulative effect of
change in accounting principle (4) ....................      $     (5.66)                           $     (8.76)
                                                             ===========                            ===========
Weighted  average common shares  outstanding-basic
and diluted ...........................................       38,476,909                             18,288,889
                                                             ===========                            ===========

________


(1)     Adjustment to remove amortization expense of deferred costs.

(2)     Adjustment to reverse interest expense on 12.5% notes.

(3)     Adjustment to record interest expense on the notes.

(4) The calculation of basic and diluted loss per share attributable to common stockholders for the fiscal year ended September 30, 2001 includes $7,104 of dividends and accretion on preferred stock which, on a pro forma basis, is eliminated.

       Unaudited Pro Forma Condensed Consolidated Statement of Operations
                     For the Six Months Ended March 31, 2002


                                                                                             Pro forma
                                                         Actual                              Six Months
                                                    Six Months Ended       Pro forma        Ended March
                                                     March 31, 2002       Adjustments         31,2002
                                                    ----------------      -----------      -------------
                                                      (dollars in millions, except per share amounts)
Revenue ...........................................    $ 44,767                --             $44,767
Operating costs and expenses:
   Cost of revenue ................................      19,399                --              19,399
   Selling, general and administrative ............      46,150                --              46,150
   Restructuring charges ..........................      48,447                --              48,447
   Impairment of intangible assets ................       3,220                --               3,220
   Depreciation and amortization ..................      24,186              (629)(1)          23,557
                                                       --------           -------             -------
Total operating costs and expenses ................     141,402              (629)            140,773
Loss from operations ..............................     (96,635)               --             (96,006)
Interest and financing expense: ...................     (34,060)           24,650(2)(3)        (9,410)
   Interest income ................................       1,840                --               1,840
   Other income ...................................         328                --                 328
   Other expense ..................................        (690)               --                (690)
   Minority interest ..............................       1,344                --               1,344
                                                       --------           -------             -------
Net loss ..........................................   ($127,873)           25,279           ($102,594)
                                                       ========           =======            ========

Basic and diluted loss per share attributable to
common stockholders (4) ...........................     $ (3.33)                              $ (5.61)
                                                        =======                               =======
Weighted average common shares outstanding-basic
and diluted .......................................  39,330,033                            18,288,889
                                                     ==========                            ==========

__________

(1)    Adjustment to remove amortization expense of deferred costs.

(2)    Adjustment to reverse interest expense on 12.5% notes.

(3)    Adjustment to record interest on the notes.

(4) The calculation of basic and diluted loss per share attributable to common stockholders for the six months ended March 31, 2002 includes $3,178 of dividends and accretion on preferred stock which, on a pro forma basis, is eliminated.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and the accompanying notes and "Selected Consolidated Financial Data" included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of numerous factors, including the risks discussed in "Risk Factors" and elsewhere in this prospectus.

Introduction

         Our company was founded in 1989 and undertook a major expansion plan in 1998 in order to more aggressively pursue opportunities resulting from the growth of the Internet. In April 1998, we completed a $160.0 million offering of 13% senior notes, which we refer to in this prospectus as the 13% notes. In June and July 1999, we completed construction of our initial Internet data center facilities in New York City, New York, London, England and Santa Clara, California and began operations at each facility.

         In March 1999, we completed a public offering of 16,000,000 shares of common stock, resulting in net proceeds to our company of approximately $136.6 million.

         In December 1999, we completed the private placement of 80,000 shares of preferred stock to affiliates of Hicks, Muse, Tate & Furst Incorporated, resulting in net proceeds to our company of $75.3 million.

         In February 2000, we completed a $600.0 million debt financing to fund the continued expansion of our facilities and network and a tender offer to purchase all of the outstanding 13% notes. The purchase price of the tender, completed on February 8, 2000, was 106.5% of the $160.0 million principal amount of the 13% notes, plus all accrued and unpaid interest.

         On March 1, 2002, our company and two of our wholly-owned domestic subsidiaries, Comstar.net, Inc. and ATC Merger Corp., filed voluntary petitions under Chapter 11 of the U.S. Bankruptcy Code, together with the plan of reorganization, with the United States Bankruptcy Court for the District of Delaware. We continued to operate in Chapter 11 in the ordinary course of business and received permission from the bankruptcy court to pay our employees, trade and certain other creditors in full and on time, regardless of whether these claims arose prior to or after the Chapter 11 filing.

         On April 8, 2002, the bankruptcy court confirmed the plan of reorganization. Effective April 25, 2002, all conditions necessary for the plan of reorganization to become effective were satisfied or waived and we emerged from Chapter 11 bankruptcy protection.

         For fiscal periods ended on or before March 31, 2001, we reported our results of operations in two operating segments: the Internet Division and the Server Sales and Integration Division. The Internet Division provides complex managed hosting, dedicated Internet access and application services, such as streaming media, network security and server administration and network monitoring. The Server Sales and Integration Division provides Internet-related hardware and software, systems and network integration. Revenue from the Internet Division has grown significantly as a percentage of total revenue, increasing from 6% in 1996 to 94% in the three-month period ended March 31, 2001. Effective April 1, 2001 we reported our results of operations in one operating segment under the provisions of Statement of Financial Accounting Standards, or SFAS, No. 131.

         The largest component of our total revenue is complex hosting services and connectivity, including both minimum committed amounts and overages. In addition to fees based on bandwidth usage, we charge certain customers monthly fees for the use of our physical facilities, which we refer to in this prospectus as complex hosting. Our complex hosting contracts typically range from one to three years. The second largest component of our total revenue is dedicated Internet access services to business customers. Our dedicated access customers typically sign one or two-year contracts that provide for fixed, monthly-recurring service fees and a one-time installation fee. Application services are charged on a monthly fixed price or time and materials basis.

         Selling, general and administrative expenses consist primarily of salaries and occupancy costs for executive, financial, operational and administrative personnel and related operating expenses associated with network operations, customer service and field services as well as marketing expenses, professional fees and bad debt expense.

         We depreciate our capital assets on a straight-line basis over the useful life of the assets, ranging from three to 40 years. We amortize our identifiable intangible assets, primarily customer lists, on a straight-line basis over periods ranging up to 36 months. In addition, we amortize debt issuance costs associated with our debt financings over the term of those obligations using the effective interest method.

         We historically have experienced negative cash flow from operations and have incurred net losses. Our ability to generate positive cash flow from operations and achieve profitability is dependent upon our ability to continue to grow our revenue base and achieve further operating efficiencies. For the six months ended March 31, 2002 and March 31, 2001, we generated negative cash flows from operations of approximately $ 35.0 million and $69.5 million, respectively, and incurred net losses of approximately $127.9 million and $105.3 million, respectively. As of March 31, 2002, we had an accumulated deficit of approximately $527.0 million.

Critical Accounting Policies and Estimates

         Our discussion and analysis of financial condition and results of operations are based upon our condensed consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of our financial statements requires us to make estimates that affect the reported amounts of assets, liabilities, revenue and expenses and related disclosures of contingent assets and liabilities. We base our accounting estimates on historical experience and other factors that are believed to be reasonable under the circumstances. However, actual results may vary from these estimates under different assumptions or conditions. The following is a summary of our critical accounting policies and estimates:

Going Concern Assumption

         Our financial statements have been prepared on a going concern basis, which assumes the realization of assets and liquidation of liabilities in the ordinary course of business. The application of the going concern assumption is dependent upon our ability to generate profitable operations to support our ongoing development and operating activities. Our financial statements do not include any adjustments that would be necessary if the going concern assumption was not appropriate, because our management is of the opinion that sufficient working capital will be obtained from operations to meet our liabilities and commitments as they become payable.

Revenue Recognition

         We recognize revenue in accordance with the Securities and Exchange Commission's Staff Accounting Bulletin, or SAB, No. 101 "Revenue Recognition in Financial Statements," as amended. SAB No. 101 expresses the view of the Securities and Exchange Commission's staff in applying U.S. generally accepted accounting principles to certain revenue recognition issues. Under the provisions of SAB No. 101, set up and installation revenue are deferred and recognized over the estimated term of the underlying service contracts and/or the customer relationship which, in the case of our company, range from 12 to 36 months.

         Revenue consists primarily of managed hosting and dedicated Internet access fees, sales of systems administration and application services such as streaming media, network security and administration and network monitoring.

         Monthly service revenue related to managed hosting and Internet access is recognized over the period that services are provided. Revenue derived from application services is recognized as the project progresses. Projects are generally completed within less than one year. Payments received in advance of providing services are deferred until the period that these services are provided.

Cost of Revenue

         Cost of revenue consists primarily of telecommunications costs for Internet access and managed hosting customers. Telecommunications costs include the cost of providing local loop costs for connecting dedicated access customers to our network, leased line and associated costs related to connecting with our peering partners and costs associated with leased lines connecting our facilities to our backbone and aggregation points of presence.

Concentrations of Credit Risk

         Financial instruments that potentially subject us to concentrations of credit risk consist primarily of cash and cash equivalents, short-term investments, restricted cash and investments, marketable securities and accounts receivable. We maintain cash and cash equivalents, short-term investments and restricted cash and investments with various major financial institutions, which invest primarily in U.S. Government instruments, high quality corporate obligations, certificates of deposit and commercial paper.

         We believe that concentrations of credit risk with respect to trade accounts receivable are limited due to the large number and geographic dispersion of our customers. We perform ongoing credit evaluations of our customers and maintain reserves for potential losses. Our management makes estimates of the uncollectibility of our trade accounts receivable on a monthly basis.

Property, Plant and Equipment

         Property, plant and equipment are stated at cost, subject to adjustment for impairment, less accumulated depreciation or amortization computed on the straight-line method. Buildings and building improvements are depreciated over their estimated useful life of up to 40 years. Computer hardware and software, network equipment and furniture and equipment are depreciated over their estimated useful lives, ranging from three to seven years. Leasehold improvements are amortized over the term of the lease or life of the asset, whichever is shorter.

Long-Lived Assets

     We review the carrying amount of long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Measurement of any impairment would include a comparison of estimated future operating cash flows anticipated to be generated during the remaining life of the asset to the net carrying value of the asset.

Income Taxes

     Deferred income taxes are provided for differences between financial statement and income tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. We provide a valuation allowance on net deferred tax assets when it is more likely than not that these assets will not be realized.

Six Months Ended March 31, 2002 As Compared To The Six-Months Ended March 31,
2001

Revenue

     Total revenue for the six-month period ended March 31, 2002 decreased 15.6% to $44.8 million from $53.0 million for the six-month period ended March 31, 2001. This decrease was primarily attributable to the decrease in lower margin hardware sales, the increase in customer churn and the reluctance of new customers to contract with us during our bankruptcy proceedings.

Cost of Revenue

     Cost of revenue for the six-month period ended March 31, 2002 was $19.4 million, or 43.3% of total revenue, as compared to $20.9 million, or 39.5% of total revenue, for the six-month period ended March 31, 2001. The decrease in cost of revenue was primarily attributable to a decrease in revenue. Cost of revenue as a percentage of total revenue increased during the six month period ended March 31, 2002 as a result of the fixed cost nature of our network.

Selling, General and Administrative Expenses

     Selling, general and administrative expenses for the six-month period ended March 31, 2002 were $46.2 million, or 103.1% of total revenue, as compared to $59.1 million, or 111.5% of total revenue, for the six-month period ended March 31, 2001. Approximately $9.6 million, or 74.4% of this decrease, was attributable to a decrease in salaries and benefits which resulted from the decrease in the number of our employees from approximately 860 as of March 31, 2001 to approximately 380 as of March 31, 2002. Approximately $4.7 million of this decrease resulted from a decrease in marketing and professional expenses. Also related to this decrease was the $1.0 million decrease in employees, travel and entertainment expense and a decrease in bad debt expense of $1.0 million. These decreases were offset by an increase in rent expense of $3.3 million and an increase in technology license expense of $0.9 million.

Restructuring Charges

     We recorded a charge of approximately $48.4 million in the six-month period ended March 31, 2002, which was attributable to lease termination and other equipment related expenses associated with the execution of the plan of reorganization, pursuant to which we took an estimated charge associated with the reduction of certain lease obligations and write-off of leasehold improvements and equipment related to certain Internet data center lease obligations and the closure of certain network access points and network aggregation points.

     We recorded a charge of approximately $38.1 million in the six-month period ended March 31, 2001, which was attributable to the restructuring associated with the execution of our revised business plan, pursuant to which we plan to construct fewer Internet data centers, and have taken an estimated charge associated with the termination of certain leases and reduction of certain commitments for surplus power and environmental equipment related to the Internet data center expansion. This charge includes estimated lease termination costs in addition to a write-off of the costs of construction in progress associated with equipment, capitalized interest, consulting and legal fees and construction and pre-construction related costs previously capitalized.

Depreciation and Amortization

     Depreciation and amortization increased to $24.2 million for the six-month period ended March 31, 2002 as compared to $15.5 million for the six-month period ended March 31, 2001. The increase in depreciation and amortization was primarily related to the increase in construction costs and equipment purchases related to the network infrastructure enhancements of our Internet data centers in New York City, New York, London, England and Santa Clara.

Interest and Financing Expense and Interest Income

     Interest and financing expense increased to $34.1 million for the six-month period ended March 31, 2002 as compared to $32.6 million for the six-month period ended March 31, 2001. The increase in interest and financing expense was due to capitalized interest on the build-out of our U.S. and U.K. Internet data centers through March 31, 2001. The decrease in interest income to $1.8 million for the six-month period ended March 31, 2002 from $10.9 million for the six month period ended March 31, 2001 reflected the reduced cash position derived from the net proceeds of our February 2000 debt financing, our December 1999 issuance of preferred stock and the impact of declining interest rates compared to the six-month period ended March 31, 2001.

Minority Interest in Subsidiary.

         Minority interest credit during the six months ended March 31, 2002 resulted from the consolidation of a minority owned subsidiary with our results of operations due to our effective control of this subsidiary.

Net Loss and Net Loss Attributable to Common Stockholders

     As a result of the factors described above, we reported a net loss of $127.9 million and net loss attributable to common stockholders of $131.1 million, or $3.33 per share, for the six-month period ended March 31, 2002 as compared to a net loss of $105.3 million and a net loss attributable to common stockholders of $108.7 million, or $2.86 per share, for the six-month period ended March 31, 2001.

Fiscal Year Ended September 30, 2001 As Compared To The Fiscal Year Ended September 30, 2000

Revenue

     Revenue for the fiscal year ended September 30, 2001 increased 28.2% to $104.2 million from $81.3 million for the fiscal year ended September 30, 2000. This increase was primarily attributable to availability of data center space, which provided our account managers with an opportunity to increase the number of customers and to sell additional products and services to existing accounts.

Cost of Revenue

     Cost of revenue for the fiscal year ended September 30, 2001 was $40.6 million, or 39.0% of total revenue, as compared to $42.5 million, or 52.3% of total revenue, for the fiscal year ended September 30, 2000. The decrease in cost of revenue was primarily attributable to a shift in product mix toward recurring revenue streams with higher margins.

Selling, General and Administrative Expenses

     Selling, general and administrative expenses for the fiscal year ended September 30, 2001 were $128.3 million, or 123.1% of total revenue, as compared to $98.1 million, or 120.6% of total revenue, for the fiscal year ended September 30, 2000. Approximately $15.0 million, or 49.5% of this increase, was attributable to an increase in salaries and benefits necessitated by the anticipated growth of our business. However, the downturn in the telecommunications and technology sectors during the last half of the fiscal year ended September 30, 2001 required a reduction in facilities and personnel and, consequently, we decreased the number of our employees from approximately 850 as of September 30, 2000 to approximately 650 as of September 30, 2001. The majority of the headcount reductions occurred in the fourth quarter of the fiscal year ended September 30, 2001. Approximately $3.1 million, or 10.1% of the increase in selling, general and administrative expenses, was attributable to an increase in rent expense associated with additional Internet data center and sales office facilities. In addition, approximately $11.4 million, or 37.8%, of this increase was attributable to an increase in bad debt expense necessitated by the deterioration in the business environment and increased customer churn throughout the second half of the fiscal year ended September 30, 2001. Selling, general and administrative expenses for the fiscal year ended September 30, 2001 also included a one-time non-cash charge of $3.5 million associated with the write-off of certain operating assets associated with an indefeasible right to use, or IRU, capacity on a wavelength ring purchased from a supplier whose financial viability impaired the recoverability of these assets. The increase in selling, general and administrative expenses was offset by a $5.1 million reduction in marketing expenses and a $3.0 million reduction in professional fees for the fiscal year ended September 30, 2001 as compared to the fiscal year ended September 30, 2000.

Restructuring Charges

     Restructuring charges during the fiscal year ended September 30, 2001 totaling approximately $56.1 million were attributable to the expenses associated with the execution of our revised business plan, pursuant to which we plan to construct fewer Internet data centers and have taken estimated charges associated with the termination of certain Internet data center and sales office facilities, and the reduction of certain commitments for surplus power and environmental equipment related to the Internet data center expansion and which includes estimated lease termination costs, employee termination costs, write-off of equipment, capitalized interest, consulting and legal fees, construction and pre-construction related costs previously capitalized, leasehold improvements, intangible assets and other costs.

Depreciation and Amortization

     Depreciation and amortization increased to $36.7 million for the fiscal year ended September 30, 2001 as compared to $18.2 million for the fiscal year ended September 30, 2000. This increase was primarily related to the increase in construction costs and equipment purchases related to the construction and renovation of Internet data centers and network infrastructure enhancements.

Interest and Financing Expense and Interest Income

     Interest and financing expense increased to $65.1 million for the fiscal year ended September 30, 2001 as compared to $57.8 million for the fiscal year ended September 30, 2000. This increase was a result of interest costs associated with the 12.5% notes and $21 million owed by our subsidiary ATC Merger Corp. pursuant to a mortgage note secured by our property at 139 Centre Street being included in our financial results for all of fiscal 2001, compared to the interest costs associated with this debt being included in our financial results for only a portion of fiscal 2000, offset by increased capitalized interest in connection with the build-out of our network infrastructure and Internet data centers totaling $12.4 million for the fiscal year ended September 30, 2001 as compared to $2.2 million for the fiscal year ended September 30, 2000. The decrease in interest income to $13.3 million for the fiscal year ended September 30, 2001 from $24.7 million for the fiscal year ended September 30, 2000, reflected the reduced cash position derived from the net proceeds of the February 2000 issuance of the 12.5% notes and the December 1999 issuance of preferred stock and the impact of declining interest rates compared to the same period in the prior fiscal year.

Other Income

     The decrease in other income to $2.1 million for the fiscal year ended September 30, 2001 as compared to $2.8 million for the fiscal year ended September 30, 2000 resulted from decreased gains realized on the sale of short-term investments and marketable securities.

Other Expense

     The increase in other expense to $3.5 million for the fiscal year ended September 30, 2001 from $1.0 million in the fiscal year ended September 30, 2000 resulted from a loss recognized on the impairment of certain strategic investments.

Net Loss and Net Loss Attributable To Common Stockholders

     As a result of the factors described above, we reported a net loss of $213.0 million and net loss attributable to common stockholders of $220.1 million, or $5.72 per share, for the fiscal year ended September 30, 2001, including the cumulative effect change of accounting principle associated with the adoption of SAB No. 101 of $2.3 million, or $0.06 per share, as compared to a net loss before extraordinary item of $108.8 million, or $3.23 per share, and a net loss attributable to common stockholders of $132.2 million, or $3.73 per share, including the extraordinary loss associated with the $17.6 million, or $0.50 per share, impact of the early extinguishment of the 13% notes, for the fiscal year ended September 30, 2000.

Fiscal Year Ended September 30, 2000 As Compared To The Fiscal Year Ended September 30, 1999

Revenue

     Total revenue for the fiscal year ended September 30, 2000 increased 140.4% to $81.3 million from $33.8 million for the fiscal year ended September 30, 1999. Revenue from the Internet Division for the fiscal year ended September 30, 2000 increased 307.3% to $53.1 million from $13.0 million for the fiscal year ended September 30, 1999. This increase was primarily attributable to having a full year of operations for three Internet data centers opened that were only open for a portion of the prior fiscal year. Availability of new Internet data center space provided our account managers with an opportunity to increase the number of customers and to sell additional products and services to existing accounts. Revenue from the Server Sales and Integration Division increased 35.7% to $28.2 million for the fiscal year ended

September 30, 2000 from $20.8 million for the fiscal year ended September 30, 1999. This increase was primarily attributable to a planned shift in product mix toward higher priced and higher margin products.

     Revenue from the Internet Division as a percentage of total revenue increased to 65.3% in the fiscal year ended September 30, 2000 from 38.5% for the fiscal year ended September 30, 1999, which reflected our continued shift in product mix toward Internet-related sales.

     Revenue from the Server Sales and Integration Division as a percentage of total revenue decreased to 34.7% in the fiscal year ended September 30, 2000 from 61.5% for the fiscal year ended September 30, 1999, which reflected our continued shift in product mix toward Internet-related sales.

Cost of Revenue

     Cost of revenue for the fiscal year ended September 30, 2000 was $42.5 million, or 52.3% of total revenue, as compared to $22.2 million, or 65.6% of total revenue, for the fiscal year ended September 30, 1999. The increase in cost of revenue was primarily attributable to an increase in data transmission costs because of higher network operating and maintenance expenses associated with the expansion of our network backbone. The decrease in cost of revenue as a percentage of total revenue during the fiscal year ended September 30, 2000 was due to the increase of the higher margin Internet revenue from 38.5% of total revenue for the fiscal year ended September 30, 1999 to 65.3% of total revenue for the fiscal year ended September 30, 2000.

Selling, General and Administrative Expenses

     Selling, general and administrative expenses for the fiscal year ended September 30, 2000 were $98.1 million, or 120.7% of total revenue, as compared to $36.5 million, or 107.9% of total revenue, for the fiscal year ended September 30, 1999. Approximately $37.6 million, or 61.0%, of this increase was attributable to an increase in sales and marketing, engineering, recruiting, finance and administrative personnel necessitated by the growth in our Internet-related operations. The number of our employees increased from approximately 450 as of September 30, 1999 to approximately 850 as of September 30, 2000. Marketing expenses increased to $11.5 million for the fiscal year ended September 30, 2000 from $4.8 million for the fiscal year ended September 30, 1999, primarily as a result of costs related to a branding and advertising campaign.

Depreciation and Amortization

     Depreciation and amortization increased to $18.2 million for the fiscal year ended September 30, 2000 from $6.3 million for the fiscal year ended September 30, 1999. This increase was primarily related to the increase in construction costs and equipment purchases related to the network infrastructure enhancements of our Internet data centers during the fiscal year ended September 30, 2000.

Interest and Financing Expense and Interest Income

     Interest and financing expense increased to $57.8 million for the fiscal year ended September 30, 2000 from $18.4 million for the fiscal year ended September 30, 1999. This increase resulted from interest costs associated with the 13% notes being recorded for six months of fiscal 2000 until the tender offer for the 13% notes in March 2000, in addition to the interest costs associated with the 12.5% notes from the date of issuance of these notes in February 2000 through the end of fiscal 2000. The increase in interest income to $24.7 million for the fiscal year ended September 30, 2000 reflects the increased cash position derived from the net proceeds of the issuance of the 12.5% notes in February 2000 and shares of preferred stock in December 1999.

Other Income

     The increase in other income to $1.8 million for the fiscal year ended September 30, 2000 from zero other income for the fiscal year ended September 30, 1999 resulted from a gain realized on the sale of investments and marketable securities.

Net Loss and Net Loss Attributable To Common Stockholders

     As a result of the factors described above, we reported a net loss of $126.4 million and a net loss attributable to common stockholders of $132.2 million, or $3.73 per share, for the fiscal year ended September 30, 2000, including an extraordinary loss of $17.6 million, or $0.50 per share, from the early redemption of the 13% notes, as compared to a net loss and a net loss attributable to common stockholders of $43.4 million, or $1.73 per share, for the fiscal year ended September 30, 1999.

Liquidity and Capital Resources

     On March 1, 2002, our company and two of our wholly-owned domestic subsidiaries, Comstar.net, Inc. and ATC Merger Corp., filed voluntary petitions under Chapter 11 of the U.S. Bankruptcy Code, together with the plan of reorganization, with the United States Bankruptcy Court for the District of Delaware. We continued to operate in Chapter 11 in the ordinary course of business and received permission from the bankruptcy court to pay our employees, trade and certain other creditors in full and on time, regardless of whether these claims arose prior to or after the Chapter 11 filing. Our financial reporting following the filing of the Chapter 11 petitions is governed by the American Institute of Certified Public Accountants Statement of Position, or SOP, No. 90-7 "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code." SOP 90-7 provides guidance for companies that have filed petitions pursuant to, and expect to reorganize under, Chapter 11 of the Bankruptcy Code. We implemented the guidance of SOP 90-7 upon our initial filing with the bankruptcy court on March 1, 2002.

     On April 8, 2002, the bankruptcy court confirmed the plan of reorganization. Effective April 25, 2002, all conditions necessary for the plan of reorganization to become effective were satisfied or waived and we emerged from Chapter 11 bankruptcy protection.

     As of the effective date of the plan of reorganization, all of our existing securities were deemed cancelled and:

     . each holder of the 12.5% notes became entitled to receive, in exchange for its 12.5% notes, its pro rata share of:

          .    $120 million in aggregate principal amount of the notes; and

          . 13,991,000 shares of our common stock, representing approximately 85% of the shares of our common stock issued and outstanding following the effective date of the plan of reorganization, subject to dilution by the exercise of management incentive options representing up to 10% of the shares of our issued and outstanding common stock on a fully-diluted basis following the effective date of the plan of reorganization;

     . each holder of shares of our preferred stock outstanding immediately prior to the effective date of the plan of reorganization became entitled to receive, in exchange for its shares of preferred stock, its pro rata share of 2,304,400 shares of our common stock, representing approximately 14% of the shares of our common stock issued and outstanding following the effective date of the plan of reorganization, subject to dilution by the exercise of management incentive options representing up to 10% of the shares of our issued and outstanding common stock on a fully-diluted basis following the effective date of the plan of reorganization; and

     . each holder of shares of our common stock outstanding immediately prior to the effective date of the plan of reorganization became entitled to receive, in exchange for these shares of common stock, its pro rata share of 164,600 shares of our common stock, representing approximately 1% of the shares of our common stock issued and outstanding following the effective date of the plan of reorganization, subject to dilution by the exercise of management incentive options representing up to 10% of the shares of our issued and outstanding common stock on a fully-diluted basis following the effective date of the plan of reorganization.

     Our reorganization reduced the principal amount of our outstanding indebtedness by approximately $480 million and converted a substantial portion of our indebtedness into our common stock. Further, under the terms of the notes we are permitted to satisfy interest payments in kind for at least two years and, at the discretion of our board of directors, for up to four years, thereby significantly reducing liquidity concerns arising from our pre-Chapter 11 debt service obligations. We believe that our reorganization substantially reduces uncertainty with respect to our future and better positions us to attract and maintain new customers. There can be no assurance, however, that we will be successful in executing our business plan.

     Cash flows used in operating activities were $35.0 million and $69.5 million for the six-months ended March 31, 2002 and March 31, 2001, respectively. Cash flows provided by or used in operating activities can vary significantly from period to period depending upon the timing of operating cash receipts and payments, particularly accounts receivable, prepaid expenses and other assets and accounts payable and accrued liabilities. In both periods, our net loss was the primary component of cash flows used in operating activities, offset by non-cash interest charges as well as depreciation and amortization expenses, provisions for uncollectible accounts receivable and non-cash restructuring charges and, in the six months ended March 31, 2001, a cumulative effect of a change in accounting principle and an impairment on investments.

     Cash flows used in operating activities were $140.5 million in fiscal 2001, $94.3 million in fiscal 2000 and $36.9 million in fiscal 1999.

     Cash flows used in investing activities were $12.9 million and $75.3 million for the six-months ended March 31, 2002 and March 31, 2001, respectively. Investments in capital expenditures related to our network and facilities were $18.7 million and $104.8 million for the six-months ended March 31, 2002 and 2001, respectively. Of these amounts, we paid $20.1 million in the six-month period ended March 31, 2001 and $91.3 million in the six month period ended March 31, 2000 in cash, and the balance was financed under financing arrangements or remained in accounts payable, accrued liabilities and other long term liabilities at each period-end.

     Cash flows used in investing activities were $113.3 million for fiscal 2001, $149.9 million for fiscal 2000 and $58.8 million for fiscal 1999. Investments in capital expenditures related to our network and facilities were $166.4 million for fiscal 2001, $150.9 million for fiscal 2000, $98.1 million for fiscal 1999. Of these amounts, we paid $134.2 million in fiscal 2001, $142.6 million in fiscal 2000 and $83.4 million in fiscal 1999 in cash, and the balance was financed under financing arrangements or remained in accounts payable and accrued liabilities at each fiscal year-end.

     Cash flows used in (provided by) financing activities were $4.2 million and $(0.4) million for the six-months ended March 31, 2002 and March 31, 2001, respectively. In fiscal 2002 and fiscal 2001, we repaid certain mortgage and capital lease obligations totaling $4.6 million and $2.1 million, respectively. In fiscal 2002, we received a capital contribution from a minority interest subsidiary of approximately $0.4 million and in fiscal 2001 we received proceeds from the exercise of stock options and warrants totaling $2.5 million.

     Cash flows provided by financing activities were $0.39 million for fiscal 2001, $509.4 million for fiscal 2000 and $135.6 million for fiscal 1999. In fiscal 2001, we received net proceeds of $2.5 million from the exercise of stock options and a $5.4 million capital contribution in a minority owned subsidiary, partially offset by principal payments on mortgage and lease obligations and cash dividends on our preferred stock. In fiscal 2000, we received $580.0 million in net proceeds from the sale of the 12.5% notes, $75.3 million in net proceeds from the issuance of preferred stock, $20.1 million in net proceeds from mortgage financing and $10.1 million in net proceeds from the exercise of stock options and warrants, partially offset by the use of cash of $170.4 million associated with the tender offer for the

13% notes, principal payments on mortgage and lease obligations and cash dividends on preferred stock. In fiscal 1999, we received $136.6 million in net proceeds from the issuance of common stock and $1.9 million in net proceeds from the exercise of stock options and warrants.

     As of March 31, 2002, we had $86.2 million of cash, cash equivalents, restricted cash, restricted investments and marketable securities, including $59.4 million without restrictions as to use.

     We have also issued collateralized letters of credit aggregating approximately $2.6 million. The related collateral funds are included in restricted cash and investments on our consolidated balance sheet at March 31, 2002.

     In addition, we have financed certain computer and network equipment through vendors and financial institutions under capital and operating lease arrangements. Capital lease obligations totaled approximately $12.2 million at March 31, 2002. Subsequent to March 31, 2002, we made cash payments of approximately $2.8 million in settlement of approximately $6.8 million of these capital lease obligations. This resulted in a gain from the early extinguishment of debt of approximately $4.0 million. As of March 31, 2002, we had various agreements to lease facilities and equipment and are obligated to make future minimum lease payments of approximately $72.2 million on operating leases expiring in various years through 2017. At March 31, 2002 there were no unused equipment financing arrangements with vendors or financial institutions.

     Net cash used in operating activities decreased to $35.0 million from $69.5 million for the periods ended March 31, 2002 and March 31, 2001, respectively. Operating losses are expected to continue to decrease during the course of fiscal 2002 versus fiscal 2001 due principally to reductions in headcount and other cost savings initiatives. Capital expenditures in fiscal 2002 are also expected to be significantly less than in prior fiscal years.

     We are dependent on our cash on hand and cash generated from operations to support our capital requirements. Although no assurances can be given, our management believes that actions taken by our company over the last several months, including company downsizing, headcount reductions and other cost reductions, as well as cost control measures and the restructuring of our outstanding debt in connection with our reorganization, have positioned us to achieve profitability and maintenance of sufficient cash flows from operations to meet our operating, capital and debt service requirements for the foreseeable future.

Segment Information

     For fiscal periods ended on or before March 31, 2001, we reported our results of operations in two operating segments: the Internet Division and the Server Sales and Integration Division. The Internet Division provides complex managed hosting, dedicated Internet access and application services, such as streaming media, network security and server administration and network monitoring. The Server Sales and Integration Division provides Internet-related hardware and software, systems and network integration. Revenue from the Internet Division has grown significantly as a percentage of total revenue, increasing from 6% in 1996 to 94% in the three-month period ended March 31, 2001. Effective April 1, 2001 we reported our results of operations in one operating segment under the provisions of SFAS No. 131. The following table sets forth geographic segment information for the fiscal years ended September 30, 1999, September 30, 2000 and September 30, 2001:

                                                    Fiscal Year Ended September 30,
                                                    -------------------------------
                                                 1999            2000             2001
                                                 ----            ----             ----
     Revenue:
     United States .......................    $  33,674       $  73,697        $  82,020
     Europe ..............................          143           7,590           22,190
                                              ---------       ---------        ---------

          Consolidated ...................    $  33,817       $  81,287        $ 104,210
                                              =========       =========        =========

     Operating loss:
     United States .......................    $ (27,590)      $ (64,477)       $(142,713)
     Europe ..............................       (3,601)        (13,090)         (14,773)
                                              ---------       ---------        ---------

          Consolidated ...................    $ (31,191)      $ (77,567)       $(157,486)
                                              =========       =========        =========

     Tangible assets:
     United States .......................    $ 276,896       $ 692,075        $ 436,262
     Europe ..............................       20,039          10,649           89,953
                                              ---------       ---------        ---------

          Consolidated ...................    $ 296,935       $ 702,724        $ 526,215
                                              =========       =========        =========

Income Taxes

     We are in an accumulated loss position for both financial and income tax reporting purposes. At September 30, 2001, we had U.S. Federal income tax loss carryforwards of approximately $350 million. These income tax loss carryforwards expire between 2011 and 2021. Pursuant to Section 382 of the Internal Revenue Code, the use of these net operating loss carryforwards may be limited due to changes in ownership that have occurred. We are evaluating the impact, if any, that changes in ownership could have on net operating loss carryforwards. As of September 30, 2001, we also had net operating loss carryforwards of approximately $31 million from our United Kingdom subsidiaries, which do not expire under U.K. tax rules.

     For financial reporting purposes, income tax benefits through March 31, 2002 related to both U.S. Federal and foreign income tax losses were fully offset by a valuation allowance due to the uncertainty of our ability to realize income tax benefits by generating taxable income in the future.

Capital Structure

     On a pro forma basis after giving effect to our reorganization, our capital structure consists of the notes, mortgage and capital lease obligations and our common stock. On a pro forma basis, total borrowings are $255.9 million as of March 31, 2002.

Commitments

     As of March 31, 2002 we have contractual obligations due in future periods as follows:

                                                              Payments Due by Period
Contractual Obligations               Total     Less than 1 year   1-3 years   4-5 years   After 5 years
                                      -----     ----------------   ---------   ---------   -------------
Long-Term Debt (1)                   $600,000        $     --       $     --   $      --      $600,000
Mortgage Payable                       20,552             243            554         672        19,083
Capital Lease Obligations              13,141           6,056          6,649         436            --
Operating Leases                       72,211           4,292          9,199      10,741        47,979
Other Long-Term Obligations             2,600              --          2,600          --            --
                                     --------        --------       --------    --------      --------
Total Contractual Cash Obligations   $708,504        $ 10,591       $ 19,002    $ 11,849      $667,062
                                     ========        ========       ========    ========      ========

__________

(1) Long term debt on a pro forma basis as of March 31, 2002 after giving effect to our reorganization totals $120 million.

     As of March 31, 2002, we had no material commitments for capital expenditures. Our management believes that the funds necessary to meet our current capital requirements and our capital requirements for the foreseeable future will come from cash on hand and operating cash flows.

Recent Technical Accounting Pronouncements

     In August 2001, the Financial Accounting Standards Board, or FASB, issued SFAS No. 144 entitled "Accounting for the Impairment or Disposal of Long-Lived Assets." This statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets. SFAS No. 144 will be effective for financial statements for fiscal years beginning after December 15, 2001. We do not expect that the adoption of SFAS No. 144 will have a material impact on our consolidated financial position, results of operations or cash flows.

     In June 2001, the FASB issued SFAS Nos. 141 entitled "Business Combinations" and SFAS No. 142 entitled "Goodwill and Other Intangible Assets." SFAS No. 141, among other things, eliminates the pooling of interests method of accounting for business acquisitions entered into after June 30, 2001. SFAS No. 142 requires companies to use a fair-value approach to determine whether there is an impairment of existing and future goodwill. SFAS No. 142 is effective for our company beginning October 1, 2002. We do not expect that the adoption of SFAS No. 141 or SFAS No. 142 will have a material impact on our consolidated financial position, results of operations or cash flows.

Quantitative and Qualitative Disclosures About Market Risk

     Subsequent to March 31, 2002, we settled certain long-term capital lease obligations, which had a carrying value of approximately $6.8 million at March 31, 2002. After these settlements, annual maturities for our capital lease obligations (including interest) in each of the next twelve-months were as follows: $2.9 million in 2003, $2.4 million in 2004, $0.5 million in 2005 and $0.3 million in 2006 and thereafter.

     Marketable securities include our strategic investments in two publicly-traded entities, Edgar On-Line and Globecomm Systems Inc., which are recorded at fair market value. We do not hedge our exposure to fluctuations in the value of our equity securities.

     Our other investments are generally fixed rate investment grade and government securities denominated in U.S. dollars. At March 31, 2002, all of our investments were due to mature within twelve

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

months and the carrying value of these investments approximated fair value. At March 31, 2002, $26.8 million of our cash and investments were restricted in accordance with the terms of certain collateral obligations. In April 2002, $17.8 million of this restricted cash was paid to settle these collateral obligations.

     We actively monitor the capital and investing markets in analyzing our investing decisions.

     We are also subject to market risk associated with foreign currency exchange rates. Our business plan includes the expansion of our U.K. operations. To date, we have not utilized financial instruments to minimize our exposure to foreign currency fluctuations. We will continue to analyze risk management strategies to minimize foreign currency exchange risk in the future.

     We believe that we have limited exposure to financial market risks, including changes in interest rates. The fair value of our investment portfolio or related income would not be significantly impacted by a 100 basis point increase or decrease in interest rates, due mainly to the short-term nature of the majority of our investment portfolio and the current interest rates for short to medium term investments. An increase or decrease in interest rates would not significantly increase or decrease interest expense on debt obligations, due to the fixed nature of the substantial majority of our debt obligations.

                                    BUSINESS

General

     We are a full-service provider of sophisticated Internet solutions to businesses. Our solutions include:

     .  secure and fault-tolerant Internet data centers;

     . high performance network services, which provide high performance network connectivity to the Internet; and

     . complex Internet based managed and application services, which include dedicated hosting, streaming media, content delivery services and messaging services.

     We believe that these elements of our total Internet solution combine to provide our customers with the ability to create, operate and scale their increasingly complex Internet operations in a cost efficient manner.

     Our target market for our services is small to medium size businesses in a variety of industries such as media and publishing, financial services, retail, healthcare, governmental agencies and technology.

     Our customers primarily use our services to maintain complex computer equipment in a secure, fault-tolerant environment with connectivity to a high-speed, high-capacity, direct link to the Internet and to support complex Internet applications. We currently offer our services from our Internet data center facilities in New York City, New York, London, England and Santa Clara, California. Our teams of account managers, computer system and network administrators and customer support specialists are located at each of these locations. We also maintain an Internet data center in Atlanta. Our local market presence enables us to evaluate the needs of our customers and attempt to quickly respond with tailored solutions. We also provide our customers with the ability to outsource the systems administration and technical management of their Internet presence. Our products are flexible and scalable, allowing us to modify the size and breadth of the services we provide.

Our Chapter 11 Bankruptcy Reorganization

     On March 1, 2002, our company and two of our wholly-owned domestic subsidiaries, Comstar.net, Inc. and ATC Merger Corp., filed voluntary petitions under Chapter 11 of the U.S. Bankruptcy Code, together with the prepackaged plan of reorganization, with the United States Bankruptcy Court for the District of Delaware. We continued to operate in Chapter 11 in the ordinary course of business and received permission from the bankruptcy court to pay our employees, trade, and certain other creditors in full and on time, regardless of whether these claims arose prior to or after the Chapter 11 filing.

     On April 8, 2002, the bankruptcy court confirmed the plan of reorganization. Effective April 25, 2002, all conditions necessary for the plan of reorganization to become effective were satisfied or waived and we emerged from Chapter 11 bankruptcy protection.

     As of the effective date of the plan of reorganization, all of our existing securities were deemed cancelled and:

     . each holder of the 12.5% notes became entitled to receive, in exchange for its 12.5% notes, its pro rata share of:

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

          .    $120 million in aggregate principal amount of the notes; and

          . 13,991,000 shares of our common stock, representing approximately 85% of the shares of our common stock issued and outstanding following the effective date of the plan of reorganization, subject to dilution by the exercise of management incentive options representing up to 10% of the shares of our issued and outstanding common stock on a fully-diluted basis following the effective date of the plan of reorganization;

     . each holder of shares of our preferred stock outstanding immediately prior to the effective date of the plan of reorganization became entitled to receive, in exchange for its shares of preferred stock, its pro rata share of 2,304,400 shares of our common stock, representing approximately 14% of the shares of our common stock issued and outstanding following the effective date of the plan of reorganization, subject to dilution by the exercise of management incentive options representing up to 10% of the shares of our issued and outstanding common stock on a fully-diluted basis following the effective date of the plan of reorganization; and

     . each holder of shares of our common stock outstanding immediately prior to the effective date of the plan of reorganization became entitled to receive, in exchange for these shares of common stock, its pro rata share of 164,600 shares of our common stock, representing approximately 1% of the shares of our common stock issued and outstanding following the effective date of the plan of reorganization, subject to dilution by the exercise of management incentive options representing up to 10% of the shares of our issued and outstanding common stock on a fully-diluted basis following the effective date of the plan of reorganization.

     Our reorganization reduced the principal amount of our outstanding indebtedness by approximately $480 million and converted a substantial portion of our indebtedness into our common stock. Further, under the terms of the notes we are permitted to satisfy interest payments in kind for at least two years and, at the discretion of our board of directors, for up to four years, thereby significantly reducing liquidity concerns arising from our pre-Chapter 11 debt service obligations. We believe that our reorganization substantially reduces uncertainty with respect to our future and better positions us to attract and maintain new customers. There can be no assurance, however, that we will be successful in executing our business plan.

Our Solutions

     We provide our customers with a comprehensive range of Internet solutions. Many of our customers do not have the network infrastructure or Internet expertise to build, maintain and support critical Internet operations. Our range of services attempt to enable our customers to address their needs cost-effectively without having to assemble services from different suppliers, Internet service providers and information technology firms, thereby increasing the customer's ability to take advantage of the Internet on a timely basis. Key components of our solutions are:

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

Internet Data Centers

     We operate six Internet data centers in the following locations:

     . approximately 340,000 gross square feet of facilities located in New York City;

     . an approximately 60,000 gross square feet facility located in Santa Clara, California;

     . approximately 100,000 gross square feet of facilities located in London, England; and

     . an approximately 5,000 gross square foot facility located in Atlanta, Georgia.

     Our Internet data centers in New York City, New York, Santa Clara, California and London, England have state-of-the-art facilities. Those facilities include electrical infrastructures, precision environmental control systems, fire suppression systems and comprehensive security systems.

Co-Location

     We offer co-location solutions for customers who choose to own and maintain their own servers, but require the physically secure, climate-controlled environment of our Internet data centers and connectivity to our network. A customer can choose to co-locate in a cabinet, a cage or a GLOBOX, our proprietary secured cage. A data cabinet, the smallest co-location service offering, can house multiple servers. The cabinet is locked and outfitted for multiple, redundant network hand-offs and two power feeds. A cage serves the needs of a larger customer usually deploying more complex solutions. The GLOBOX co-location offering is identical to the cage except that its walls are solid, two-ply steel and is available with a variety of security devices for the customer demanding a high level of security and anonymity.

Internet Server and Software Sales

     Internet server and software sales are an integral part of providing our customers with a sophisticated end-to-end solution. As part of our integrated approach through our strategically located Internet data centers, we offer our customers both the servers and the software they need in order to operate and expand their Internet presence. We also provide the integration services to configure both servers and software to customer needs.

Network Services

     Network Infrastructure. Our network infrastructure is designed to meet the service and quality requirements of businesses with mission critical Internet-based operations. Our network infrastructure is designed for high availability and low latency, and utilizes a single autonomous system number globally performing "cold-potato" routing. Cold potato routing is a technique whereby our network equipment monitors and interprets additional routing information supplied by its peers. By using this information, our infrastructure carries the traffic on our network to common peering or traffic exchange points nearest the origination point of the traffic request. This way, traffic is carried on a network controlled by our company to the greatest extent possible and therefore does not suffer from the congestion or high latency of public networks, which causes communications on the Internet to slow. In fact, the design and performance of the global network allows us to offer high quality commitments and applications like our EarthCache Internet content delivery network.

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

         Backbone. The domestic Globix backbone is a Packet over Synchronous Optical Network, or SONET, which provides a mechanism for using the speed and efficient management capabilities of SONET to optimize data transport. Essentially, it provides a method for efficiently carrying data packets in SONET frames that will operate at speeds up to OC-48 (2.4Gbs). The OC-48 Globix domestic backbone connects to our New York City, New York and Santa Clara, California data centers and our backbone points of presence, or POPs, in Atlanta, Boston, Chicago, Los Angeles, Seattle and Washington, D.C.

         Our European backbone is a Packet over SONET currently connecting London, Amsterdam, Frankfurt and Paris. The domestic and European networks are connected by two OC-3 transatlantic crossings.

         Our U.S. and European network sections interconnect to numerous network access points, commercial Internet exchanges and other Internet, application and network service providers.

         Peering. We have established numerous peering relationships with other Internet, application and network service providers. These peering relationships take the form of either public or private peering connections. Public peering takes place at a network access point or commercial Internet exchange, designed for the exchange of traffic between service providers. Private peering involves an agreement between service providers allowing traffic to pass between each other's networks using connections that do not have to traverse either the public Internet or public peering points.

         Network Operations. We have constructed a global operations center located at our Internet data center in New York City, New York. Our global operations center serves as the command, control and communications center for all of our network operations, customer support centers and POPs.

         Our global operations center is staffed 24 hours a day, seven days a week by teams dedicated to maintaining the highest quality of service. Network administrators located in our global operations center monitor our entire network infrastructure. Our network administrators are able to identify and correct network problems either themselves or by dispatching system engineers located at our customer support centers. Our global operations center utilizes state-of-the-art equipment and technologies, including custom applications and commercial software for the monitoring and management of network and systems services, a suite of commercial tools customized for problem identification and resolution.

         Customer Support Center. Our customer support center's call center is operated 24 hours a day, seven days a week, and is equipped with advanced telecommunications systems capable of automatic call distribution, automatic number identification, quality assurance recording and archiving, and intelligent call routing. A trouble ticketing and knowledge database of customer information and history aids to attempt to ensure that our customer base is well serviced.

Dedicated Internet Access

         We offer a variety of dedicated Internet access solutions, which provide businesses with high-speed continuous access to the Internet. We provide dedicated Internet access services to customers at transmission speeds up to 155Mbps. Many of our Internet access customers purchase 1.5Mbps or higher levels of bandwidth. In addition, we provide other valuable services, such as domain name registration, local loop provisioning, Internet address assignment, router configuration, e-mail configuration and management and technical consulting services. We also provide Internet-access technologies, such as

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

digital subscriber lines, and intend to deploy additional connectivity-related enhanced services as these services become commercially viable.

Managed Services

         We provide full-life-cycle system and network administration. At project inception, we install and configure applications and equipment designed by our solutions architects, as specified by the customer. Generally, Internet business strategies require dedicated, highly-skilled technical resources available 24 hours a day, seven days a week. Most of our customers do not have these resources available internally. We offer administration, maintenance and problem resolution services for a variety of popular operating systems databases, Internet-based applications, Internet network devices and hardware and software security solutions.

Application Services

         Dedicated Hosting. We offer hosting solutions on both the NT and UNIX platforms, in a dedicated server environment. Dedicated hosting is designed to meet a customer's price point and business requirements. This service includes providing hardware, software, bandwidth and application requests to meet customer-specific needs. Our dedicated hosting services are tailored to Internet presences that require high availability and scalability without significant infrastructure and related overhead costs.

         Streaming Media. We have been a provider of comprehensive streaming media solutions for approximately five years. Streaming media is a process by which audio, video or other multimedia is delivered in a streaming or continuous fashion over the Internet or over a company's intranet. Our Streaming Media Group offers end-to-end streaming services, including production, encoding, hosting and delivery. Our core streaming media services are encoding, hosting and collaboration solutions, which are the mainstays of streaming media technology. This technology involves capturing video and/or audio recordings of an event, such as a music performance, conference calls, sports competitions or business meetings, converting the recorded or live audio/visual signal content into a format that can be transmitted over the Internet and provides hosting services which enable Internet users on the web to access the live or on-demand encoded content. We are certified at the highest level of the RealNetworks partnership program and are a certified Microsoft Windows Media Service Provider.

         EarthCache. We believe that EarthCache, our Internet content delivery network, complements our existing network infrastructure and provides businesses with improved web site and application performance, faster content delivery times and better customer content management. EarthCache, which has caching servers deployed across the edges of our Internet backbone network, also improves download performance as a result of the proximity of the content on these caching servers. We believe that EarthCache has several advantages over other Internet content delivery networks because of its ability to leverage the network infrastructure that we have built along with our extensive worldwide peering network. With the source content being transmitted over our network infrastructure, we are able to maintain better control over the quality of service and the network's ability to redirect and manage customer content.

Messaging Services

         We offer a broad set of messaging solutions to meet our customers' needs. Our Messaging Services product line consists of GlobixMail, Microsoft Hosted Exchange and Value Added Services. GlobixMail is an open-standard compliant email application with a low cost of ownership. The GlobixMail service is designed to perform as a high availability application on a Globix-managed infrastructure. We launched our Microsoft Hosted Exchange service in June 2001 targeting the needs of

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

our enterprise accounts. This service offers a robust set of messaging and collaboration features including e-mail, calendaring and instant messaging.

Sales and Marketing

            Our sales and marketing objective is to achieve broad market penetration within our target market of businesses that depend upon the Internet for mission-critical operations. We and our resellers sell our services to businesses directly through our sales force and indirectly through our alliance partners.

            Our sales force consists of field sales, strategic accounts, alliance sales and telesales, which are organized geographically to ensure that each customer's services are implemented properly and efficiently. In addition, we utilize referral, reseller and other indirect sales channels. We are currently working with Communication Technology Advisors, or CTA, a consulting and private advisory firm that we have engaged to act as the office of the Chief Restructuring Officer, to evaluate our sales efforts and sales commission structure in an effort to enhance revenue opportunities.

            Our marketing organization is responsible for product marketing management, public relations and marketing communications. Product marketing management includes defining the product roadmap and bringing to market the portfolio of services and programs to address customer needs. These activities include product strategy and definition, pricing, competitive analysis, product launches, channel program management and product lifecycle management. Public relations focus on cultivating industry analyst and media relationships.

Customers

            We have established a diversified base of customers in a variety of industries, such as media and publishing, financial services, retail, healthcare, governmental agencies and technology.

Focus on Cost Management

         We have made a concerted effort to reduce our network costs by reducing network infrastructure and operation costs through contract renegotiation and more efficient routing of traffic. In addition, in connection with our emergence from bankruptcy we developed a broad-based action plan to reduce costs company-wide. We have begun to implement this action plan to further reduce ongoing costs by:

         .    consolidating operational functions;

         .    revamping our sales commission structure;

         .    increasing our collection capabilities;

         .    exiting from certain real estate locations; and

         .    reducing personnel.

         We will continue to monitor our costs and implement timely and reasonable measures to reduce them. In addition, CTA continues to assist us with our cost management focus and to evaluate potential strategic relationships that may enhance our cost management initiatives.

Facilities

         In July 1998, we purchased the land and the approximately 155,000 gross square foot building located at 139 Centre Street, New York, New York. Construction at this facility was completed in July

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

1999 and the building houses an Internet data center and offices for our executive, technical, sales and administrative personnel.

         In September 2000 we purchased the land and the approximately 187,000 gross square foot building located at 415 Greenwich Street, New York, New York. Construction at this facility was recently completed and the building houses our second New York Internet data center and additional office space.

         In July 1998, we signed a lease commencing January 15, 1999 for approximately 60,000 gross square feet of space in Santa Clara, California. In October 1998, we signed a lease for the rental of approximately 38,000 gross square feet of space at Prospect House, 80 New Oxford Street, London, England. Construction at both of these facilities was completed in July 1999 and each houses an Internet data center and offices for technical, sales and administrative personnel.

         In July 2000, we entered into a lease for our second London Internet data center, containing approximately 206,000 gross square feet of space. Construction and fit-out of one floor of Internet data center space has been completed and the facility became operational in June 2001. In April 2002 we renegotiated our lease for this Internet data center, resulting in us retaining a total of 60,000 gross square feet of space.

         In August 2000, we acquired our existing leases for Internet data centers in Atlanta containing approximately 5,000 gross square feet of space.

         We believe that these facilities are adequate for our current and foreseeable needs and that additional space will be available when needed.

Employees and Employee Relations

         As of June 30, 2002, we had approximately 300 full-time employees: approximately 200 in the United States and 100 outside the United States. In addition to our full-time employees, we also employ part-time personnel from time to time in various departments. None of our employees are covered by a collective bargaining agreement. We believe that our current relations with our employees are satisfactory.

Competition

         Our competitors include other Internet service providers with a significant national or global presence that focus on business customers, such as IBM, Loudcloud/EDS, Genuity, DIGEX, NaviSite and UUNet. Our competitors also include telecommunications companies, such as AT&T, British Telecom, Cable & Wireless, Level 3, WorldCom, Qwest and Sprint. We believe that competition is based upon a number of factors, including price, quality of service and financial stability.

         New competitors, including large computer hardware, software, media and other technology and telecommunications companies, may enter our market and rapidly acquire significant market share. As a result of increased competition and vertical and horizontal integration in our industry, we could encounter significant pricing pressures. These pricing pressures could result in significantly lower average selling prices for our services.

Trademarks and Patents

         We currently have 8 trademarks applications and one patent application pending in the United States Patent and Trademark Office.

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Legal Proceedings

         On March 1, 2002, our company and two of our wholly-owned domestic subsidiaries, Comstar.net, Inc. and ATC Merger Corp., filed voluntary petitions under Chapter 11 of the U.S. Bankruptcy Code, together with the prepackaged plan of reorganization, with the United States Bankruptcy Court for the District of Delaware. On April 8, 2002, the bankruptcy court confirmed the plan of reorganization. Effective April 25, 2002, all conditions necessary for the plan of reorganization to become effective were satisfied or waived and we emerged from Chapter 11 bankruptcy protection.

         There is a putative class action lawsuit pending in the United States District Court for the Southern District of New York titled In re Globix Corp Securities Litigation, No. 02-CV-00082. A consolidated amended complaint was filed in this lawsuit on June 28, 2002. This lawsuit names as defendants our company and former Globix officers Marc Bell, Peter Herzig and Brian Reach, and asserts claims under sections 10(b) and 20(a) of the Exchange Act and Rule 10b-5 promulgated thereunder on behalf of all persons or entities who purchased our securities between November 16, 2000 and December 27, 2001. We have not yet responded to the consolidated amended complaint, and expect to file a motion to dismiss this lawsuit. We believe that the allegations in this lawsuit are without merit and we intend to vigorously defend against them. We cannot give any assurance, however, that this lawsuit will not harm our business, financial condition or results of operations.

         We are from time to time involved in legal actions in the ordinary course of our business. Other than as set forth above, we are not aware of any pending or threatened litigation, arbitration or administrative proceedings involving claims or amounts that, individually or in the aggregate, we believe are likely to significantly harm our business, financial condition or future results of operations. Any litigation, however, involves risk and potentially significant litigation costs, and therefore we cannot give any assurance that any litigation which may arise in the future will not significantly harm our business, financial condition or future results of operations.

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                                   MANAGEMENT

         Set forth below is the name, age as of July 25, 2002, and a brief account of the business experience of each person who is, or was at July 25, 2002, a director or officer of our company.

Name                                        Age      Position
----                                        ---      --------
Peter K. Stevenson .....................     42      President and Chief Executive Officer and Director
Shawn P. Brosnan .......................     40      Senior Vice President and Corporate Controller
Gregory P. Leahy .......................     36      General Counsel and Corporate Secretary
John D. McCarthy .......................     38      Acting Chief Financial Officer
Anthony L. Previte .....................     37      Senior Vice President and Chief Technology Officer
Lord Anthony St. John ..................     45      President of Global Sales and Marketing
Jared E. Abbruzzese ....................     47      Director
Marc H. Bell ...........................     34      Chairman of the Board of Directors
Peter S. Brodsky .......................     31      Director
Peter L. Herzig ........................     39      Vice Chairman of the Board of Directors
Steven Lampe ...........................     43      Director
Steven G. Singer .......................     41      Director
Brandon Stranzl ........................     28      Director

         Peter K. Stevenson joined our company as President and Chief Executive Officer in April 2002 and also serves as a member of our board of directors. Mr. Stevenson has over 20 years of experience in the communications industry. Mr. Stevenson is founder and currently Chief Executive Officer of Net One Group, Inc., a Northern Virginia based telecom investment and management company involved in developing and operating next generation broadband service networks. Prior to joining Globix, Mr. Stevenson was a senior consultant to Communication Technology Advisors LLC, an investment advisory company focused on restructuring companies in the communications sector from February 2002 to April 2002. Mr. Stevenson is a co-founder of Net Uno, one of the largest cable television, connective local exclusive carriers and ISP carriers in Venezuela and has been serving as a Strategic Advisor to Net Uno's board of directors since January 2001. From January 1998 to February 2002, Mr. Stevenson was a corporate officer of Net Uno and President and Chief Operating Officer of Net Uno's Data and Telephone Group. From February 1996 to June 1998, Mr. Stevenson was Partner and Vice President for Wave International, an international telecom investment and management firm focused on developing companies in international markets. Mr. Stevenson graduated with a Bachelor of Science degree from Saint Francis College.

         Shawn P. Brosnan has served as Senior Vice President and Corporate Controller of our company since August 2001. Prior to that, he served as Vice President and Corporate Controller since joining our company in November 1999. Prior to joining our company, Mr. Brosnan spent over 15 years with Ernst &
Young LLP. During his tenure at Ernst & Young, he was a business advisor with extensive experience in the areas of accounting, finance, financial reporting, mergers and acquisitions and process improvement. Mr. Brosnan is a certified public accountant and received his Bachelor of Science degree in accounting from Providence College.

         Gregory P. Leahy joined our company in July 1999 as Associate General Counsel and became General Counsel and Corporate Secretary of our company in February 2002. Prior to joining our

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

company, Mr. Leahy was an attorney in private practice with Morrison, Mahoney & Miller, where he provided counsel to a variety of clients with respect to corporate matters. His primary area of practice was advising technology/new media companies as well as the banking community. Mr. Leahy began his career as a litigation attorney representing corporations in general litigation and employment matters. He has also served as a lobbyist on behalf of corporate clients. Mr. Leahy holds a Bachelor of Arts degree in American History from Columbia University and received his Juris Doctorate degree from Boston University.

         John D. McCarthy has served as Acting Chief Financial Officer since April 2002. Prior to holding this position, Mr. McCarthy served as Vice President of Financial Planning and Analysis from August 2001 through April 2002 and as Managing Director of Finance for the Application Services Group from the time he joined our company in March 2001 through August 2001. Prior to joining our company in March 2001, Mr. McCarthy served as Vice President, Finance for LC39, a New York based technology incubator and venture capital fund, from March 2000 to March 2001. Prior to his employment with LC39, Mr. McCarthy served as Vice President of Finance of Brandsforless.com from November 1998 through July 1999. Prior to that, he served as Vice President and Director of Business Affairs for the advertising and direct marketing units of Young & Rubicam, Inc. Prior to Young & Rubicam, Mr. McCarthy held finance and operating positions with United Technologies. Mr. McCarthy received a Masters in Business Administration degree from The Wharton School of Business of the University of Pennsylvania and a Masters degree in International Studies from Wharton's Lauder Institute. Mr. McCarthy received his undergraduate degree in History and Asian Studies from Connecticut College.

         Anthony L. Previte joined our company as Chief Technology Officer in October 1998. Between July 1991 and October 1998, Mr. Previte served as the Vice President of Special Projects for Emcor Group Inc., a publicly traded electrical and mechanical engineering and construction firm. At Emcor Group, Mr. Previte was involved in the design and construction of more than one million square feet of secure data center facility space for companies such as Prudential Securities, Morgan Stanley and Nomura Securities. Mr. Previte has a degree in aerospace engineering from Polytechnic Institute of New York.

         Anthony St. John, Lord St. John of Bletso has served as President of Global Sales and Marketing of our company since August 2001. Prior to that he served as Vice President, Business Development from September 1999 through August 2001. Since 1978, Lord St. John has served as a sitting member of the House of Lords of the Parliament of the United Kingdom and an Extra Lord-in-Waiting to Her Majesty the Queen. He is also a member of The House of Lords' European Union Sub-Committee on Economic and Financial Affairs, Trade and External Relations. Since 1993, he has served as a consultant to Merrill Lynch and is a Registered Representative of the London Stock Exchange. Lord St. John is also the Director of Business Development of our U.K. subsidiary. He received Bachelor of Arts and Bachelor of Science degrees from Capetown University, a Bachelor of Laws degree from the University of South Africa and a Masters of Law degree from the London School of Economics.

         Jared E. Abbruzzese has been a director of our company since April 2002. Mr. Abbruzzese is the founder and Chairman of Communication Technology Advisors LLC, a restructuring boutique focusing on distressed telecommunications companies through the provision of strategic planning advice, restructuring assistance and overall business advice. Mr. Abbruzzese is also the founder and chairman of TechOne Capital Group LLC, a private investment and consulting company concentrating in the technology and telecommunications sectors. Mr. Abbruzzese is currently the Chairman of the Board of Motient Corporation, a publicly-traded corporation, and is Chairman and acting Chief Executive Officer of WSNet Holdings, Inc., a provider of satellite television programming. Until August 1999, Mr. Abbruzzese was chairman and chief executive officer of CAI

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

         Wireless Systems, Inc., a wireless cable operator founded by Mr. Abbruzzese in 1991. Mr. Abbruzzese sits on several other boards of directors, including DualStar Technologies Corporation, a public corporation and provider of broadband access services and construction company and Evident Technologies, Inc., a start-up technology company located in Albany, N.Y. for which he is Co-Chairman of the Board.

         Marc H. Bell has been non-executive Chairman of our board of directors since August 1, 2001. Prior to that, Mr. Bell served as Chairman of our board of directors since he founded our company in 1989. In addition, Mr. Bell served as Chief Executive Officer of our company from 1989 through August 1, 2001. Mr. Bell has a Bachelor of Science degree in accounting from Babson College and a Masters degree in real estate development and finance from New York University.

         Peter S. Brodsky has been a director of our company since October 2001. Mr. Brodsky is a partner of Hicks, Muse, Tate & Furst Incorporated and has been with Hicks Muse since 1995. At Hicks Muse, Mr. Brodsky has focused on Hicks Muse's media investments, specifically in radio, television, sports and software, and serves as a director of several of Hicks Muse's portfolio companies. In addition to our company, Mr. Brodsky is a director of two other publicly-traded companies, RCN Corporation and Cooperative Computing, Inc.
Mr. Brodsky received a Bachelor of Arts degree from Yale University.

         Peter L. Herzig has served as Vice Chairman of our board of directors since May 2002. From August 2001 through May 2002, Mr. Herzig served as our Chief Executive Officer. Mr. Herzig joined our company in October 2000, served as Chief Operating Officer from March 2001 through August 2001 and served as Senior Vice President and Chief Operating Officer-Application Services Group from October 2000 through March 2001. Prior to joining our company, Mr. Herzig served as Executive Vice President and Chief Financial Officer at iWon.com from March 2000 to October 2000, where his responsibilities included managing iWon's relationship with our company. Prior to joining iWon.com, Mr. Herzig was a Senior Managing Director and Head of Global Capital Markets Services for Bear, Stearns & Co. Inc. from February 1998 through March 2000, where he provided strategic capital-structure advisory services to a broad spectrum of domestic and international clients, including many new media technology companies experiencing growth with the expansion of the Internet. Prior to Bear Stearns, Mr. Herzig worked at Goldman Sachs & Co. from July 1989 through February 1998. Mr. Herzig has a Bachelor of Arts degree from Dartmouth College and a Masters degree in Business Administration from Columbia University.

         Steven Lampe has been a director of our company since April 2002. Mr. Lampe is a Managing Member of Lampe, Conway & Co. LLC, an investment management company which he co-founded in June 1999. Prior to his work at Lampe, Conway, Mr. Lampe managed Lone Star Securities Fund, a distressed investment fund, from June 1997 through June 1999. Prior to his employment with Lone Star, Mr. Lampe worked at Smith Management, a private investment company, from February 1988 through June 1997. Mr. Lampe has a Bachelor of Arts degree from Middlebury College and a Masters in Business Administration degree from Harvard University.

         Steven G. Singer has been a director of our company since April 2002. Mr. Singer is the Chairman and Chief Executive Officer of American Banknote Corporation, a publicly-traded corporation and 200 year-old global security printer of documents of inherent value, including currency, passports, credit cards, stock and bond certificates, and related products and services, and the Chairman and Chief Executive Officer of Pure 1 Systems, a manufacturer and distributor of water treatment products. Mr. Singer is also a director of Motient Corporation, a publicly-traded corporation, and the Chapter 7 Trustee of American Pad & Paper Company. Until November 2000, Mr. Singer was also the Executive Vice President and Chief Operating Officer of Romulus Holdings, Inc., a family-owned investment vehicle.

         Brandon Stranzl has been a director of our company since April 2002. Mr. Stranzl is a research analyst for Third Avenue Funds, where he focuses on distressed debt and value equities. Mr. Stranzl is also a director of Motient Corporation, a publicly-traded corporation. Prior to joining Third Avenue in March 2002, Mr. Stranzl was employed by Morgan Stanley Asset Management from March 1999 through March 2002. From September 1997 through March 1999, he worked for Fidelity Investments. Mr. Stranzl received a Bachelor of Arts degree from Vassar College. He is a Chartered Financial Analyst and a member of the New York Society of Security Analysts.

Our Board of Directors and Executive Officers

         Our board of directors currently consists of eight members. Our directors are elected at each annual stockholders' meeting, and serve until the next annual stockholders' meeting and the election and qualification of their respective successors. Seven of the current members of our board of directors were selected in accordance with the terms of the plan of reorganization to serve as the directors of our company following the effective date of the plan of reorganization.

Committees

         Our bylaws provide that our board of directors may create, by the affirmative vote of at least a majority of the directors then in office, an executive committee and any other committees which our board of directors deems necessary or desirable to create. The current committees of our board of directors are the audit committee and the compensation committee. Our audit committee is comprised of Messrs. Brodsky, Lampe and Stranzl. Our compensation committee is comprised of Messrs. Abbruzzese, Lampe, Singer and Stranzl.

Executive Compensation

         The following Summary Compensation Table sets forth the total compensation for the fiscal years ended September 30, 2001, September 30, 2000 and September 30, 1999 for our former Chief Executive Officer and our four most highly compensated executive officers (other than the Chief Executive Officer), which we refer to in this prospectus as the named executive officers:

                           Summary Compensation Table

                                        Annual Compensation                           Long-Term Compensation
                                        -------------------                           ----------------------
                                                                                  Awards                 Payouts
                                                                                  ------                 -------
                                                                                         Securities
                                                        Other Annual    Restricted       Underlying                     All Other
Name and Principal Position  Year  Salary($)  Bonus($) Compensation($) Stock Awards($)    Award(#)   LTIP Payouts($) Compensation($)
---------------------------  ----  ---------  -------- --------------- ---------------    --------   --------------- ---------------
Marc H. Bell(1)              2001   323,563      --          --           6,016,852             --          --            --
  President and Chief        2000   367,500   831,125        --                  --             --          --            --
  Executive Officer          1999   350,000   331,875        --                  --      4,788,244          --            --

Peter L. Herzig (2)          2001   200,000   100,000        --                  --        200,000          --            --
  Chief Executive Officer

Marc Jaffe (3)               2001   250,000        --        --             705,000        120,000          --            --
  Chief Operating Officer    2000   250,000        --        --                  --             --          --            --
                             1999   215,685        --        --                  --        480,000          --            --

Anthony L. Previte           2001   200,000        --        --             528,750         90,000          --            --
  Chief Technology           2000   200,000        --        --                  --             --          --            --
  Officer                    1999   141,585        --        --                  --        400,000          --            --

Brian L. Reach (4)           2001   250,000        --        --             587,500        100,000          --            --
  Chief Financial Officer    2000   250,000    50,000        --                  --             --          --            --
                             1999    20,000        --        --                  --        400,000          --            --

Richard Rose (5)             2001   247,292    49,500        --              73,438         12,500          --            --
  Senior Vice President,     2000    91,456        --        --                  --         50,000          --            --
  Technology and
  Application Services

----------
(1) Mr. Bell resigned as Chief Executive Officer on August 1, 2001 and became non-executive Chairman of our board of directors.
(2) Mr. Herzig became Chief Executive Officer on August 1, 2001, and resigned as Chief Executive Officer and became Vice-Chairman of our board of directors on May 14, 2002. Mr. Herzig joined our company on October 16, 2000.
(3) Mr. Jaffe resigned from our company on April 8, 2002.
(4) Mr. Reach joined our company on September 1, 1999 and resigned on April 8, 2002.
(5) Mr. Rose joined our company on May 9, 2000 and resigned on June 17, 2002.

Options

         In connection with the plan of reorganization, all options to acquire shares of our common stock that were outstanding immediately before the effective date of the plan or reorganization were cancelled. The plan of reorganization provides for the grant of up to 1,828,889 stock options to be issued pursuant to a 2002 Stock Option Plan. We expect that the compensation committee of our board of directors will adopt the 2002 Stock Option Plan within 90 days of the date of this prospectus.

Employment Agreements

Marc H. Bell

         Effective June 1, 1998, we entered into a seven year employment agreement with Marc H. Bell. In connection with our financial restructuring and Mr. Bell's resignation as Chief Executive Officer, our company and Mr. Bell agreed in principle to a three year employment agreement that, among other things, reduces his base salary to $12,000 per year effective August 1, 2001 for his services as non-executive chairman of our board of directors and provides that he will be entitled to participate in all employee benefit plans offered by our company, including group health insurance.

Peter L. Herzig

         Effective October 2, 2001, we entered into an employment agreement with Peter L. Herzig. Under the terms of Mr. Herzig's employment agreement, Mr. Herzig's base salary for the fiscal year ended September 30, 2002 is $250,000. In addition, Mr. Herzig is entitled to quarterly and annual performance bonuses and stock option grants to purchase shares of our common stock.

         Mr. Herzig's employment agreement provides that in the event that we terminate Mr. Herzig's employment with our company for any reason other than cause, if Mr. Herzig terminates his employment with our company for good reason or if Mr. Herzig's employment with our company terminates as a result of his death or permanent disability, then Mr. Herzig is entitled to:

         . receive his current salary for a period of one year following termination;

         . receive certain medical benefits for a period of one year following termination; and

         . exercise, for a period of one year following termination, any then-unvested rights, warrants or options to purchase our capital stock held by Mr. Herzig which would vest during such one year period.

         In addition, in the event that Mr. Herzig's employment with our company is terminated for any reason other than good reason or death or disability, or for cause, Mr. Herzig is entitled to receive any portion of his annual and/or quarterly bonus that he has earned but not yet received.

         Mr. Herzig vacated his position as chief executive officer of our company and became vice chairman of our board of directors on May 14, 2002.

Marc Jaffe

         Effective October 2, 2001, we entered into an employment agreement with Marc Jaffe. Under the terms of this agreement, Mr. Jaffe's base salary for the fiscal year ended September 30, 2002 was $250,000. Pursuant to the terms of Mr. Jaffe's employment agreement, Mr. Jaffe was also entitled to an annual performance bonus and stock option grants to purchase shares of our common stock.

         Mr. Jaffe resigned from our company on April 8, 2002. Under the terms of Mr. Jaffe's employment agreement, Mr. Jaffe will continue to be paid his base salary until April 8, 2003.

Compensation Committee Interlocks and Insider Participation

None.

Directors Compensation

         Effective April 25, 2002, the effective date of the plan of reorganization, we implemented a cash compensation program for our directors. Pursuant to this program, directors are entitled to receive:

         .  $2,000 per month;

         . an additional $250 per month for service on the compensation committee of our board of directors;

         . an additional $500 per month for service on the audit committee of our board of directors; and

         . an additional $1,000 for each board of directors or committee meeting in excess of four per year.

Indemnification of Directors and Executive Officers and Limitation on Liability

         Our amended and restated certificate of incorporation and amended and restated bylaws provide that we will indemnify our directors and executive officers to the fullest extent permitted by Delaware law for damages resulting from conduct as a director or executive officer. In addition, we carry an insurance policy for the protection of our directors and executive officers against any liability asserted against them in their official capacities. To the extent that indemnification for liabilities under the Securities Act may be permitted to directors or executive officers of our company, we have been informed that in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

                             PRINCIPAL STOCKHOLDERS

        The following table and the accompanying notes set forth certain information, as of July 22, 2002, concerning the beneficial ownership of our common stock by: (1) each person who is known by us to beneficially own more than five percent of our common stock, (2) each director of our company, (3) each named executive officer and (4) all directors and named executive officers as a group.

                Name and Address
              of Beneficial Owner                     Number of Shares (1)(2)   Percent of Class
              -------------------                     -----------------------   ----------------
Morgan Stanley Investment Management
One Tower Bridge
Suite 1100
W. Conshohoken, Pennsylvania 19428                         2,023,099(3)               12.29%

HM4 Globix Qualified Fund, LLC
c/o Hicks, Muse, Tate & Furst Incorporated
200 Crescent Court
Dallas, Texas 75201...............................         2,092,487                 12.71%

     Jared E. Abbruzzese..........................                 0                     *
     Marc H. Bell(4)..............................           247,295                  1.50%
     Peter S. Brodsky(5)..........................                 0                     *
     Peter L. Herzig..............................                 0                     *
     Steven Lampe(6)..............................                 0                     *
     Steven G. Singer.............................                 0                     *
     Peter K. Stevenson...........................                 0                     *
     Brandon Stranzl..............................                 0                     *
     Marc Jaffe...................................             1,251                     *
     Anthony L. Previte...........................               708                     *
     Brian L. Reach...............................               823                     *
     Richard Rose.................................                99                     *
     All directors and named executive officers
       as a group (12 people).....................           250,176                 1.52%

________

*        Less than 1% of our outstanding shares of common stock.

(1) The information regarding beneficial ownership of our common stock has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership of our common stock includes any shares of our common stock as to which a person, directly or indirectly, has or shares voting power or investment power and also any shares of our common stock as to which a person has the right to acquire such voting or investment power within 60 days through the exercise of any stock option or other right. The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing (a) (i) the number of shares beneficially owned by such person plus (ii) the number of shares as to which such person has the right to acquire voting or investment power within 60 days by (b) the total number of shares outstanding as of such date. On July 22, 2002, the total number of shares of our common stock deemed to be outstanding pursuant to the terms of the plan of reorganization was 16,460,000. As used in this prospectus, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares. Except as noted, each stockholder listed has sole voting and investment power with respect to the shares shown as beneficially owned by such stockholder.

(2) On June 25, 2002, we entered into a Stipulation and Order with the lead plaintiffs in the class action lawsuit described in the section of this prospectus entitled "The Company--Legal Proceedings." The Stipulation and Order provides that 229,452 shares of our common stock and $1.968 million in aggregate principal amount of the notes will be held in reserve in escrow pending the outcome of the class action lawsuit. In the event that any settlement entered into in connection with the class action lawsuit requires us to pay an amount in excess of our liability insurance, we will be required to issue to the class action litigants and their attorneys all (in the event that this excess is $10 million or greater) or a portion of (in the event that this excess is less than $10 million) of the shares of our common stock and the notes being held in escrow. We have assumed for purposes of the above calculations, however, that our liability insurance will be sufficient to cover any settlement in the class action lawsuit and that the shares of our common stock and the notes being held in escrow will be distributed in accordance with the plan of reorganization rather than to the class action litigants and their attorneys.

(3) According to information provided to us by Morgan Stanley Investment Management, the pecuniary interests in these shares are held by a number of institutional investors for whom Morgan Stanley Investment Management is the discretionary investment advisor. Morgan Stanley Investment Management has voting and investment power over these shares and, accordingly, is deemed to beneficially own these shares.

(4) Includes 233,650 shares of our common stock issued in exchange for $10,000,000 in aggregate principal amount of the 12.5% notes owned by Mr. Bell or entities controlled by Mr. Bell.

(5) Peter S. Brodsky is a partner of Hicks, Muse, Tate & Furst Incorporated. Mr. Brodsky is also an officer of the selling holders HM4 Globix Qualified Fund, LLC, HM4 Globix Private Fund, LLC, HM PG-IV Globix, LLC, HM 4-EQ Globix Coinvestors, LLC and HM 4-SBS Globix Coinvestors, LLC and, accordingly, may be deemed to beneficially own all or a portion of the shares of common stock owned by these entities. Mr. Brodsky disclaims beneficial ownership of all shares of our common stock not owned by him of record (except to the extent of any pecuniary interest therein).

(6) Mr. Lampe is affiliated with LC Capital, which is the beneficial owner of 778,832 shares, or approximately 4.73%, of the outstanding shares of our common stock.

                                 SELLING HOLDERS

        The following table and accompanying notes set forth certain information, as of July 22, 2002, regarding the selling holders. Under this prospectus, the selling holders and any of their respective transferees, assignees, donees, distributees, pledgees or other successors-in-interest may offer and sell from time to time an aggregate of 4,327,499 shares of our common stock and an aggregate of $26,341,558 in aggregate principal amount of the notes. The securities listed below are being registered to permit public sales of these securities by the selling holders, and the selling holders may offer all, some or none of these securities.

        Certain of the selling holders owned the 12.5% notes prior to the effective date of the plan of reorganization, when the 12.5% notes were exchanged for shares of our common stock and the notes. These selling holders owned various amounts of the 12.5% notes and may have engaged in open market and off-market transactions involving purchases and sales of the 12.5% notes in the period prior to the effective date of the plan of reorganization.

Common Stock

        The table below sets forth the names of the selling holders of shares of our common stock and the number of shares of our common stock beneficially owned by these selling holders as of July 22, 2002. On July 22, 2002, the number of shares of our common stock deemed to be outstanding pursuant to the terms of our plan of reorganization was 16,460,000. Except as otherwise indicated, each person listed in the table below has informed us that it has (1) voting and investment power with respect to its shares of our common stock and (2) record and beneficial ownership with respect to its shares of our common stock.

        If all of the shares of our common stock listed below are sold pursuant to this prospectus, then the selling holders will sell 4,327,499 shares of our common stock, or 26.2% of the total number of shares of our common stock outstanding.

        The information set forth in the table below was provided to us by the selling holders listed below.

                                                     Beneficial Ownership                             Beneficial Ownership
                                                    Prior to the Offerings                             After the Offerings
                                                    ----------------------                            --------------------


                                            Number of                           Number of Shares    Number of
                                            Shares of                           of Common Stock     Shares of
           Name and Address of               Common                             Offered by this       Common
            Beneficial Owner                Stock(1)           Percent             Prospectus         Stock          Percent
            ----------------                --------           -------             ----------         -----          -------
Morgan Stanley Investment Management (2)
One Tower Bridge
Suite 1100
W. Conshohocken, Pennsylvania 19428 ....    2,023,099          12.29%              2,023,099            0               *

HM4 Globix Qualified Fund, LLC (3)
c/o Hicks, Muse, Tate & Furst
Incorporated
200 Crescent Court
Dallas, Texas 75201.....................    2,092,487          12.71%              2,092,487            0               *

HM4 Globix Private Fund, LLC (3)
c/o Hicks, Muse, Tate & Furst
Incorporated
200 Crescent Court
Dallas, Texas 75201.....................       14,831           0.09%                 14,831            0               *

HM PG-IV Globix, LLC (3)
c/o Hicks, Muse, Tate & Furst
Incorporated
200 Crescent Court
Dallas, Texas 75201.....................      111,430           0.68%                111,430            0               *

HM 4-EQ Globix Coinvestors, LLC (3)
c/o Hicks, Muse, Tate & Furst
Incorporated
200 Crescent Court
Dallas, Texas 75201.....................       34,177           0.21%                 34,177            0               *

HM 4-SBS Globix Coinvestors, LLC (3)
c/o Hicks, Muse, Tate & Furst
Incorporated
200 Crescent Court
Dallas, Texas 75201.....................       51,475           0.31%                 51,475            0               *

--------
 *   Less than 1%.

(1) On June 25, 2002, we entered into a Stipulation and Order with the lead plaintiffs in the class action lawsuit described in the section of this prospectus entitled "The Company -- Legal Proceedings." The Stipulation and Order provides that 229,452 shares of our common stock and $1.968 million in aggregate principal amount of the notes will be held in reserve in escrow pending the outcome of the class action lawsuit. In the event that any settlement entered into in connection with the class action lawsuit requires us to pay an amount in excess of our liability insurance, we will be required to issue to the class action litigants and their attorneys all (in the event that this excess is $10 million or greater) or a portion of (in the event that this excess is less than $10 million) of the shares of our common stock and the notes being held in escrow. We have assumed for purposes of the above calculations, however, that our liability insurance will be sufficient to cover any settlement in the class action lawsuit and that the shares of our common stock and the notes being held in escrow will be distributed in accordance with the plan of reorganization rather than to the class action litigants and their attorneys.

(2) Morgan Stanley Investment Management is a discretionary investment advisor of a number of institutional investors and has voting and investment control over the shares of our common stock held by these institutional investors. Accordingly, Morgan Stanley Investment Management is deemed to beneficially own 2,023,099 shares of our common stock.

(3) Each of these selling holders is an affiliate of Hicks, Muse, Tate & Furst Incorporated. Peter S. Brodsky, a partner of Hicks, Muse, Tate & Furst Incorporated, is a director of the Company, and as of July 25, 2002, did not hold of record any shares of common stock. Mr. Brodsky is also an officer of each of these selling holders and, accordingly, may be deemed to beneficially own all or a portion of the shares of our common stock owned by these entities. Mr. Brodsky disclaims beneficial ownership of all shares not owned by him of record (except to the extent of any pecuniary interest therein).

The Notes

         The table below sets forth the name of the selling holder of the notes and the aggregate principal amount of notes beneficially owned by this selling holder as of July 22, 2002. On July 22, 2002, $120 million in aggregate principal amount of the notes was deemed to be outstanding pursuant to the terms of the plan of reorganization. The information set forth in the table below was provided to us by the selling holder listed below.

                                               Beneficial Ownership             Beneficial Ownership
                                              Prior to the Offerings            After the Offerings
                                              ----------------------            -------------------

                                                                  Aggregate
                                                                  Principal
                                              Aggregate        Amount of Notes       Aggregate
         Name and Address of                  Principal        Offered by this    Principal Amount
         Beneficial Owner                 Amount of Notes(1)      Prospectus          of Notes
         ----------------                 ------------------      ----------          --------
         Morgan Stanley Investment
         Management (2)
         One Tower Bridge
         Suite 1100
         W. Conshohocken, Pennsylvania
         19428 ..........................    $26,341,558         $26,341,558           $   0

------

(1) On June 25, 2002, we entered into a Stipulation and Order with the lead plaintiffs in the class action lawsuit described in the section of this prospectus entitled "The Company--Legal Proceedings." The Stipulation and Order provides that 229,452 shares of our common stock and $1.968 million in aggregate principal amount of the notes will be held in reserve in escrow pending the outcome of the class action lawsuit. In the event that any settlement entered into in connection with the class action lawsuit requires us to pay an amount in excess of our liability insurance, we will be required to issue to the class action litigants and their attorneys all (in the event that this excess is $10 million or greater) or a portion of (in the event that this excess is less than $10 million) of the shares of our common stock and the notes being held in escrow. We have assumed for purposes of the above calculations, however, that our liability insurance will be sufficient to cover any settlement in the class action lawsuit and that the shares of our common stock and the notes being held in escrow will be distributed in accordance with the plan of reorganization rather than to the class action litigants and their attorneys.

(2) Morgan Stanley Investment Management is a discretionary investment advisor of a number of institutional investors and has voting and investment control over the notes held by these institutional investors. Accordingly, Morgan Stanley Investment Management is deemed to beneficially own $26,341,558 aggregate principal amount of the notes. This amount includes $17,352,000 aggregate principal amount of the notes initially deemed to have been issued by our company pursuant to the terms of the plan of reorganization, plus $8,989,558 in aggregate principal amount of additional notes to be issued in lieu of cash interest payments on the notes, assuming that interest is paid in additional notes for a period of four years from the date of the initial issuance of the notes.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Described below are certain transactions that we have entered into with parties that are related to our company.

Registration Rights Agreement

    On April 23, 2002, we entered into a registration rights agreement with respect to our common stock and the notes. Under the registration rights agreement, we agreed to file the registration statement of which this prospectus forms a part on or before the 90th day following the effective date of the plan of reorganization, relating to the offer and sale of our notes, including additional notes paid or payable as interest on the notes, and shares of our common stock.

    Subject to certain adjustments, we are required to bear all expenses incident to the registration of the notes and our common stock. We agreed to indemnify the holders of the restricted securities against all liabilities, whether under the securities laws or otherwise, arising out of disclosure deficiencies in the registration statement. Our indemnity obligation does not, however, extend to liability for information pertaining to a holder and furnished to our company by or on behalf of such holder for inclusion in the registration statement.

    Subject to certain adjustments, we are obligated to keep the registration statement continuously effective, supplemented and amended for a period ending on the earlier of:

         . the date on which all of the notes and the shares of our common stock have been sold pursuant to the registration statement or pursuant to Rule 144 under the Securities Act;

         . the three year anniversary of the date on which the Securities and Exchange Commission declares the registration statement effective; and

         . the date on which there are no longer any shares of our common stock or notes outstanding.

Consulting Agreement with Communication Technology Advisors LLC

    The company and Communication Technology Advisors LLC, or CTA, are party to a consulting agreement dated as of April 19, 2002. CTA is a consulting and private advisory firm specializing in the technology and telecommunications sectors. Jared E. Abbruzzese, a member of our board of directors, is the Founder and Chairman of CTA and is actively engaged in all aspects of CTA's business.

    Under this agreement, we engaged CTA to act as the Office of the Chief Restructuring Officer, providing our senior management with a wide range of business advisory services. The initial term of the agreement ends on October 31, 2002. As consideration for the services provided by CTA, we agreed to pay to CTA a monthly fee of $65,000. We also agreed to reimburse CTA for its out-of-pocket expenses incurred in connection with rendering services to us during the term of the agreement. In addition to the monthly fee and expense reimbursement, CTA is also entitled to a success fee in the amount of $1,500,000 upon the achievement of certain success milestones.

    CTA was originally introduced to our company as a financial advisor to the unofficial committee of holders of the 12.5% notes prior the commencement of our Chapter 11 case. CTA received a total of $247,500 in fees in connection with its service as financial advisor to the unofficial committee and was reimbursed a total of $20,568 for out-of-pocket expenses. As a result of this engagement, we were introduced to Peter K. Stevenson, currently our chief executive officer, who was among several CTA representatives providing advisory services to the unofficial committee and to several other clients of CTA unrelated to the company. Mr. Stevenson does not own an equity interest in CTA, nor is he actively consulting for CTA on other matters. A non-executive employee of our company is also affiliated with CTA. Under the arrangement he has with the company, this employee is required to devote 90% of his professional time to our company.

    Neither CTA, nor any of its principals or affiliates is a stockholder of the company, nor does it hold any debt of the company (other than indebtedness as a result of consulting fees and expense reimbursement owed to CTA in the ordinary course under its existing agreement with our company). CTA has advised us that in connection with the conduct of its business in the ordinary course:

     . it routinely advises clients in, and appears in restructuring cases involving, telecommunications companies throughout the country; and

     . certain stockholders and bondholders of the company and/or certain of their respective affiliates or principals may be considered to be current clients of CTA in matters unrelated to our company, former clients of CTA in matters unrelated to our company and affiliates of clients who are (or were) represented by CTA in matters unrelated to our company.

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                            DESCRIPTION OF SECURITIES

Description of Our Common Stock

         The following summary is a description of the material terms of our common stock, does not purport to be complete and is subject in all respects to the applicable provisions of Delaware law and of our constituent documents and of the constituent documents of our subsidiaries. Our Amended and Restated Certificate of Incorporation and Bylaws are filed as exhibits to the registration statement of which this prospectus is a part.

General

         Our company is authorized to issue 500,000,000 shares of common stock with a par value of $0.01 per share. We are also authorized to issue 5,000,000 shares of preferred stock with a par value of $0.01 per share. As of July 24, 2002, 16,460,000 shares of common stock were deemed to be outstanding pursuant to the terms of the plan of reorganization and no shares of our preferred stock were outstanding. Our board of directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of preferred stock in one or more series and to fix or alter the dividend rate, voting rights, redemption price, liquidation preference and any other rights, powers and preferences as our board of directors may determine from time to time.

         All shares of our common stock are identical and entitle the holders thereof to the same rights and privileges. The issued and outstanding shares of our common stock are validly issued, fully paid and non-assessable. The holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available therefor at such times and in such amounts as our board of directors may from time to time determine in its discretion. The holders of our common stock have no preemptive rights to purchase any of our securities. Upon liquidation, dissolution or winding up of our company, the holders of our common stock are entitled to receive pro rata our assets which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of any preferred stock then outstanding. Each outstanding share of our common stock is entitled to one vote on all matters submitted to a vote of stockholders.

Delaware Anti-Takeover Law

         We are subject to Section 203 of the Delaware General Corporation Law which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

         . prior to that date, the Board of Directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

         . upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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         .     on or subsequent to that date, the business combination is approved by the Board of Directors of the corporation and is authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of holders of at least 66 2/3% of the outstanding shares of voting stock which are not owned by the interested stockholder.

Transfer Agent and Registrar

         The transfer agent and registrar for our common stock is Mellon Investor Services.

Description of the Notes

General

         The notes were issued under an indenture dated as of April 23, 2002 (the "Indenture"), among the Company, HSBC Bank USA, as trustee (the "Trustee") and Bluestreak Digital, Inc., Gamenet Corporation, Naft Computer Service Corporation, Naft International Ltd., PFM Communications, Inc., GRE Consulting, Inc., 415 Greenwich GC, LLC, 415 Greenwich GC Tenant, LLC, 415 Greenwich GC MM, LLC, Comstar.Net, Inc. and Comstar Telecom & Wireless, Inc., as the initial Subsidiary Guarantors.

         The following is a summary of certain provisions of the Indenture, the notes and the Security Documents. It does not state these provisions in their entirety. Holders should read the Indenture, the Security Documents and the form of notes, because these documents, and not this summary, define the rights of the Holders of the notes. Because this is only a summary, it is not complete and does not describe every aspect of the Indenture, the Security Documents and the Forms of notes. Whenever there is a reference to particular sections or defined terms of the Indenture, the sections or defined terms are incorporated by reference, and the statement is qualified in its entirety by that reference. Copies of the Indenture, the Security Documents and the form of notes in substantially the form in which they have been executed have been filed as an exhibit to the registration statement of which this prospectus is a part. Capitalized terms used herein and not otherwise defined have the meanings set forth in the section "--Certain Definitions". The capitalized terms defined in this section have the definitions ascribed to them in this section for purposes of this section only. In this description, we refer to "we" and "our company" as Globix Corporation and not to our subsidiaries.

Terms of the Notes

         We are deemed to have issued the notes on the effective date of the plan of reorganization in one series that is initially limited to $120 million aggregate principal amount of 11% Senior Notes due 2008, which we refer to as the initial notes. The notes will mature on December 31, 2008.

         Each initial note and Additional Note will bear interest at 11% per annum from the date of its issuance (or the closing date in the case of the initial notes), or from the most recent date to which interest has been paid or provided for, payable annually on May 1 in each year, commencing May 1, 2003, in the case of the initial notes. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest so payable shall be:

         . for the two-year period following the closing date, payable in kind by the issuance of additional notes with terms identical to the notes (other than date of issuance) in such principal amount as shall equal the interest payment then due ("Additional Notes");

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         .     for the two-year period thereafter, payable in cash or, at our option when authorized by a Board Resolution, in Additional Notes or in any combination of cash and Additional Notes; and

         .     thereafter payable in cash.

         The notes will be issued only in fully registered form, without coupons, in denominations of $1.00 and any integral multiple of $1.00. No service charge shall be made for any registration of transfer or exchange of notes, but we may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

Redemptions

         Optional Redemption

         Unless a Change of Control has occurred and we have not completed the required Offer to Purchase, the notes are redeemable, at our option, in whole or in part, at any time or from time to time, upon not less than 15 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address at a redemption price equal to 100% of the aggregate principal amount, plus accrued and unpaid interest to but excluding the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on or prior to the relevant interest payment date).

         If a Change of Control has occurred and the required Offer to Purchase has not been completed, we may redeem the notes as described above, but the Redemption Price will be 101% of the aggregate principal amount of notes being redeemed plus accrued and unpaid interest up to but excluding the date of redemption.

         All accrued and unpaid interest must be paid in cash.

         Selection of Notes for Redemption.

         In the case of any partial redemption provided for in "--Optional Redemption," selection of the notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed or, if not so listed, on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no note of $1,000 in then outstanding principal amount or less shall be redeemed in part. If any note is to be redeemed in part only, the notice of redemption relating to such note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original note.

Change of Control

         If a Change of Control occurs at any time, then each Holder of notes shall have the right to require that we purchase such Holder's notes in whole or in part in integral multiples of $1,000, at a purchase price in cash, in an amount equal to 101% of the principal amount of such notes or portion thereof, plus accrued and unpaid interest, to the date of purchase, pursuant to the Offer to Purchase and in accordance with the other procedures set forth in the Indenture. Within 30 days following the Change of Control, we are required to mail an Offer to Purchase to each Holder describing the transaction or transactions that constitute the Change of Control and offering to purchase notes on the date specified in the Offer to Purchase. We are required to comply with the requirements of Rule 14e-1 under the

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Exchange Act and the rules and regulations promulgated thereunder to the extent such rules and regulations are applicable in connection with the purchase of the notes pursuant to the Offer to Purchase.

         We are required to perform our obligations specified in the Offer to Purchase and the Trustee is required to perform its obligations arising under the Indenture in connection therewith. Prior to the Purchase Date, we are required to:

         . accept for payment notes or portions thereof tendered pursuant to the Offer;

         . deposit with the paying agent (or, if we are acting as our own paying agent, segregate and hold in trust) money sufficient to pay the purchase price of all notes or portions thereof so accepted; and

         . deliver or cause to be delivered to the Trustee all notes so accepted together with an officers' certificate stating the notes or portions thereof accepted for payment by our company.

         The paying agent shall promptly mail or deliver to Holders of notes so accepted payment in an amount equal to the purchase price, and the Trustee will promptly authenticate and mail or deliver to such Holders a new note or notes equal in principal amount to any unpurchased portion of the note surrendered as requested by the Holder. We are required to promptly mail or deliver any note not accepted for payment to the Holder thereof. Upon surrender of a Global Note that is purchased in part pursuant to an Offer to Purchase, the paying agent will forward such Global Note to the Trustee who will make a notation in its records to reduce the principal amount of such Global Note to an amount equal to the unpurchased portion of such Global Note. We will publicly announce the results of the Offer on or as soon as practicable after the Purchase Date.

         Notwithstanding the foregoing, we are not required to make an Offer to Purchase upon a Change of Control if a third party makes the Offer to Purchase in the manner, at the times and otherwise in compliance with the requirements set forth in the "Change of Control" covenant and the Indenture applicable to the Offer to Purchase made by us and purchases all notes validly tendered and not withdrawn under such Offer to Purchase.

         We do not have any present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other capitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of Debt outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on the ability of our company and our Restricted Subsidiaries to incur additional Debt are contained in the covenants described under "--Certain Covenants--Limitation on Debt," "--Certain Covenants--Limitation on Liens" and "--Certain Covenants--Limitation on Sale Leaseback Transactions." These restrictions can only be waived with the consent of the Holders of a majority in aggregate principal amount of the notes then outstanding. These provisions may not necessarily afford the Holders of the notes protection in the event of a highly leveraged transaction, including a reorganization, restructuring, merger or other similar transaction involving our company that may adversely affect the Holders, because such transactions may not involve a shift in voting power or beneficial ownership or, even if they do, may not involve a shift of the magnitude required under the definition Change of Control to require us to make a Change of Control offer. In addition, the existence of the Holder's right to require us to repurchase such Holder's notes upon the occurrence of a Change of Control may or may not deter a third party from seeking to acquire our company in a transaction that would constitute a Change of Control.

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

         Our ability to repurchase notes pursuant to a Change of Control offer may be limited by a number of factors. Future Debt of our company or our Restricted Subsidiaries may contain prohibitions on the occurrence of certain events that would constitute a Change of Control or require such Debt to be repurchased upon a Change of Control. Moreover, the exercise by the Holders of their right to require us to repurchase the notes could cause a default under such Debt, event if the Change of Control itself does not, due to the financial effect of such repurchase on us and our Subsidiaries. Finally, our ability to purchase notes following the occurrence of a Change of Control may also be limited by our then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. In the event that a Change of Control offer occurs at a time when we do not have sufficient available funds to pay the purchase price for all notes validly tendered pursuant to such an offer or at a time when we are prohibited from making a Change of Control offer (and we are unable either to obtain the consent of the holders of the relevant Debt or to repay such Debt), an Event of Default would occur under the Indenture. Our failure to purchase tendered notes would constitute a breach of the Indenture which could, in turn, constitute a default under other Debt and could lead to the acceleration of such other Debt.

Collateral

         In order to secure our obligations under the Indenture, the notes and the applicable Security Documents, our company and the Subsidiary Guarantors have pledged to the Collateral Agent in favor of the Trustee, their interest in the Collateral. The Collateral will consist of substantially all of the unencumbered assets of the Company and its domestic Restricted Subsidiaries, including up to 66 2/3% of the Capital Stock of each first tier subsidiary and a nine-story office building located at 415 Greenwich Street, New York, New York.

         The Security Documents contain covenants pursuant to which our company and the Subsidiary Guarantors are, among other things, prohibited from selling, further mortgaging or transferring any interest in such Collateral (other than as permitted under the Indenture and the Security Documents).

         The Indenture and the Security Documents provide that the Collateral may be released from the Liens created by the Security Documents in accordance with the provisions of the Indenture and Security Documents regarding:

         . the use, sale or other disposal of equipment and inventory in the ordinary course of business;

         . payment in full of the notes in accordance with the terms of the notes and the Indenture and the other obligations then due and owing under the Notes, the Indenture and the Security Documents;

         . the sale or other disposition of Collateral constituting an Asset Disposition or otherwise allowed by the definition of Asset Sale; and

         . in connection with the release of a Subsidiary Guarantor as described in "--Subsidiary Guarantors."

         The Collateral Agent may also release a portion of the Collateral from the Lien of the Security Documents or subordinate its Lien on such Collateral so that we may use it to secure Permitted Senior Secured Debt or Designated Secured Debt (collectively, "Senior Obligations") in the following circumstances. Our company and our Restricted Subsidiaries are permitted to have Senior Obligations in

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an aggregate principal amount not to exceed $20 million at any one time outstanding. Such Senior Obligations may be secured by Liens on Collateral either senior to or in lieu of the Liens of the Security Documents.

         However, at the time Liens are granted with respect to Senior Obligations, such Liens may not extend to assets in excess of assets having a fair market value equal to or as close as practicable to 1.5 multiplied by the specific Senior Obligations then being advanced or made available. Until such time as the Senior Obligations are paid in full, the Collateral Agent may not demand or sue for any right or remedy in respect of the Collateral used to secure such Senior Obligations.

         Upon receiving a written request by the administrative agent and/or collateral agent for the Permitted Senior Secured Debt (the "Senior Debt Administrative Agent"), the Collateral Agent will release its Liens and security interests in any Collateral upon any sale, lease, transfer or other disposition of such Collateral pursuant to the terms of the agreements governing the Permitted Senior Secured Debt (but subject to the rights of the Collateral Agent in and to such Collateral and any proceeds thereof to the extent of any excess thereof over the amount of the Senior Obligations).

         In addition, the Collateral Agent will refrain from contesting, bringing or joining any action or proceeding contesting the validity, perfection or priority of the security interest of the Senior Debt Administrative Agent in the Collateral to the extent of the Senior Obligations.

         The release of any Collateral from the terms of the Security Documents, or the release, in whole or in part, of the Liens created by the Security Documents, or the termination of the Security Documents, will not be deemed to impair the Lien on the Collateral under the Indenture in contravention of the provisions thereof and of the Security Documents if and to the extent that the Collateral is released or the Security Documents are terminated pursuant to the Indenture and the applicable Security Documents. In connection with the release of Collateral, the Trustee will determine whether it has received all documentation required by Section 314(d) of the Trust Indenture Act and the terms of the Indenture.

Subsidiary Guarantors

         The Restricted Subsidiaries listed as Subsidiary Guarantors in "--General" are the initial Subsidiary Guarantors; however, other Restricted Subsidiaries may in the future incur Subsidiary Guaranties of the Notes as described in "--Certain Covenants--Future Subsidiary Guarantors." Each Subsidiary Guarantor unconditionally guarantees jointly and severally, to each holder of Notes and the Trustee the full and prompt performance of our obligations under the Indenture and the notes, including the payment of principal of and premium, if any, on and interest on the notes pursuant to its Subsidiary Guaranty. The obligations of each Subsidiary Guarantor will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the Obligations of such other Subsidiary Guarantor under its Subsidiary Guaranty or pursuant to its contribution obligations under the Indenture, result in the Obligations of such Subsidiary Guarantor under the Subsidiary Guaranty not constituting a fraudulent conveyance or fraudulent transfer under any applicable federal, state or foreign bankruptcy law or not otherwise being void, voidable or unenforceable under such applicable foreign law. Each Subsidiary Guarantor that makes a payment or distribution under a Subsidiary Guaranty shall be entitled to a contribution from each other Subsidiary Guarantor in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor.

         Each Subsidiary Guarantor may consolidate with or merge into or sell or otherwise dispose of all or substantially all of its properties and assets to us or to a Restricted Subsidiary. Each Subsidiary

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Guarantor may consolidate with or merge into or sell all or substantially all of its properties and assets to a Person other than our company or a Restricted
Subsidiary:

         . if the transaction constitutes an Asset Sale made in compliance with the Asset Sale provisions of the Indenture or

         .   if:

             . the surviving Person is not the Subsidiary Guarantor, the surviving Person must be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia or if the Subsidiary Guarantor was a Foreign Restricted Subsidiary, the jurisdiction of organization of such Subsidiary Guarantor;

             . the surviving Person is not the Subsidiary Guarantor, the surviving Person must agree to assume the Subsidiary Guarantor's Subsidiary Guaranty and all its obligations pursuant to the Indenture (except to the extent the following paragraph would result in the release of such Subsidiary Guaranty); and

             . in the case of a transfer or other disposition of all or substantially all the assets of such Subsidiary Guarantor, such assets shall have been transferred as virtually an entirety to one Person and all Liens on such assets created by the Security Documents remain valid, enforceable and perfected.

         Upon the sale or other disposition (by merger or otherwise) of a Subsidiary Guarantor (or all or substantially all of its properties and assets) to a Person other than our company or another Subsidiary Guarantor and pursuant to a transaction that is otherwise in compliance with the Indenture (as described in clause (a) of the foregoing paragraph), such Subsidiary Guarantor shall be deemed released from its Subsidiary Guaranty and the related obligations set forth in the Indenture. However, any such release shall occur only to the extent that all obligations of such Subsidiary Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, other Indebtedness of our company or any other Restricted Subsidiary shall also terminate upon such sale or other disposition. Each Subsidiary Guarantor that is designated as an Unrestricted Subsidiary in accordance with the Indenture shall be released from its Subsidiary Guaranty and related obligations set forth in the Indenture for so long as it remains an Unrestricted Subsidiary.

         Any Subsidiary Guaranty by a Foreign Restricted Subsidiary shall be automatically and unconditionally released and discharged, as evidenced by a supplemental indenture executed by us and the Subsidiary Guarantors and the Trustee, upon the release or discharge of the Guarantee which resulted in the creation of such Foreign Restricted Subsidiary's Subsidiary Guaranty and all other Guarantees of the Obligations of any obligor on the notes, except a discharge or release by, or as a result of, payment under such Guarantee.

         The Obligations of Subsidiary Guarantors are secured by the Liens of the Security Documents. However, such Liens may be required to be released when a Subsidiary Guarantor is released or in connection with Incurrence of Permitted Senior Secured Debt or Designated Senior Debt, or such Liens may be required to be subordinated to Liens securing such Senior Obligations as described in "--Collateral." The Obligations of each Subsidiary Guarantor under its Subsidiary Guaranty are subordinated to the prior payment in full of such Subsidiary Guarantor's Designated Senior Debt.

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         Only Debt of each Subsidiary Guarantor that is Designated Senior Debt will rank senior to its Subsidiary Guaranty in accordance with the provisions of the Indenture. The Subsidiary Guaranties will in all respects rank equally with all other senior Debt of the Subsidiary Guarantors, and will effectively rank senior as to security over pari passu debt.

         Upon any payment or distribution of the assets of any Subsidiary Guarantor to creditors upon a total or partial liquidation or a total or partial dissolution of such Subsidiary Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Subsidiary Guarantor or its property:

         . holders of Designated Senior Debt of such Subsidiary Guarantor shall be entitled to receive payment in full in cash of such Designated Senior Debt before Holders shall be entitled to receive any payment pursuant to any Obligations of such Subsidiary Guarantor; and

         . until the Designated Senior Debt of any Subsidiary Guarantor is paid in full in cash, any distribution made by or on behalf of such Subsidiary Guarantor to which Holders would be entitled but for the subordination of such Subsidiary Guaranty shall be made to holders of the Designated Senior Debt as their interests may appear, except that all Holders may receive and retain shares of stock and any debt securities of such Subsidiary Guarantor that are subordinated to Designated Senior Debt of such Subsidiary Guarantor to at least the same extent as the Obligations of such Subsidiary Guarantor are subordinated to Designated Senior Debt of such Subsidiary Guarantor.

         A Subsidiary Guarantor may not pay principal of, premium, if any, or interest on, or other payment obligations in respect of, the Obligations may not otherwise purchase, redeem or retire any notes (collectively, "pay its Subsidiary Guarantee") if:

             .  any of its Designated Senior Debt is not paid when due; or

             . any other default on any of its Designated Senior Debt occurs and the maturity of such Designated Senior Debt is accelerated in accordance with its terms unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Debt has been paid in full in cash.

         A Subsidiary Guarantor also will not be permitted to pay the Obligations for a Payment Blockage Period (as defined below) during the continuance of any default (a "Non-Payment Default"), on any of its Designated Senior Debt that permits the holders of such Designated Senior Debt to accelerate its maturity immediately without either further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods.

         A "Payment Blockage Period" commences on the receipt by the Trustee and such Subsidiary Guarantor of written notice (a "Payment Blockage Notice") of a default of the kind described in the immediately preceding paragraph from the representative of the holders of such Designated Senior Debt specifying an election to effect a Payment Blockage Period and ends 179 days thereafter. The Payment Blockage Period will end earlier if such Payment Blockage Period is terminated:

             . by written notice to the Trustee and such Subsidiary Guarantor from the Person or Persons who gave such Payment Blockage Notice;

             . because the default giving rise to such Payment Blockage Notice is no longer continuing;

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             or

             . because such Designated Senior Debt has been repaid in full in cash.

         The Subsidiary Guarantor may resume payments on the Obligations after the end of the Payment Blockage Period, unless the holders of such Designated Senior Debt or the representative of such holders have accelerated the maturity of such Designated Senior Debt and not rescinded such acceleration. Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Debt during such period.

Ranking

         The Debt evidenced by the notes is a senior secured obligation of our company, ranks pari passu in right of payment with all of our existing and future Debt and other liabilities that are not expressly subordinated by their express terms to the notes and is senior in right of payment to all of our Debt that is so subordinated. The notes will be secured by the Collateral in which we have an interest. Accordingly, claims of the Holders of the notes will rank ahead of unsecured claims of our creditors to the extent of the value, priority and validity of the Liens securing the notes in such Collateral.

         Any Subsidiary Guarantee issued pursuant to the Indenture will be a senior subordinated secured obligation of the applicable Subsidiary Guarantor. A Subsidiary Guarantee will be subordinated in priority of payment to Designated Senior Debt, but will rank pari passu in priority of payment with all other Debt and other liabilities of such Subsidiary Guarantor that are not subordinated by their express terms to such Subsidiary Guarantee, and senior in priority of payment to all other Debt or such Subsidiary Guarantor that by its terms is subordinated or junior in right of payment to such Subsidiary Guarantee. The Subsidiary Guarantee of each Subsidiary Guarantor will be secured by the Collateral in which such Subsidiary Guarantor has an interest. Accordingly, claims of the Holders of Notes will rank ahead of unsecured claims of creditors of such Subsidiary Guarantors (other than holders of Designated Senior Debt) to the extent of the value, priority and validity of the Liens securing such Subsidiary Guarantor's Subsidiary Guarantee. In addition, the Indenture permits under limited circumstances the creation of, or the designation of existing Restricted Subsidiaries as, Unrestricted Subsidiaries. Such Unrestricted Subsidiaries will not generally be subject to the covenants applicable to us and to our Restricted Subsidiaries under the Indenture.

         Although the Indenture limits the incurrence of Debt by our company or any Restricted Subsidiary, such limitation is subject to a number of significant qualifications. The notes and Subsidiary Guarantees will be, however, effectively subordinated to certain secured indebtedness of our company and the Subsidiary Guarantors (including the Permitted Senior Secured Debt) to the extent of the value, priority and validity of the Liens on the Collateral securing such indebtedness. In this regard, the Indenture permits any Permitted Senior Secured Debt to be secured by a first priority Lien on the assets of our company and/or our Restricted Subsidiaries. Moreover, the Indenture does not impose any limitation on the incurrence by us or our Restricted Subsidiaries of liabilities that are not considered Debt under the Indenture. Under certain circumstances, we will be able to designate additional Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to many of the restrictive covenants set forth in the Indenture.

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Certain Covenants

         The Indenture contains, among others, the following covenants:

         Limitation on Debt.

         We will not, and will not permit any of our Restricted Subsidiaries to, Incur any Debt; provided that we may Incur Debt and its Restricted Subsidiaries may Incur Debt if, after giving effect to the Incurrence of such Debt and the receipt and application of the proceeds therefrom, the Consolidated Debt to EBITDA Ratio would be greater than zero and less than 6:1.

         Notwithstanding the foregoing limitation, the following Debt may be
Incurred:

                (i)    Permitted Senior Secured Debt;

                (ii) Debt owed (A) by a Restricted Subsidiary of our company which is evidenced by a promissory note, or (B) to any Restricted Subsidiary which is evidenced by a promissory note; provided that (x) if we are the obligor, such Debt is expressly subordinated to the prior payment in full in cash of all obligations with respect to the notes and (y) in each case any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Debt (other than to our company or another Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Debt not permitted by this clause
                       (ii);

                (iii) Debt: (A) in respect of performance, surety or appeal bonds or letters of credit in the ordinary course of business, (B) under Permitted Interest Rate Agreements or Currency Protection Agreements, or (C) arising under, or arising from, agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of that we Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Debt Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by our company or any Restricted Subsidiary in connection with such disposition;

                (iv) Debt which is exchanged for or the proceeds of which are used to replace, refinance or refund, or any extension or renewal (including as a result of an amendment or restatement) of (each, a "refinancing"), Debt Incurred pursuant to clause (vi) of this second paragraph and this clause (iv), in each case in an aggregate principal amount not to exceed the principal amount of the Debt so refinanced (together with any accrued interest and any premium and other payment required to be made with respect to the Debt being refinanced or refunded, and any fees, costs, expenses, underwriting discounts or commissions and other payments paid or payable with respect to the Debt Incurred pursuant to this clause
                       (iv)); provided, however, that (A) Debt, the proceeds of which are used to replace, refinance or refund the notes, or Debt which is pari passu with or subordinate in right of payment to the notes, shall only be permitted if (x) in the case of any refinancing of the notes or Debt which is pari passu to the notes,

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                       the refinancing Debt is Incurred by us and made pari
                       passu to the notes or subordinated to the notes, and (y) in the case of any refinancing of Debt which is subordinated to the notes, the refinancing Debt is Incurred by us and is subordinated to the notes in a manner that is at least as favorable to the Holders as that of the Debt refinanced; (B) the replacement, refinancing or refunding Debt by its terms, or by the terms of any agreement or instrument pursuant to which such Debt is issued, does not have a final maturity prior to the final maturity of the notes and has an Average Life longer than the Average Life of the notes refinanced; and (C) in the case of any refinancing of Debt Incurred by our company, the refinancing of Debt may be Incurred only by us, and in the case of any refinancing of Debt Incurred by a Restricted Subsidiary, the refinancing Debt may be Incurred only by such Restricted Subsidiary or our company;

                (v) Debt of our company or of Restricted Subsidiaries not to exceed, at any time outstanding, 2.0 times the Net Cash Proceeds received by us after the Closing Date (A) from the issuance and sale of our Capital Stock (other than Disqualified Stock) or (B) from the issuance and sale of convertible Debt upon the conversion of that Debt into Capital Stock, other than Disqualified Stock, in each case to a Person that is not a Subsidiary of our company, to the extent that such Net Cash Proceeds have not been used pursuant to clause (iv)(C)(3) of the Restricted Payment Basket calculation in the first paragraph of the section entitled "--Limitation on Restricted Payments" or clauses (iii), (iv) or (vi) of the second paragraph of the section entitled "--Limitation on Restricted Payments" to make a Restricted Payment; provided that such Debt does not have a final maturity prior to the final maturity of the Notes and has an Average Life longer than the Average Life of the notes;

                (vi)   Existing Debt;

                (vii) Debt, including, but not limited to, Capital Lease Obligations and Purchase Money Secured Debt, Incurred to finance the purchase or other acquisition of any property, inventory, asset or business, directly or indirectly, by our company or any Restricted Subsidiary used in, or to be used in, the Internet Service Business, provided, that the amount of Debt Incurred pursuant to this clause (vii) does not exceed $15 million in any one year and the total amount of Debt outstanding at any one time under this clause (vii) does not exceed $60 million; and

                (viii) Debt not to exceed $15.0 million in an aggregate
                       principal amount outstanding at any time.

         Notwithstanding the prior two paragraphs of this "Limitation on Debt" covenant, we may not Incur any Debt if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem, defease, retire, refund or refinance any Subordinated Obligations unless such Debt shall be subordinated to the notes and the Subsidiary Guarantees to at least the same extent as such Subordinated Obligations.

         For purposes of determining compliance with this "Limitation on Debt" covenant, in the event that an item of Debt meets the criteria of more than one of the types of Debt described in the above clauses, or is permitted in part under the first paragraph of this "Limitation on Debt" covenant and in part

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under one or more of the above clauses, we shall, in our sole discretion, classify, and from time to time may reclassify, such item of Debt in whole or in part.

         For purposes of determining any particular amount of Debt under the "Limitation on Debt" covenant, Guarantees, Liens or obligations with respect to letters of credit supporting Debt otherwise included in the determination of such particular amount shall not be included.

         Limitation on Restricted Payments.

         We will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

                (i) declare or pay any dividend or make any distribution on or with respect to our or its Capital Stock to Persons other than our company or any of our Restricted Subsidiaries (other than (x) dividends or distributions payable solely in shares of our Capital Stock (other than Disqualified Stock), or in options, warrants or other rights to acquire shares of such Capital Stock; (y) pro rata dividends or distributions on Common Stock of Restricted Subsidiaries held by minority stockholders; or
                       (z) dividends in respect of Disqualified Stock);

                (ii) purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of (A) our company or any Unrestricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person or (B) a Restricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person other than our company or a Wholly Owned Restricted Subsidiary of our company, provided, however, that this clause (ii) shall not prohibit an Investment which would be considered a Permitted Investment under clause (i) of the definition of Permitted Investment;

                (iii) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Subordinated Obligations; or

                (iv) make any Investment, other than a Permitted Investment, in any Person, (such payments or any other actions described in clauses (i) through (iii) above being collectively "Restricted Payments") if, at the time of, and after giving effect to, the proposed Restricted
                       Payment:

                       (A) a Default or Event of Default has occurred and is continuing;

                       (B) our company could not Incur at least $1.00 of Debt under the first paragraph of the "Limitation on Debt" covenant; or

                       (C) the aggregate amount of all Restricted Payments (which amount, if other than cash, is to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) made after the Closing Date exceeds the sum (the "Restricted Payment Basket") of: (1) cumulative Consolidated EBITDA since the first full fiscal quarter after the fiscal quarter during which the Closing Date occurs through the last day of the last full fiscal quarter ending immediately preceding the date of such Restricted Payment for

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                            which quarterly or annual financial statements are
                            available; minus (2) 1.5 times our cumulative Consolidated Interest Expense since the Closing Date of the Notes through the last day of the last full fiscal quarter ending immediately preceding the date of such Restricted Payment for which quarterly or annual financial statements are available; plus (3) the aggregate Net Cash Proceeds received by our company after the Closing Date from the issuance and sale of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of the Company, including an issuance or sale permitted by the Indenture of convertible Debt of our company for cash subsequent to the Closing Date upon the conversion of such Debt into Capital Stock (other than Disqualified Stock) of our company, or from the issuance to a Person who is not a Subsidiary of our company of any options, warrants or other rights to acquire Capital Stock (other than Disqualified Stock) of our company exclusive of any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the stated final maturity date of the Notes), in each case except to the extent such Net Cash Proceeds are used to Incur Debt pursuant to clause (v) of the second paragraph of the "Limitation on Debt" covenant; plus (4) an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) in any Person resulting from payments of interest on Debt, dividends, repayments of loans or advances, or other transfers of assets, in each case to our company or any Restricted Subsidiary or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Consolidated EBITDA), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries, not to exceed, in each case, the amount of Investments previously made by our company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

         The foregoing shall not be violated by reason of:

                (i) the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with the foregoing paragraph;

                (ii) the redemption, repurchase, repayment, prepayment, defeasance or other acquisition or retirement for value of Subordinated Obligations, including premium, if any, and accrued and unpaid interest, with the proceeds of, Subordinated Obligations which are permitted to be Incurred under the "Limitation on Debt" covenant;

                (iii) the repurchase, redemption or other acquisition of our company's Capital Stock or the Capital Stock of any of our Subsidiaries (or options, warrants or other rights to acquire such Capital Stock) in exchange for (including upon exercise of a conversion right), or out of the proceeds of a capital contribution or a substantially concurrent offering of, shares of Capital Stock (other than Disqualified Stock) of our company (or options, warrants or other rights to acquire such Capital Stock, other than Disqualified Stock);

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                (iv)   the making of any principal payment or the repurchase,
                       redemption, retirement, defeasance or other acquisition for value of Subordinated Obligations in exchange for, or out of the proceeds of, a capital contribution or a substantially concurrent offering of, shares of the Capital Stock (other than Disqualified Stock) of our company (or options, warrants or other rights to acquire such Capital Stock other than Disqualified Stock);

                (v) payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of the Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of our company, and payments of cash in lieu of fractional shares;

                (vi) Investments in any Person provided that the aggregate amount of Investments made pursuant to this clause (vi) does not exceed the sum of: (A) the amount of Net Cash Proceeds received by our company after the Closing Date from the sale of our Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of our company, except to the extent such Net Cash Proceeds are used to Incur Debt pursuant to clause (v) of the second paragraph of the "Limitation on Debt" covenant or to make Restricted Payments pursuant to clause
                       (iv)(C)(3) of the Restricted Payment Basket calculation set forth in the first paragraph of this section or clauses (iii) or (iv) of this paragraph of this section, plus (B) the net reduction in Investments made pursuant to this clause (vi), other than reductions in Permitted Investments, resulting from distributions on or repayments of such Investments or from the Net Cash Proceeds from the sale of any such Investment (except in each case to the extent any such payment or proceeds is included in the calculation of Consolidated EBITDA) or from such Person becoming a Restricted Subsidiary; provided that the net reduction in any Investment shall not exceed the amount of such Investment;

                (vii) Investments acquired in exchange for our Capital Stock (other than Disqualified Stock);

                (vii) the purchase, redemption or other acquisition or retirement of our Common Stock or any warrant, option or other right to acquire shares of our Common Stock from employees of our company or our Subsidiaries in an amount not to exceed $2.0 million in any fiscal year; provided that, amounts not paid for any such purchase, redemption or other acquisition or retirement in any fiscal year may be accumulated and paid in any subsequent fiscal year;

                (ix) additional Restricted Payments not to exceed $10.0 million in the aggregate; or

                (x) our acquisition of our Capital Stock in connection with the cashless exercise of any options, warrants or similar rights issued by our company.

         Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payment referred to in clause (ii) thereof and an exchange of Capital Stock for Capital Stock or Debt referred to in clause (iii) or (iv) thereof), and the Net Cash Proceeds from any issuance of Capital Stock referred to in clauses (iii), (iv) and (vi), shall be included in calculating whether any subsequent Restricted Payment would exceed the Restricted Payment Basket set forth in clause (iv)(C) of the first

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paragraph of this section. In the event that the proceeds of an issuance of our
Capital Stock are used for the redemption, repurchase or other acquisition of the notes, or Debt that is pari passu with the notes, then the Net Cash Proceeds of such issuance shall be included in clause (iv)(C) of the first paragraph of this "Limitation on Restricted Payments" covenant only to the extent that such proceeds are not used for such redemption, repurchase or other acquisition of such Debt.

         Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

         We may not, and may not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary (i) to pay dividends (in cash or otherwise) or make any other distributions in respect of its Capital Stock owned by our company or any other Restricted Subsidiary or pay any Debt or other obligation owed to our company or any other Restricted Subsidiary; (ii) to make loans or advances to our company or any other Restricted Subsidiary; or (iii) to transfer any of its property or assets to our company or any other Restricted Subsidiary. Notwithstanding the foregoing, we may, and may permit any Restricted Subsidiary to, suffer to exist any such encumbrance or restriction:

                (i) pursuant to any agreement in effect on the Closing Date, and any amendments, extensions, refinancings, refundings, renewals, restatements or replacements of such agreements, provided that the amendments, encumbrances and restrictions in any such extensions, refinancings, renewals, restatements or replacements are no less favorable in any material respect to the Holders, than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed, restated or replaced;

                (ii)   existing under or by reason of applicable law;

                (iii) existing or arising in connection with any Permitted Senior Secured Debt or any Acquisition Debt;

                (iv) pursuant to an agreement entered into in connection with Debt Incurred under clause (iv) of the second paragraph of the "Limitation on Debt" covenant; provided, however, that the provisions contained in such agreement related to such encumbrance or restriction are no more restrictive in any material respect than the provisions contained in the agreement that is the subject of the refinancing;

                (v) contained in any agreement relating to a Lien on any property or assets of a Restricted Subsidiary or our company otherwise permitted under the Indenture, but only to the extent such restrictions restrict the transfer of the property subject to such Lien;

                (vi) pursuant to customary nonassignment provisions entered into in the ordinary course of business in leases, licenses and other contracts to the extent such provisions restrict the transfer, sublicensing or any such license or subletting of any such lease or the assignment of rights under any such contract;

                (vii) with respect to a Restricted Subsidiary imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary; provided that consummation of such transaction would not result in an Event of Default or an

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                       event that, with the passing of time or the giving of
                       notice, or both, would constitute an Event of Default, that such restriction terminates if such transaction is closed or abandoned and that the closing or abandonment of such transaction occurs within one year of the date such agreement was entered into;

                (viii) imposed pursuant to contracts for the sale of assets with respect to the transfer of the assets to be sold pursuant to such contract;

                (ix) arising or agreed to in the ordinary course of business, not relating to any Debt, and that do not, individually, or in the aggregate, detract from the value of property or assets of our company or any Restricted Subsidiary in any manner material to our company or any Restricted Subsidiary; or

                (x) if such encumbrance or restriction is contained in the terms of any agreement entered into in connection with the Incurrence of Debt if (A) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in such Debt or agreement, (B) the encumbrance or restriction is not materially more disadvantageous to the Holders of the notes than is customary in comparable financings, and (C) we determine that any such encumbrance or restriction will not materially affect our ability to make principal or interest payments on the notes.

         Limitation on Liens.

         We may not, and may not permit any Restricted Subsidiary to, Incur or suffer to exist any Lien on or with respect to any property or assets now owned or hereafter acquired to secure any Debt without making, or causing such Restricted Subsidiary to make, effective provision for securing the notes (i) equally and ratably with such Debt as to such property or assets for so long as such Debt will be so secured or (ii) in the event such Debt is Debt of our company which is subordinate in right of payment to the notes, prior to such Debt as to such property or assets for so long as such Debt will be so secured.

         The foregoing restrictions shall not apply to:

                (i)    Liens in existence on the Closing Date;

                (ii) Liens securing only the notes or the Subsidiary Guarantees and any Lien in favor of the Collateral Agent for the benefit of the Trustee and the Holders arising under the provisions in the Indenture or the Security Documents;

                (iii) Liens granted by a Restricted Subsidiary in favor of our company or any other Restricted Subsidiary;

                (iv)   Liens to secure Permitted Senior Secured Debt;

                (v)    Liens securing Purchase Money Secured Debt;

                (vi) Liens on property existing immediately prior to the time of acquisition thereof (and not Incurred in anticipation of the financing of such acquisition), provided that such Lien extends only to the acquired property;

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                (vii)  Liens on property of a Person existing at the time such
                       Person becomes a Restricted Subsidiary and not incurred in anticipation of becoming a Restricted Subsidiary, provided that such Lien extends only to the acquired property;

                (viii) any interest in or title of a lessor to any property subject to a Capital Lease Obligation which is permitted under the Indenture;

                (ix) Liens on the property or assets of a Restricted Subsidiary securing Debt of such Subsidiary, which Debt is permitted under the Indenture; or

                (x) Liens to secure Debt Incurred pursuant to clause (iv) of the second paragraph of the "Limitation on Debt" covenant; provided that such Lien does not extend to any property other than the property securing the Debt being replaced, refunded or refinanced pursuant to clause (iv) of the second paragraph of the "Limitation on Debt" covenant.

         Limitation on Issuance of Capital Stock of Restricted Subsidiaries.

         We will not issue or sell, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except: (i) to our company or a Wholly Owned Restricted Subsidiary of our company; (ii) issuances of director's qualifying shares or sales to foreign nationals of shares of Capital Stock of foreign Restricted Subsidiaries, to the extent required by applicable law; or
(iii) issuances or sales of Common Stock of a Restricted Subsidiary, provided that (x) the proceeds therefrom shall be treated as proceeds from an Asset Sale in accordance with the covenant described under "--Asset Sales" and (y) if, immediately after giving effect to the issuance or sale, the Restricted Subsidiary would no longer constitute a Restricted Subsidiary, any Investment in any Person remaining after giving effect to the issuance or sale would have been permitted to be made under the covenant described under "--Limitation on Restricted Payments" if made on the date of the issuance or sale.

         Asset Sales.

         We will not, and will not permit any Restricted Subsidiary to, consummate an Asset Sale unless:

         . our company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as evidenced by a Board Resolution); and

         . at least 75% of the consideration received by our company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be cash or other Qualified Consideration.

         Our company or any Restricted Subsidiary may, within 365 days of the Asset Sale, invest the Net Cash Proceeds of such Asset Sale (a) in property or assets used, or to be used, in the Internet Service Business, or in a company engaged primarily in the Internet Service Business (if and to the extent otherwise permitted under the Indenture), (b) permanently to repay Permitted Senior Secured Debt, Designated Senior Debt or other Debt that is pari passu with the notes or the Subsidiary Guarantees, as applicable, and is secured by Liens that are prior to the Liens of the Security Documents, or (c) permanently to repay Debt of our company or of a Restricted Subsidiary (in each case other than Subordinated Obligations) provided that notes are redeemed on a pro rata basis with such Debt. The

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amount of such Net Cash Proceeds not used or invested within 365 days of the
Asset Sale in the manner described in clauses (a), (b) or (c) above shall constitute "Excess Proceeds."

         In the event that Excess Proceeds exceed $10.0 million, we are required to make an Offer to Purchase that amount of notes equal to the amount of Excess Proceeds at a price equal to 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest to the date of purchase and, to the extent required by the terms thereof, any other Debt of our company that is pari passu with the notes or Debt of a Restricted Subsidiary. Each Offer to Purchase shall be mailed within 30 days following the date that we become obligated to purchase notes with any Excess Proceeds. Following the completion of an Offer to Purchase, the amount of Excess Proceeds shall be deemed to be reset at zero and, to the extent there are any remaining Excess Proceeds, we may use such Excess Proceeds for any use which is not otherwise prohibited by the Indenture.

         We are required to comply with the requirements of Rule 14e-1 under the Exchange Act and the rules and regulations promulgated thereunder to the extent that such rules and regulations are applicable in connection with the purchase of notes pursuant to such Offer to Purchase.

         Not later than the date of the Offer with respect to an Offer to Purchase pursuant to the covenant described in this section, we are required to deliver to the Trustee an officers' certificate as to (A) the Purchase Amount,
(B) the allocation of the Net Cash Proceeds from the Asset Sale(s) pursuant to which such Offer is being made, including, if amounts are invested in assets related to our business, the actual assets acquired and a statement indicating the relationship of such assets to our business and (C) the compliance of such allocation with the provisions of the covenant described in this section.

         On or prior to the Purchase Date, we are required to:

         . accept for payment (on a pro rata basis, if necessary) notes or portions thereof tendered pursuant to the Offer;

         . deposit with the paying agent (or, if we are acting as our own paying agent, segregate and hold in trust) money sufficient to pay the purchase price of all notes or portions thereof so accepted; and

         . deliver or cause to be delivered to the Trustee all notes so accepted together with an officers' certificate stating that the notes or portions thereof were accepted for payment by us.

         The paying agent (or our company, if we are acting as paying agent) will promptly mail or deliver to Holders of notes so accepted, payment in an amount equal to the purchase price for the notes, and the Trustee will promptly authenticate and mail or deliver to such Holders a new note equal in principal amount to any unpurchased portion of the note surrendered. We are required to promptly mail or deliver any note not accepted for payment to the Holder thereof. Upon surrender of a Global Note that is purchased in part pursuant to an Offer to Purchase, the paying agent shall forward such Global Note to the Trustee who shall make a notation in its records to reduce the principal amount of such Global Note to an amount equal to the unpurchased portion of such Global Note. We are required to publicly announce the results of the Offer on or as soon as practicable after the Purchase Date.

         Limitation on Sale-Leaseback Transactions.

         We will not, and will not permit any Restricted Subsidiary to, enter into any sale-leaseback transaction involving any of the assets or properties of our company or such Restricted Subsidiary, whether now owned or hereafter acquired, whereby our company or such Restricted Subsidiary sells or

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transfers such assets or properties and subsequently leases such assets or properties or any part thereof or any other assets or properties that the Company or such Restricted Subsidiary, as the case may be, intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

         This restriction does not apply to any sale-leaseback transaction if
(i) the lease is for a period, including renewal rights, of not in excess of three years; (ii) the sale-leaseback transaction is consummated within 180 days after the purchase of the assets subject to such transaction; (iii) the transaction is solely between our company and any Wholly Owned Restricted Subsidiary of our company or solely between Wholly Owned Restricted Subsidiaries of our company; or (iv) our company or such Restricted Subsidiary, within 12 months after the sale or transfer of any assets or properties is completed, applies an amount no less than the Net Cash Proceeds received from such sale in accordance with the "Asset Sale" covenant.

         Limitation on Guarantees of Debt of the Company or a Subsidiary Guarantor by Foreign Restricted Subsidiaries.

         We may not permit any Foreign Restricted Subsidiary, directly or indirectly, to Guarantee, assume or in any other manner become liable for the payment of any Debt of our company or any Subsidiary Guarantor unless: (i) (A) such Foreign Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for a Subsidiary Guarantee of payment of the notes by such Foreign Restricted Subsidiary; and (B) with respect to any Guarantee of Debt of our company or a Subsidiary Guarantor that is subordinate in right of payment to the notes or such Subsidiary Guarantor's Subsidiary Guarantee, such Guarantee shall be subordinated to such Restricted Subsidiary's Subsidiary Guarantee with respect to the notes at least to the same extent as such Debt is subordinated to the notes or such Subsidiary Guarantor's Subsidiary Guarantee, and (ii) such Restricted Subsidiary waives, and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against our company or any other Restricted Subsidiary as a result of any payment by such Foreign Restricted Subsidiary under its Guarantee until the notes have been paid in full or otherwise satisfied or discharged.

         Notwithstanding the foregoing, any Subsidiary Guarantee by a Foreign Restricted Subsidiary may provide by its terms that it shall be automatically and unconditionally released and discharged in the event such Foreign Restricted Subsidiary is sold or disposed of (whether by merger, consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets (other than by lease) and whether or not such Foreign Restricted Subsidiary is the surviving corporation in such transaction) to a Person which is not an Affiliate of our company if the sale or other disposition, including the application of the proceeds therefrom, is in compliance with the Indenture, or in the event of the release or discharge of the Guarantee which resulted in the creation of such Foreign Restricted Subsidiary's Subsidiary Guarantee with respect to the notes, except a discharge or release by or as a result of payment under such Guarantee.

         Transactions with Affiliates and Related Persons.

         We may not, and may not permit any Restricted Subsidiary to, directly or indirectly enter into any transaction (or series of related transactions) not in the ordinary course of business with an Affiliate or Related Person of our company (other than our company or a Wholly Owned Restricted Subsidiary of our company) involving aggregate consideration in excess of $2.0 million, including any Investment, unless such transaction is on terms no less favorable to our company or such Restricted Subsidiary than those that could be obtained in a comparable arm's-length transaction with an entity that is not an Affiliate or Related Person and is in the best interests of our company or such Restricted Subsidiary. For

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any transaction (or series of related transactions) that involves aggregate consideration in excess of $2.0 million but less than or equal to $10.0 million, our Chief Executive Officer, President, Chief Financial Officer, or Chief Operating Officer shall determine that the transaction satisfies the above criteria and shall evidence such a determination by an Officer's Certificate filed with the Trustee. For any transaction that involves aggregate consideration in excess of $10.0 million (i) a majority of the disinterested members of the Board of Directors is required to determine that the transaction satisfies the above criteria and evidence such determination in a Board Resolution or (b) we are required to obtain a written opinion of a nationally recognized investment banking or appraisal firm stating that the transaction is fair to our company or such Restricted Subsidiary.

         The foregoing limitation does not apply to: (i) any transaction solely between our company and any Wholly Owned Restricted Subsidiary of our company or solely between any of our Wholly Owned Restricted Subsidiaries, (ii) the payment of reasonable and customary regular fees to directors of our Company or our Restricted Subsidiaries who are not employees of our company or our Restricted Subsidiaries, (iii) licensing or sublicensing or the use of any intellectual property by our company or any Wholly Owned Restricted Subsidiary of our company to our company or any Wholly Owned Restricted Subsidiary of our company; (iv) any transaction entered into for the purpose of granting or altering registration rights with respect to any of our Capital Stock, (v) any Restricted Payments not prohibited by the "Limitation on Restricted Payments" covenant,
(vi) indemnification or insurance provided to our officers or directors, (vii) sales of our Capital Stock to Affiliates of our company or (viii) compensation, severance and employee benefit arrangements with any officer, director or employee of our Company or any Restricted Subsidiary, including under any stock option or stock incentive plans, in the ordinary course of business or in connection with the Plan.

         Unrestricted Subsidiaries.

         We may designate any Subsidiary of our company to be an "Unrestricted Subsidiary" as provided below, in which event such Subsidiary will be deemed to be an Unrestricted Subsidiary. "Unrestricted Subsidiary" means (i) any Subsidiary designated as such by the Board of Directors as set forth below where
(A) no default with respect to any Debt of such Subsidiary or any Subsidiary of such Subsidiary (including any right which the holders thereof may have to take enforcement action against such Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Debt in a principal amount in excess of $10.0 million of our Company and our Subsidiaries (other than another Unrestricted Subsidiary) to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity and (B) our company could make a Restricted Payment in an amount equal to the greater of the fair market value and book value of such Subsidiary at the time of designation pursuant to the "Limitation on Restricted Payments" covenant, and such amount is thereafter treated as a Restricted Payment for the purpose of calculating the aggregate amount available for Restricted Payments thereunder and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may not designate a Subsidiary to be an Unrestricted Subsidiary if such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, any other Subsidiary of our company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary and shall be deemed to have made such designation if at such time the condition set forth in clause (A) in the definition of "Unrestricted Subsidiary" shall cease to be true, in which case any Debt of such Subsidiary shall be deemed to be Incurred as of such date.

         The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and we could incur at least

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$1.00 of additional Debt under the "Limitation on Debt" covenant on a pro forma consolidated basis taking into account such designation.

         Provision of Financial Information.

         Whether or not we are subject to Section 13(a) or 15(d) of the Exchange Act, we are required to file with the Commission the annual reports, quarterly reports and other documents required to be filed pursuant to Section 13(a) or 15(d) of the Exchange Act, on or prior to the respective dates set forth in such provisions (each a "Required Filing Date," and collectively, the "Required Filing Dates"). We are also required (i) within 15 days of each Required Filing Date to (A) transmit by mail to all Holders, as their names and addresses appear in the Security Register, without cost to such Holders and (B) file with the Trustee, copies of such annual reports, quarterly reports and other documents and (ii) in the event that we are not permitted by the Commission to file such annual reports, quarterly reports and other documents, to furnish promptly upon written request copies of such annual reports, quarterly reports and other documents to any prospective Holder.

         Statement by Officers as to Default; Compliance Certificates.

         Our company and each Subsidiary Guarantor are required to deliver to the Trustee, within 90 days after the end of the fiscal year of our company and each Subsidiary Guarantor, which initially shall be September 30, and within 60 days after the end of each fiscal quarter (other than the fourth fiscal quarter) of our company and each Subsidiary Guarantor ending after the date hereof, an officers' certificate stating whether or not to the best knowledge of the signers thereof our company or any Subsidiary Guarantor is in default in the performance and observance of any of the terms, provisions and conditions of the Indenture or the Security Documents, and if our company or any Subsidiary Guarantor is in Default, specifying all such Defaults and Events of Default and the nature and status thereof of which they may have knowledge.

         We are also required to deliver to the Trustee:

         . as soon as possible, and in any event within 10 days after we become aware of the occurrence of a Default or an Event of Default, an officers' certificate setting forth the details of such Event of Default or Default, and the action which we propose to take with respect to such Event of Default or Default.

         . within 90 days after the end of each fiscal year a written statement by our independent public accountants stating (i) that such accountants' audit examination has included a review of the terms of the Indenture and the notes as they relate to accounting matters and (ii) whether, in connection with their audit examination, any event which, with notice or the lapse of time or both, would constitute an Event of Default under the "Limitation on Debt" covenant and the "Limitation on Restricted Payments" covenant has come to their attention and, if such an event has come to their attention, specifying the nature and period of the existence thereof.

Waiver of Certain Covenants.

         We may omit in any particular instance to comply with any covenant or condition set forth in certain covenants including those described in the sections entitled "--Mergers, Consolidations and Certain Sales of Assets," "--Limitation on Debt," "--Limitation on Sale-Leaseback Transactions," "--Limitation on Guarantees of Debt of the Issuer or a Subsidiary Guarantor by Foreign Restricted Subsidiaries," "--Limitation on Restricted Payments," "--Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries," "--Limitation on Liens," "--Asset Sales," "--Change of

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Control," "--Transactions with Affiliates and Related Persons" and
"--Unrestricted Subsidiaries," if before the time for such compliance the Holders of at least a majority in principal amount of the outstanding notes, by act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition. No such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, our obligations and the duties of the Trustee in respect of any such covenant or condition will remain in full force and effect; provided, however, that with respect to an Offer to Purchase relating to a Change of Control, no such waiver may be made or shall be effective against any Holder not consenting to such waiver, and we may not omit to comply with the terms of such Offer as to such Holder.

         Perfection of Security Interests.

         We are required to preserve the security interests granted under the Security Documents and undertake all actions which are required by applicable law or necessary or appropriate in the reasonable judgment of the Trustee to (i) maintain the Trustee's security interest in the Collateral in full force and effect at all times (including the priority thereof) and (ii) preserve and protect the Collateral and protect and enforce our rights and title and the rights of the Trustee to the Collateral, including, without limitation, the making or delivery of all filings and recordations, the payment of fees and other charges and the issuance of supplemental documentation for such purposes.

         Consummation of Plan of Reorganization.

         No provision of the Indenture restricts us from consummating the plan of reorganization and the transactions contemplated by the plan of reorganization.

         Future Subsidiary Guarantors.

         We are required to cause each Person that becomes a Domestic Restricted Subsidiary following the Closing Date to become a Subsidiary Guarantor by causing such Person to execute and deliver to the Trustee a supplemental indenture as provided in the Indenture at the time such Person becomes a Domestic Restricted Subsidiary. In addition, we are required to cause each Person that is a Domestic Restricted Subsidiary on the date hereof and who is not a party to the Indenture to (i) become a Subsidiary Guarantor by causing such Person to execute and deliver to the Trustee a supplemental indenture as provided in the Indenture and (ii) to execute such Security Documents as necessary to secure the due and punctual payment of principal of (and premium, if any) and interest on the notes as provided in the Indenture, in each case as soon as practicable following the date on which such Domestic Restricted Subsidiary is no longer party or subject to any Debt or other agreements or arrangements existing on the date of the Indenture which restrict or limit such Domestic Restricted Subsidiary's ability to guarantee the notes or secure the due and punctual payment of principal of (and premium, if any) and interest on the notes; provided, however, that in no event shall any such Domestic Restricted Subsidiary be required to become a Subsidiary Guarantor solely as a result of any extension, renewal, amendment, refinancing or refunding or any such Debt in accordance with the terms of the Indenture.

         Mergers, Consolidations and Certain Sales of Assets.

         We may not, in a single transaction or a series of related transactions, (i) consolidate or merge with or into any other Person or permit any other Person to consolidate or merge with or into our company or (ii) directly or indirectly, transfer, sell, lease or otherwise dispose of all or substantially all of our assets, unless: (1) in a transaction in which we do not survive or in which we transfer, sell, lease or otherwise dispose of all or substantially all of our assets, the successor entity to our company (a "Successor Entity") is organized and validly existing under the laws of any state of the United States of

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America or the District of Columbia, and expressly assumes by supplemental indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, all of our obligations under the Indenture, the notes and the Security Documents; (2) immediately before and after giving effect to such transaction and treating any Debt which becomes an obligation of our company or a Restricted Subsidiary as a result of such transaction as having been Incurred by our company or such Restricted Subsidiary at the time of the transaction, no Event of Default shall have occurred and be continuing; (3) except in the case of any such consolidation or merger of our company with or into, or any such transfer, sale, lease or other disposition of assets to, a Wholly Owned Restricted Subsidiary of our company, immediately after giving effect to such transaction and treating any Debt which becomes an obligation of our company or a Restricted Subsidiary as a result of such transaction as having been Incurred by our company or such Restricted Subsidiary at the time of the transaction, our company (including any Successor Entity) (a) could Incur at least $1.00 of additional Debt pursuant to the provisions of the first paragraph of the "Limitation on Debt" covenant or (b) our company (including any Successor Entity) would have a Consolidated Debt to EBITDA Ratio immediately after giving effect to the transaction that is (x) less than or equal to our Consolidated Debt to EBITDA Ratio immediately prior to the transaction, if the ratio immediately prior to the transaction is positive, or (y) greater than or equal to our Consolidated Debt to EBITDA Ratio immediately prior to the transaction, if the ratio immediately prior to the transaction is negative and (4) we have delivered to the Trustee an officer's certificate and an opinion of counsel, each stating that such amalgamation, consolidation, merger, conveyance, transfer, sale, lease or disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the covenant discussed in this section and that all conditions precedent therein provided for relating to such transaction have been complied with, and, with respect to such officer's certificate, setting forth the manner of determination of our ability to Incur Debt in accordance with clause (3) of this covenant, or, if applicable, of the successor entity as required pursuant to the foregoing.

         Upon any consolidation of our company with, or merger of our company into, any other Person or any transfer, conveyance, sale, lease or other disposition of all or substantially all of our properties and assets as an entirety in accordance with the covenant described in this section, the Successor Entity will succeed to, and be substituted for, and may exercise every right and power of, our company under the Indenture, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under the Indenture and the notes.

Defaults

         An Event of Default is defined in the Indenture as

         (i) failure to pay the principal of (or premium, if any, on) any note when due (whether at Stated Maturity or upon acceleration, optional or mandatory redemption, required repurchase or otherwise);

         (ii) failure to pay interest on any note when due, and in the case of cash interest, such default continues for a period of 30 days;

         (iii) default in the payment of principal and interest on notes required to be purchased pursuant to an Offer to Purchase under "--Certain Covenants--Asset Sales" or "Change of Control" when due and payable;

         (iv) failure to perform or comply with the provisions contained in "--Certain Covenants--Mergers, Consolidations and Certain Sales of Assets";

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         (v)    failure to perform any other covenant or agreement under the
                Indenture, the notes or the Security Documents and such failure continues for 60 days after written notice to our company by the Trustee or to our company and the Trustee by the Holders of at least 25% in aggregate principal amount of outstanding notes;

         (vi) (1) any default by our company or any Restricted Subsidiary in the payment of the principal, premium, if any, or interest has occurred with respect to amounts in excess of $10.0 million under any agreement, indenture or instrument evidencing Debt when the same becomes due and payable in full and such default has continued after any applicable grace period and has not been cured or waived and, if not already matured at its final maturity in accordance with its terms, the holders of such Debt have the right to accelerate such Debt, or (2) any event of default as defined in any agreement, indenture or instrument of our company or any Restricted Subsidiary evidencing Debt in excess of $10.0 million has occurred and the Debt thereunder, if not already matured at its final maturity in accordance with its terms, has been accelerated;

         (vii) the rendering of a final judgment or judgments against our company or any Restricted Subsidiary in an amount in excess of $5.0 million which remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal has expired;

         (viii) certain events of bankruptcy or insolvency with respect to our company or any of our Significant Subsidiaries;

         (ix) the Liens created by the Security Documents at any time do not constitute a valid and perfected Lien on the Collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Collateral Agent, free and clear of all other Liens (other than Permitted Liens), or, except for expiration in accordance with its terms or amendment, modification, waiver, termination or release in accordance with the terms of the Indenture, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect, if in either case, such default continues for 15 days or the enforceability thereof is contested by our company or any Subsidiary Guarantor;

         (x) any Subsidiary Guarantee ceases to be in full force and effect (other than in accordance with the terms of the Indenture and such Subsidiary Guarantee) or a Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guarantee;

         (xi) we fail to make when due, any transfer, delivery, pledge, assignment or grant of Collateral required to be made by us and such failure continues unremedied for three business days after notice of such failure is given to us by the Trustee or to us and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Notes; or

         (xii) we fail or refuse to perform, or breach or violate, any of the terms, obligations, covenants or warranties of any Security Document other than those specified in clause (xi) above, and such failure or refusal continues unremedied for three business days after the applicable cure period has expired.

         If an Event of Default occurs and is continuing (other than certain events of bankruptcy, insolvency or reorganization), a Trustee or the Holders of not less than 25% in principal amount of the notes outstanding may declare the principal of and premium, if any, and accrued but unpaid interest on

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all the notes due and payable. Upon such a declaration, such principal, premium, if any, and interest will be due and payable immediately.

         If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization occurs and is continuing, the principal of and premium, if any, and interest on the notes will become and be immediately due and payable without any declaration or other act on the part of either Trustee or any Holders.

         The amount due and payable on the acceleration of any note will be equal to 100% of the principal amount of such note, plus accrued and unpaid interest to the date of payment.

         Under certain circumstances, the Holders of a majority in principal amount of the outstanding notes may rescind any such acceleration with respect to the notes and its consequences.

         No Holder of a Note may pursue any remedy under the Indenture unless:

         (1) the Trustee has received written notice of a continuing Event of Default,

         (2) the Trustee has received a request from Holders of at least 25% in principal amount of outstanding notes to pursue such remedy,

         (3) the Trustee has been offered indemnity reasonably satisfactory to it,

         (4) the Trustee has failed to act for a period of 60 days after receipt of such notice and offer of indemnity, and

         (5) the Trustee has received no inconsistent direction during such 60-day period from Holders of a majority in principal amount of outstanding notes.

provided, however, that the foregoing does not affect the right of a Holder of a note to sue for enforcement of any overdue payment thereon.

         Subject to certain restrictions, the Holders of a majority in aggregate principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that would involve the Trustee in personal liability. Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture or the Security Documents at the request or direction of any of the Holders of the notes unless such Holders offer the Trustee reasonable indemnity or security against any loss, liability or expense.

         The Indenture provides that if a Default occurs and is continuing and the Trustee has actual knowledge of such Default, the Trustee will give to each Holder of the notes notice of such Default within 90 days after it occurs. Except in the case of an Event of Default in payment of principal of (premium, if any) or interest on any Note, the Trustee may withhold notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.

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Amendments and Waivers

     Subject to certain exceptions, our company, the Collateral Agent and the Trustee may amend the Indenture and the Security Documents with the consent of the Holders of a majority in aggregate principal amount of the notes then outstanding and any past Default or Event of Default or compliance with any provisions may also be waived with the consent of the Holders of a majority in aggregate principal amount of the notes then outstanding. However, without the consent of each Holder of an outstanding note affected thereby, no amendment may, among other things, (i) reduce the amount of notes whose Holders must consent to an amendment, (ii) reduce the rate of or extend the time for payment of interest on any note, (iii) reduce the principal of or extend the Stated Maturity of the principal of, or any instalment of interest on, any note, (iv) reduce the premium payable upon the redemption of any note or change the time at which any note may be or is required to be redeemed, as described under "-- Redemptions" above, (v) modify our obligations to make mandatory repayments, as described under "-- Redemptions" above, (vi) modify any provisions of the Indenture requiring us to make any Offer to Purchase for the notes after the occurrence of a Change of Control , (vii) make any note payable in money other than that stated in the note, (viii) impair the right of any Holder of the notes to receive payment of principal of and interest on such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's notes, (viii) make any change in the amendment provisions which require each Holder's consent or in the waiver provisions, (ix) make any change in the Indenture, the notes or any of the Security Documents relating to Collateral in any manner adverse to the notes,
(x) subordinate in right of payment the notes or the Subsidiary Guarantees to any Debt other than Designated Senior Debt or (xi) make any change in any Subsidiary Guaranty that would adversely affect the Holders of the notes.

     Without the consent of any Holder of the notes, our company, the Subsidiary Guarantors and the Trustee may amend the Indenture and the Security Documents to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor corporation of the obligations of our company or a Subsidiary Guarantor under the Indenture and the Security Documents, to add additional guarantees with respect to the notes, to provide additional security for the notes, to add Events of Default and add to the covenants of our company for the benefit of the Holders or to surrender any right or power conferred upon our company, to provide for a successor Trustee or to comply with any requirement of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act.

     The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under the Indenture or the Security Documents becomes effective, we are required to mail to the Holders a notice briefly describing such amendment. However, our failure to give such notice to all Holders, or any defect in such notice, will not impair or affect the validity of the amendment.

Ability to Realize on Collateral

     The proceeds of any sale of the Collateral in whole pursuant to the Indenture and the Security Documents following an Event of Default under the Indenture may not be sufficient to provide sufficient funds to permit us to make payments due on the notes. In addition, the ability of the Holders to realize upon the Collateral may be limited in the event of a bankruptcy or insolvency or pursuant to applicable laws, including securities laws.

     If an Event of Default occurs and is continuing and the notes become payable in full, the Trustee, on behalf of the Holders, in addition to any other rights or remedies available to it under the Indenture and the Security Documents, may take such action as it deems advisable to protect and enforce its rights

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in the Collateral, including the institution of sale or foreclosure proceedings.
The proceeds received by the Trustee from any such sale or foreclosure will be applied by the Trustee first to pay the expenses of such sale or foreclosure and fees and other amounts then payable to the Trustee under the Indenture, and thereafter to pay amounts due and payable with respect to the notes and the balance, if any, to our company.

     The right of the Trustee to repossess and dispose of the Collateral, upon acceleration of the notes is likely to be significantly impaired by applicable bankruptcy or insolvency law if a bankruptcy or insolvency proceeding were to be commenced by or against us prior to or possibly even after the Trustee has repossessed and disposed of the Collateral. Under the United States Bankruptcy Code, a secured creditor such as the Trustee is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from such debtor, without bankruptcy court approval. Moreover, applicable U.S. bankruptcy law generally permits the debtor to continue to retain and to use collateral (and the proceeds, products, offspring, rents or profits of such collateral) even though the debtor is in default under the applicable debt instruments, provided generally that the secured creditor is given "adequate protection". The meaning of the term "adequate protection" may vary according to circumstances, but it is intended in general to protect the value of the secured creditor's interest in the collateral and may include, if approved by the court, cash payments or the granting of additional or replacement security for any diminution in the value of the collateral as a result of the stay of repossession or disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. In view of the lack of a precise definition of the term "adequate protection" and the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the notes could be delayed following commencement of a bankruptcy case, whether or when the Trustee would repossess or dispose of the Collateral or whether, or to what extent holders of the notes would be compensated for any delay in payment or loss of value of the Collateral through the requirements of "adequate protection". Furthermore, in the event that the bankruptcy court determines that the value of the Collateral is not sufficient to repay all amounts due on the notes, the Holders would have "undersecured claims". Applicable U.S. bankruptcy laws do not permit the payment and/or accrual of interest, costs and attorneys' fees for "undersecured claims" during the debtor's bankruptcy case.

Defeasance

     At any time we may terminate all of our obligations under the notes, the Indenture and the Security Documents and the obligations of any Subsidiary Guarantor under its Subsidiary Guarantee ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the notes, to replace mutilated, destroyed, lost or stolen notes and to maintain a registrar and paying agent in respect of the notes and except for our optional redemption rights. At any time we may also terminate our mandatory redemption and repurchase obligations under the covenants described under "-- Certain Covenants" (other than the covenant described under "-- Limitation on Mergers, Consolidations and Certain Sales of Assets"), the operation of the cross acceleration provision, the valid and perfected Lien on the Collateral requirement, the termination of a Subsidiary Guaranty, and the judgment default provisions described under "-- Defaults" above and the limitations contained in clauses (3) and (4) of the first paragraph under "-- Certain Covenants -- Limitation on Mergers, Consolidations and Certain Sales of Assets" above ("covenant defeasance").

     We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, payment of the notes may not be accelerated because of an Event of Default with respect thereto. If we exercise our covenant defeasance option, payment of the notes may not be accelerated because of an Event of Default specified in clause

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(iv) (other than the covenant described under "-- Limitation on Mergers,
Consolidations and Certain Sales of Assets") or (v) under "-- Defaults" above or because of our failure to comply with clauses (3) and (4) of the first paragraph under "-- Certain Covenants-Limitation on Mergers, Consolidations and Certain Sales of Assets" above.

     In order to exercise either defeasance option, we must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Securities for the payment of principal, premium, if any, and interest on the notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an opinion of counsel to the effect that Holders will not recognize income, gain or loss for United States income tax purposes as a result of such deposit and defeasance and will be subject to such federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law). The Trustee will also receive an opinion of counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the U.S. Investment Company Act of 1940, as amended.

Concerning the Trustee

     HSBC Bank USA is the Trustee under the Indenture. HSBC Bank USA is also the Collateral Agent under the Security Documents. We have appointed the Trustee as registrar and paying agent with regard to the notes.

     The Indenture provides that, except during the continuance of an Event of Default, the Trustee will in accordance with the terms of the Indenture and applicable law perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it under the Indenture and the Trustee will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

     The Trustee is permitted to engage in other transactions with our company or any Affiliate of our company, provided, however, that if the Trustee acquires any conflicting interest (as defined in the Indenture) it must eliminate such conflict or resign.

     The Indenture is subject to the provisions of the U.S. Trust Indenture Act of 1939, as amended, upon registration.

Governing Law

     The Indenture provides that the Indenture, the notes and the Subsidiary Guarantees are governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law, except to the extent that the application of the law of another jurisdiction would be required thereby.

Certain Definitions

     Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

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     "Acquisition Debt" means Debt of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with an Asset Acquisition, and not incurred in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary or such Asset Acquisition.

     "Adjusted Net Assets" of a Subsidiary Guarantor at any date means the amount by which the fair value of the assets and property of such Subsidiary Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under its Subsidiary Guarantee, of such Subsidiary Guarantor at such date.

     "Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Asset Acquisition" means an acquisition by us or any of our Restricted Subsidiaries of the property and assets of any Person other than our company or any of our Restricted Subsidiaries that constitute substantially all of a division or line of business of such Person; provided that the property and assets acquired are to be used in the Internet Service Business.

     "Asset Sale" by any Person means any transfer, conveyance, sale, lease, license or other disposition by such Person or any of its Restricted Subsidiaries (including a consolidation or merger or other sale of any such Restricted Subsidiary with, into or to another Person in a transaction in which such Restricted Subsidiary ceases to be a Restricted Subsidiary) (collectively a "transfer") of (i) shares of Capital Stock (other than directors' qualifying shares) or other ownership interests of a Restricted Subsidiary of such Person,
(ii) all or substantially all of the assets of, or any division or line of business of, such Person or any of its Restricted Subsidiaries or (iii) any other property, assets or rights (including intellectual property rights) of such Person or any of its Restricted Subsidiaries outside of the ordinary course of business; provided that the term "Asset Sale" shall not include (A) any transfer of all or substantially all of our assets in a transaction that is made in compliance with the requirements of provisions of the covenant described in " --Certain Covenants--Mergers, Consolidations and Certain Sales of Assets," (B) any transfer by us to any of our Wholly Owned Restricted Subsidiaries or by any of our Wholly Owned Restricted Subsidiaries to any other of our Wholly Owned Restricted Subsidiaries or to us in a manner that does not otherwise violate the terms of the Indenture, (C) transfers made in compliance with the requirements of the covenant described in "--Certain Covenants--Limitation on Restricted Payments," (D) transfers constituting the granting of a Permitted Lien, (E) exchanges of equipment used in the Internet Service Business for other equipment to be used in the Internet Service Business; provided any such exchange for equipment with a fair market value in excess of $2.0 million must be approved by the Board of Directors, and (F) transfers of assets, property or other rights (including intellectual property rights) with a fair market value at the date of transfer of less than $2.0 million.

     "Average Life" means, at any date of determination with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of (A) the number of years from the date of determination to the dates of each successive scheduled principal payment of such debt security and (b) the amount of such principal payment by (ii) the sum of all such principal payments.

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     "Board of Directors" means either the board of directors of our company or any duly authorized committee thereof.

     "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of our company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Capital Lease Obligation" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Debt arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with GAAP. The principal amount of such obligation shall be the capitalized amount thereof that would appear on the face of a balance sheet of such Person in accordance with GAAP.

     "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person.

     "Cash Equivalents" means (i) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of six months or less from the date of acquisition, (ii) certificates of deposit with maturities of not more than six months from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thompson Bank Watch Rating of "B" or better, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i) and (ii) above entered into with any financial institution meeting the qualifications specified in clause (ii) above,
(iv) municipal securities having the highest rating obtainable from Moody's Investors Service, Inc. (or any successor thereto) or Standard & Poor's Ratings Group (or any successor thereto) and in each case maturing within 60 days or less after the date of acquisition, (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. (or any successor thereto) or Standard & Poor's Ratings Group (or any successor thereto) and in each case maturing within six months after the date of acquisition and (vi) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i) through (v) of this definition.

     "Change of Control" means the occurrence of one or more of the following events: (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than a Permitted Holder or Permitted Group, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of our total outstanding Voting Stock, (ii) during any period of two consecutive years commencing with the Closing Date, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election to such board or whose nomination for election by our stockholders was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of such Board of Directors then in office; (iii) we consolidate with or merge with or into any Person or convey, transfer or lease all or substantially all of our assets to any Person, or any corporation consolidates with or merges into or with our company, in any such event, pursuant to a transaction in which our outstanding Voting Stock is changed into or exchanged for cash, securities or other property,

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except (x) to the extent necessary to reflect a change in our jurisdiction of incorporation or (y) where no "person" or "group"(as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) owns, other than a Permitted Holder or a Permitted Group, immediately after such transaction, directly or indirectly, more than 50% of the total outstanding Voting Stock of the surviving corporation, or (iv) we are liquidated or dissolved or adopt a plan of liquidation or dissolution.

         "Collateral" means the collective reference to all assets, whether now owned or hereafter acquired, upon which a Lien is created or granted from time to time pursuant to any Security Documents.

         "Collateral Agent" means the Trustee, in its capacity as collateral agent under the Collateral Agency Agreement, until a successor collateral agent shall have become such pursuant to the Security Documents, and thereafter "Collateral Agent" shall mean such successor collateral agent.

         "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

         "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

         "Consolidated Debt to EBITDA Ratio" means the ratio of (i) the total consolidated Debt as of the date of calculation (the "Determination Date") to
(ii) four times (or if not based on a fiscal quarter, annualized as determined in good faith by the Board of Directors) the Consolidated EBITDA for the latest fiscal quarter completed after the Closing Date (and if no such fiscal quarter shall have been completed, the most recently available financial information as determined in good faith by the Board of Directors) for which financial information is available immediately preceding such Determination Date (the "Measurement Period"). For purposes of calculating Consolidated EBITDA for the Measurement Period immediately prior to the relevant Determination Date, (x) any Person that is a Restricted Subsidiary on the Determination Date (or would become a Restricted Subsidiary on such Determination Date in connection with the transaction that requires the determination of such Consolidated EBITDA) will be deemed to have been a Restricted Subsidiary at all times during such Measurement Period, (y) any Person that is not a Restricted Subsidiary on such Determination Date (or would cease to be a Restricted Subsidiary on such Determination Date in connection with the transaction that requires the determination of such Consolidated EBITDA) will be deemed not to have been a Restricted Subsidiary at any time during such Measurement Period and (z) if we or any Restricted Subsidiary have in any manner (1) acquired (through an acquisition or the commencement of activities constituting such operating business) or (2) disposed of (by an Asset Sale or the termination or discontinuance of activities constituting such operating business) any operating business during such Measurement Period or after the end of such period and on or prior to such Determination Date, such calculation will be made on a pro forma basis in accordance with GAAP as if all such transactions had been consummated prior to the first day of such Measurement Period, including, if such Measurement Period includes any portion of the fiscal quarter during which the Closing Date occurs or the four fiscal quarters after the fiscal quarter during which the Closing Date occurs, the Incurrence of any Debt and cost savings resulting from employee termination, facilities consolidations and closings, standardization of employee benefits and compensation practices, consolidation of property, casualty and other insurance coverage and policies, standardization of sales representation commissions and other contract rates, and reductions in taxes other than income taxes or other cost saving measures (collectively, "Cost Savings Measures"), which

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cost savings we reasonably believe in good faith could have been achieved during the Measurement Period as a result of such transaction, less the amount of any additional expenses that we reasonably estimate would result from anticipated replacement of any items constituting Cost Savings Measures in connection with such transaction (it being understood that in calculating Consolidated EBITDA the exclusions set forth in clauses (i) through (iv) of the definition of Consolidated Net Income shall apply to any Person acquired as if it were a Restricted Subsidiary).

         "Consolidated EBITDA" means, with respect to any period, Consolidated Net Income for such period increased (without duplication), to the extent deducted in calculating such Consolidated Net Income, by (i) Consolidated Income Tax Expense for such period, (ii) Consolidated Interest Expense for such period without regard to the proviso therein and (iii) depreciation, amortization and any other non-cash items for such period, less any non-cash items to the extent they increase Consolidated Net Income (including the partial or entire reversal of reserves taken in prior periods) for such period, of our company and any Restricted Subsidiary, including, without limitation, amortization of capitalized debt issuance costs for such period, all of the foregoing determined on a consolidated basis for our company and our Restricted Subsidiaries in accordance with GAAP; provided that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary of our company, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (x) the amount of Consolidated EBITDA attributable to such Restricted Subsidiary multiplied by (y) the percentage ownership interest in such Restricted Subsidiary not owned on the last day of such period by our company or any of our Restricted Subsidiaries.

         "Consolidated Income Tax Expense" for any period means the consolidated provision for income taxes of our company and our Restricted Subsidiaries for such period calculated on a consolidated basis in accordance with GAAP.

         "Consolidated Interest Expense" means for any period the consolidated interest expense included in the consolidated income statement of our company and our Restricted Subsidiaries for such period calculated on a consolidated basis in accordance with GAAP, including without limitation or duplication (or, to the extent not so included, with the addition of), (i) the amortization of Debt discounts; (ii) any payments or fees with respect to letters of credit, bankers' acceptances or similar facilities; (iii) fees (net of any amounts received) with respect to any Interest Rate Agreement or Currency Protection Agreement; (iv) interest on Debt guaranteed by us and our Restricted Subsidiaries, to the extent paid by us or any Restricted Subsidiary; and (v) the portion of any Capital Lease Obligation allocable to interest expense; provided that, if any Restricted Subsidiary is not our Wholly Owned Restricted Subsidiary, Consolidated Interest Expense shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (x) the amount of Consolidated Interest Expense attributable to such Restricted Subsidiary multiplied by (y) the percentage ownership interest in such Restricted Subsidiary not owned on the last day of such period by us or any of our Restricted Subsidiaries.

         "Consolidated Net Income" for any period means the consolidated net income (or loss) of our company and our Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded therefrom (i) the net income (or loss) of any Person acquired by our company or any Restricted Subsidiary of our company in a pooling-of-interests transaction for any period prior to the date of such transaction, (ii) the net income (or loss) of any Person that is not a Restricted Subsidiary of our company except to the extent of the amount of dividends or other distributions actually paid to our company or a Restricted Subsidiary of our company by such Person during such period, (iii) gains or losses on Asset Sales by us or our Restricted Subsidiaries, (iv) all extraordinary gains and extraordinary losses, (v) the cumulative effect of changes in accounting principles, (vi) any gain or loss, realized on the termination of any employee pension benefit

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plan, (vii) the net income (but not net loss) of any Foreign Restricted
Subsidiary of such specified Person to the extent that the transfer to that Person of that income is not at the time permitted, directly or indirectly, by any means (including by dividend, distribution, advance or loan or otherwise), or by operation of the terms of its charter or any agreement with a Person other than with such specified Person, instrument held by a Person other than by such specified Person, judgment, decree, order, statute, law, rule or governmental regulations applicable to such Subsidiary or its stockholders, except for any dividends or distributions actually paid by such Subsidiary to such Person, and
(viii) the tax effect of any of the items described in clauses (i) through (vii) above.

         "Consolidated Net Worth" of any Person means the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less amounts attributable to Disqualified Stock of such Person.

         "Corporation" means a corporation, association, company, joint-stock company, limited liability company, partnership or business trust.

         "Debt" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person (including reimbursement obligations with respect thereto, but excluding obligations with respect to trade letters of credit securing obligations entered into in the ordinary course of business to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third business day following receipt by such Person of a demand for reimbursement), (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements), (v) every Capital Lease Obligation of such Person, (vi) all Disqualified Stock issued by such Person, (vii) if such Person is a Restricted Subsidiary, all Preferred Stock issued by such Person, (viii) every obligation under Interest Rate Agreement or Currency Protection Agreements of such Person and (ix) every obligation of the type referred to in clauses (i) through (viii) of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed or is responsible or liable, directly or indirectly, as obligor, Guarantor or otherwise. The "amount" or "principal amount" of Debt at any time of determination as used herein represented by (w) any contingent Debt, shall be the maximum principal amount thereof, (x) any Debt issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with GAAP,
(y) any Disqualified Stock, shall be the maximum fixed redemption or repurchase price in respect thereof, and (z) any Preferred Stock, shall be the maximum voluntary or involuntary liquidation preference plus accrued and unpaid dividends in respect thereof, in each case as of such time of determination. In no event shall "Debt" include any trade payable or accrued expenses arising in the ordinary course of business which are not more than 180 days past due or which are being contested in good faith and by appropriate proceedings.

         "Default" means any event that is, or with the passage of time or the giving of notice, or both, would be an Event of Default.

         "Designated Senior Debt" of any Subsidiary Guarantor means all obligations under Permitted Senior Secured Debt Incurred by such Subsidiary Guarantor which has been designated by such Subsidiary Guarantor as "Designated Senior Debt" in the instrument or agreement pursuant to which such Designated Senior Debt is issued.

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         "Disqualified Stock" of any Person means any Capital Stock of such
Person that by its terms, or by the terms of any security into which it is convertible, or for which it is exchangeable, is, in whole or in part, redeemable at the option of the holder thereof or otherwise matures or is required to be redeemed (pursuant to any sinking fund obligation or otherwise, but other than as a result of the death or disability of the holder thereof or the termination of the employment with us or one of our Subsidiaries of the holder thereof) or is convertible into or exchangeable (in each case at the option of the holder) for Debt, at any time prior to the final maturity of the notes; provided, however, that any Capital Stock which would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require the Company or its Restricted Subsidiary to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or a "change of control" occurring prior to the final maturity date of the notes shall not constitute Disqualified Stock if such provisions applicable to such Capital Stock provide that our company and our Restricted Subsidiaries will not repurchase or redeem any such stock pursuant to such provisions prior to the repurchase of such notes as are required to be repurchased pursuant to the Indenture upon an Asset Sale or a Change of Control.

         "Domestic Restricted Subsidiary" means any Restricted Subsidiary other than (i) a Foreign Restricted Subsidiary or (ii) a Subsidiary of a Foreign Restricted Subsidiary.

         "Existing Debt" shall mean Debt of our company and our Restricted Subsidiaries in existence on the Closing Date, including the notes and the Subsidiary Guarantees.

         "Foreign Restricted Subsidiary" means any Restricted Subsidiary which is not organized under the laws of the United States of America, any State thereof or the District of Columbia.

         "GAAP" means generally accepted accounting principles in the United States which are in effect on the Closing Date, consistently applied.

         "Global Note" means a note that is registered in a note register in the name of a depositary or a nominee thereof.

         "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guaranteeing, any Debt of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Debt of the payment of such Debt, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt (and "Guaranteed", "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing); provided, however, that the Guaranty by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

         "Holder" means a Person in whose name a note is registered in the security register.

         "Incur" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt or other obligation including by acquisition of Restricted Subsidiaries or the recording, as required pursuant to GAAP or otherwise, of any such Debt or other obligation on the balance sheet of such Person (and "Incurrence", "Incurred", "Incurrable" and "Incurring" shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that

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exists at such time becoming Debt shall not be deemed an Incurrence of such
Debt. For the avoidance of doubt, the accretion of original issue discount shall not be deemed an Incurrence.

         "Interest Rate Protection Agreement" or "Currency Protection Agreement" of any Person means any forward contract, futures contract, swap, option or other financial agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements) relating to, or the value of which is dependent upon, interest rates or currency exchange rates or indices.

         "Internal Revenue Code" means the Internal Revenue Code of 1986 and any successor thereto.

         "Internet Service Business" means: (i) any business principally engaged in (A) the operation of an internet connectivity or internet enhancement service as it exists from time to time, including, without limitation, dial up or dedicated internet service, web hosting or co-location services, security solutions, the provision and development of software in connection therewith, configuration services, electronic commerce, intranet solutions, data backup and restoral, business content and collaboration, communications tools or network equipment, products or services or (B) the supply, provision, broadcast, delivery, distribution, collection or retrieval of information or content reasonably believed suitable for dissemination through the business, facilities or capacity of our company or (ii) any business or property reasonably related to any of the foregoing. A good faith determination by a majority of the Board of Directors as to whether a business meets the requirements of this definition shall be conclusive, absent manifest error.

         "Investment" by any Person means any direct or indirect loan, advance or other extension of credit or capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) to, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person, including any payment on a Guarantee of any obligation of such other Person. Notwithstanding the foregoing, "Investment" shall not include (i) deposits, partial payments or "earnest money" made in anticipation of a purchase or acquisition that would be a Permitted Investment when consummated, (ii) security deposits or prepayments with respect to operating leases or (iii) payments made in connection with the renewals or exercise of any option to renew an operating lease. For purposes of the definition of "Restricted Payment," the covenant described in "--Certain Covenants--Limitation on Restricted Payments" and the covenant described in "--Certain Covenants--Unrestricted Subsidiary," the term "Investment" shall include the portion (proportionate to our equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of our company at the time that such Subsidiary is designated an Unrestricted Subsidiary, provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, we shall be deemed to continue to have a permanent "Investment" in such Subsidiary at the time of such redesignation equal to (x) the amount of such Investment immediately prior to such redesignation less (y) the portion (proportionate to our equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation. Any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

         "Lien" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

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         "Mortgages" means the mortgages granted pursuant to the Security
Documents on certain of the real property owned by certain Subsidiary
Guarantors.

         "Net Cash Proceeds" means (i) with respect to any Asset Sale by any Person, cash or Cash Equivalents received (including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption of Debt or other obligations relating to such properties or assets) therefrom by such Person, net of (A) all legal, title and recording tax expenses, commissions and other fees and expenses Incurred and all federal, state, foreign and local taxes required to be accrued as a liability as a consequence of such Asset Sale, (B) all payments made by such Person or its Restricted Subsidiaries on any Debt which is secured by such assets in accordance with the terms of any Lien upon or with respect to such assets or which must by the terms of such Lien, or in order to obtain a necessary consent to such Asset Sale or by applicable law, be repaid out of the proceeds from such Asset Sale, (C) all distributions and other payments made to minority interest holders in Restricted Subsidiaries of such Person or joint ventures as a result of such Asset Sale and (D) appropriate amounts to be provided by such Person or any Restricted Subsidiary thereof, as the case may be, as a reserve in accordance with GAAP against any liabilities associated with such assets and retained by such Person or any Restricted Subsidiary thereof, as the case may be, after such Asset Sale, including, without limitation, liabilities under any indemnification obligations and severance and other employee termination costs associated with such Asset Sale, in each case as determined by the Board of Directors, in its reasonable good faith judgment evidenced by a Board Resolution; provided, however, that any reduction in such reserve within twelve months following the consummation of such Asset Sale will be treated for all purposes of the Indenture and the Notes as a new Asset Sale at the time of such reduction with Net Cash Proceeds equal to the amount of such reduction, (ii) with respect to the issuance or sale of Capital Stock, or options, warrants or rights to purchase Capital Stock, or debt securities or Disqualified Stock that has been converted into or exchanged for Capital Stock, the proceeds of such issuance or sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations, net of attorney's fees, accountant's fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale, conversion or exchange and net of any Consolidated Interest Expense attributable to any debt securities paid to the holders thereof prior to the conversion or exchange and net of taxes paid or payable as a result thereof.

         "Obligations" means, with respect to our company and each Subsidiary Guarantor, (i) the full and punctual payment of the principal of, and premium, if any, and interest on the notes when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of our company and such Subsidiary Guarantor, as applicable, under the Indenture, the notes and the Security Documents and (ii) the full and punctual performance within applicable grace periods of all other obligations of our company and such Subsidiary Guarantor, as applicable, under the Indenture, the notes and the Security Documents.

         "Offer" has the meaning specified in the definition of Offer to Purchase.

         "Offer Expiration Date" has the meaning specified in the definition of Offer to Purchase.

         "Offer to Purchase" means a written offer (the "Offer"), a copy of which shall be delivered to the Trustee, sent by us by first class mail, postage prepaid, to each Holder at his address appearing in the notes register on the date of the Offer offering to purchase up to the principal amount of notes specified in such Offer at the purchase price specified in such Offer (as determined pursuant to the Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Offer Expiration Date") of the Offer to Purchase, which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of such Offer, and a settlement

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date (the "Purchase Date") for purchase of notes within five business days after the Offer Expiration Date. We are required to notify the Trustee at least 15 business days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of our obligation to make an Offer to Purchase, and the Offer will be mailed by us or, at our Company's request, by the Trustee in our name and at our expense. The Offer shall contain information concerning the business of our company and our Restricted Subsidiaries which we in good faith believe will enable such Holders to make an informed decision with respect to the Offer to Purchase. At a minimum, the Offer will include (i) the most recent annual and quarterly financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the documents required to be filed with the Trustee pursuant to the Indenture (which requirements may be satisfied by delivery of such documents together with the Offer), (ii) a description of material developments in our business subsequent to the date of the latest of such financial statements referred to in clause (i) (including a description of the events requiring us to make the Offer to Purchase), (iii) if applicable, appropriate pro forma financial information concerning the Offer to Purchase and the events requiring us to make the Offer to Purchase and (iv) any other information required by applicable law to be included therein). The Offer will contain all instructions and materials necessary to enable such Holders to tender notes pursuant to the Offer to Purchase. The Offer must also state:

     . the covenant of the Indenture pursuant to which the Offer to Purchase is being made;

     .    the Offer Expiration Date and the Purchase Date;

     . the aggregate principal amount of the outstanding notes offered to be purchased by us pursuant to the Offer to Purchase including, if less than 100%, the manner by which such has been determined pursuant to the provision of the Indenture requiring the Offer to Purchase (the "Purchase Amount");

     . the purchase price to be paid by us for each $1,000 aggregate principal amount of notes accepted for payment, as specified pursuant to the Indenture (the "Purchase Price");

     . that the Holder may tender all or any portion of the notes registered in the name of such Holder and that any portion of a note tendered must be tendered in an integral of $1,000 principal amount;

     . the place or places where notes are to be surrendered for tender pursuant to the Offer to Purchase;

     . that any notes not tendered or tendered but not purchased by us pursuant to the Offer to Purchase will continue to accrue or accrete in value, as applicable;

     . that on the Purchase Date the Purchase Price will become due and payable upon each note being accepted for payment pursuant to the Offer to Purchase (and duly paid for pursuant to the Offer to Purchase) and that such note shall cease to accrue or accrete in value, as applicable, on and after the Purchase Date;

     . that each Holder electing to tender a note pursuant to the Offer to Purchase will be required to surrender such note at the place or places specified in the Offer prior to the close of business on the Offer Expiration Date (such note being, if we or the Trustee so require, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to us

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               and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing);

         . that Holders will be entitled to withdraw all or any portion of notes tendered if we (or our paying agent) receive, not later than the close of business on the Offer Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the notes the Holder tendered, the certificate number of the note the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

         . that (i) if notes in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, we will purchase all such notes and (ii) if notes in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, we will purchase notes having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only notes in denominations of $1,000 or integral multiples thereof shall be purchased); and

         . that in the case of any Holder whose notes are purchased only in part, we will execute, and the Trustee shall authenticate and deliver to the Holder of such note without service charge, a new note or notes, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the note or notes so tendered.

         Any Offer to Purchase shall be governed by and effected in accordance with the Offer for such Offer to Purchase.

         "pari passu", when used with respect to the ranking of any Debt of any Person in relation to other Debt of such Person, means that each such Debt (i) either (A) is not subordinated in right of payment to any other Debt of such Person or (B) is subordinate in right of payment to the same Debt of such Person as is the other and is so subordinate to the same extent and (ii) is not subordinate in right of payment to the other or to any Debt of such Person as to which the other is not so subordinate.

         "Permitted Group" means any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) if the Permitted Holders have both the voting power and the dispositive power relating to more than 50% of the shares of our Voting Stock beneficially owned by such person or group.

         "Permitted Holder" means (i) AIG/SUN America Investments, Inc., (ii) American General, (iii) AIM Capital Management, (iv) American Express Financial Advisors, (v) Goldman, Sachs & Co. Special Situations Investing, (vi) LC Capital Partners, LP, (vii) Lehman Brothers, (viii) Lord Abbett, (ix) Mackay Shields,
(x) Morgan Stanley Asset Management, (xi) Oppenheimer Funds, (xii) Putnam Investments, (xiii) Romulus Holdings, Inc., (xiv) Triage Capital Management and
(xv) with respect to each of the foregoing, any majority-owned Affiliate thereof.

         "Permitted Interest Rate Agreement" or "Currency Protection Agreement" of any Person means any Interest Rate Agreement or Currency Protection Agreement entered into with one or more financial institutions that is designed to protect such Person against fluctuations in interest rates or currency exchange rates with respect to Debt Incurred and which shall have a notional amount no greater than the payments due with respect to the Debt being hedged thereby and not for purposes of speculation.

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         "Permitted Investment" means (i) an Investment in our company or a
Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, our company or a Restricted Subsidiary; provided that such Person's primary business or the assets to be transferred or conveyed are reasonably related, ancillary or complementary to the Internet Service Business, (ii) Cash Equivalents, (iii) payroll, travel, relocation and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP, (iv) stock, obligations or securities received (A) in satisfaction of judgments or (B) in connection with the sale or disposition of a Person, assets or business, (v) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and worker's compensation, performance and other similar deposits, (vi) Permitted Interest Rate or Currency Agreements, (vii) loans or advances to officers or employees of our company or any Restricted Subsidiary that do not in the aggregate exceed $5.0 million at any time outstanding, (viii) Strategic Investments, provided that the aggregate amount of Investments made pursuant to this clause does not exceed $15.0 million and (ix) accounts receivable in the ordinary course of business (and Investments obtained in exchange or settlement of accounts receivable for which we have determined that collection is not likely or as a result of bankruptcy or insolvency proceedings or upon the foreclosure, perfection or enforcement of any Lien in favor of us or any Restricted Subsidiary, in each case as to debt owing to us or any Restricted Subsidiary that arose in the ordinary course of business of our company or such Restricted Subsidiary).

         "Permitted Lien" means any Lien on the assets of our company or any Restricted Subsidiary permitted under the covenant described under "--Certain Covenants--Limitation on Liens".

         "Permitted Senior Secured Debt" means Debt (i) Incurred by us and/or any Restricted Subsidiary (A) pursuant to one or more senior commercial term loan and/or revolving credit facilities (including any letter of credit subfacility) entered into principally with commercial banks and/or other financial institutions typically party to commercial loan agreements, (B) in the form of, or represented by, bonds or other securities or (C) with respect to any Restricted Subsidiary, consisting of a Guarantee of Debt of our company which is Debt incurred pursuant to clause (A) or (B) above, and in each case any replacement, extension, renewal, amendment, restatement, refinancing or refunding thereof; provided that the aggregate principal amount of all Permitted Senior Secured Debt, at any one time outstanding, shall not exceed $20.0 million, less any amounts derived from Asset Sales and applied to the permanent reduction of Permitted Senior Secured Debt (and a permanent reduction of the related commitment to lend or amount to be reborrowed in the case of a revolving credit facility) under such credit facilities as contemplated by the covenant described in "--Certain Covenants--Asset Sales" and (ii) which may be secured by Liens having the same or senior priority to the Liens securing the Notes.

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.

         "Preferred Stock" of any Person means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

         "Purchase Money Secured Debt" of any Person means Debt (whether provided by a vendor or a third party) of such Person secured by a Lien on real or personal property of such Person which Debt (i) constitutes all or a part of the purchase price or construction cost of such property or (ii) is Incurred prior to, at the time of or within 180 days after the latter of the acquisition or the substantial completion of

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such property for the purpose of financing all or any part of the purchase price or construction cost thereof; provided, however, that (w) the Debt so incurred does not exceed 100% of the purchase price or construction cost of such property and related expenses, (x) such Lien does not extend to or cover any property other than such item of property and any improvements on such item and proceeds thereof, (y) the purchase price or construction cost for such property is or should be included in "addition to property, plant and equipment" in accordance with GAAP and (z) the purchase or construction of such property is not part of any acquisition of a Person or business unit or line of business.

         "Qualified Consideration" means: (i) cash, (ii) Cash Equivalents, (iii) any securities or other obligations that are converted into or exchanged for cash or Cash Equivalents within 90 days after the Asset Sale or (iv) unsubordinated liabilities of our company or the liabilities of a Restricted Subsidiary assumed by the transferee (or its designee) such that our company or such Restricted Subsidiary has no further liability therefor, the amount of the liability to be determined in accordance with GAAP.

         "Related Person" of any Person means any other Person directly or indirectly owning (i) 10% or more of the outstanding Common Stock of such Person (or, in the case of a Person that is not a corporation, 10% or more of the equity interest in such Person) or (b) 10% or more of the combined voting power of the Voting Stock of such Person.

         "Responsible Officer", when used with respect to the Trustee, means any officer of the Trustee with responsibility for the administration of the Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "Restricted Subsidiary" means any Subsidiary of our company, whether existing on or after the date of the Indenture, unless such Subsidiary is an Unrestricted Subsidiary.

         "Security Agreement" means the Security Agreement, dated as of the Closing Date, by and between our company and the Collateral Agent.

         "Security Documents" means the Security Agreement, any Subsidiary Security Agreements, the Mortgages and any other document or agreement that secures the notes or the Subsidiary Guarantees.

         "Significant Subsidiary" means any Subsidiary Guarantor and any other Restricted Subsidiary that would be a "Significant Subsidiary" of our company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC. For purposes of the Default described under clauses (viii) or (ix) of the section entitled "--Defaults", only the term "Significant Subsidiary" shall also include any group of Restricted Subsidiaries that, taken as a whole as of the latest audited consolidated financial statements for our company and our Subsidiaries, would constitute a Significant Subsidiary.

         "Stated Maturity," when used with respect to any note or any installment of interest thereon, means the date specified in such note as the fixed date on which the principal of such note or such installment of interest is due and payable.

         "Strategic Investment" means an Investment in any Person (other than an Unrestricted Subsidiary of our company) whose primary business is reasonably related, ancillary or complementary to the Internet Service Business, and such Investment is determined by the Board of Directors to promote or significantly benefit the businesses of our company and our Restricted Subsidiaries on the date of such Investment.

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         "Subordinated Obligation" means any Debt of our company or a Subsidiary
Guarantor, as the case may be (whether outstanding on the Closing Date or thereafter Incurred), which is subordinate or junior in right of payment to the notes or the Subsidiary Guarantees, as applicable, whether pursuant to a written agreement to that effect or by operation of law; provided, however, that any Debt which would constitute a Subordinated Obligation but for provisions thereof giving holders thereof the right to require us or a Restricted Subsidiary to repurchase or redeem such Subordinated Obligation upon the occurrence of an asset sale or a change of control occurring prior to the final maturity of the notes shall constitute a Subordinated Obligation if such provisions applicable to such Subordinated Obligation are no more favorable to the holders of such Debt than the provisions applicable to the notes contained in the covenant described in "--Certain Covenants--Asset Sales" and the section entitled "--Change of Control," respectively, and such provisions applicable to such Debt specifically provide that our company and our Restricted Subsidiaries will not repurchase or redeem any such Debt pursuant to such provisions prior to the repurchase of such notes as are required to be repurchased pursuant to the covenant described in "--Certain Covenants--Asset Sales" and the provisions described in the section entitled "--Change of Control," as the case may be.

         "Subsidiary" of any Person means (i) a corporation more than 50% of the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Restricted Subsidiaries thereof, or (ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

         "Subsidiary Guarantor" means each Domestic Restricted Subsidiary other than ATC Merger Corp., a New York corporation, and any other Person that becomes a Subsidiary Guarantor pursuant to the covenant described in "--Certain Covenants--Future Subsidiary Guarantors."

         "Subsidiary Guaranty" means a Guarantee on the terms set forth in the Indenture by a Subsidiary Guarantor of the Company's obligations with respect to the Notes.

         "Subsidiary Security Agreement" means a Security Agreement by and between a Subsidiary Guarantor and the Collateral Agent, in which such Subsidiary Guarantor grants liens on its assets to secure the notes and its Subsidiary Guaranty.

         "U.S. Government Securities" means securities that are direct obligations of the United States of America, direct obligations of the Federal Home Loan Mortgage Corporation, direct obligations of the Federal National Mortgage Association, securities which the timely payment of whose principal and interest is unconditionally guaranteed by the full faith and credit of the United States of America, trust receipts or other evidence of a direct claim upon the instruments described above and money market mutual funds that invest solely in such securities. Such securities may not be callable at the option of the issuer thereof.

         "Voting Stock" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) at such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

         "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted

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         Subsidiaries of such Person or by such Person and one or more Wholly
Owned Restricted Subsidiaries of such Person.

Additional Information

         Holders of our securities may obtain a copy of the indenture, the Registration Rights Agreement and the Collateral Documents without charge by writing to Globix Corporation, 139 Centre Street, New York, New York 10013,
Attention: Secretary.

Book-Entry, Delivery and Form

         The notes were initially issued in the form of one or more Global Notes. Global Notes will be deposited with, or on behalf of, The Depository Trust Company, which we refer to in this prospectus as the Depositary, and registered in the name of Cede & Co., as nominee of the Depositary.

         The Depositary is a limited-purpose trust company that was created to hold securities for its participating organizations and to facilitate the clearance and settlement of transactions in such securities between participants through electronic book-entry changes in accounts of its participants. The Depositary's participants include securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations. Access to the Depositary's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by or on behalf of the Depositary only through the Depositary's Participants or the Depositary's indirect participants.

         Pursuant to procedures established by the Depositary:

         . upon deposit of the Global Note, the Depositary credited the accounts of participants designated by the initial Holder with portions of the principal amount of the Global Note and;

         . ownership of the Notes evidenced by the Global Note are shown on, and the transfer of ownership thereof will be affected only through, records maintained by the Depositary (with respect to the interests of the Depositary's participants), the Depositary's participants and the Depositary's indirect participants.

         Prospective purchasers are advised that the laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer notes evidenced by the Global Note will be limited to such extent.

         So long as the Global Note Holder is the registered owner of any notes, the Global Note Holder will be considered the sole Holder under the Indenture of any notes evidenced by the Global Note. Beneficial owners of notes evidenced by the Global Note will not be considered the owners or Holders thereof under the Indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the trustee thereunder. Neither our company nor the trustee will have any responsibility or liability for any aspect of the records of the Depositary or for maintaining, supervising or reviewing any records of the Depositary relating to the notes.

         Payments in respect of the principal of or premium and interest, if any, on any notes registered in the name of the Global Note Holder on the applicable record date will be payable by the trustee to or at the direction of the Global Note Holder in its capacity as the registered Holder under the Indenture.

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Under the terms of the Indenture, our company and the Trustee may treat the persons in whose names notes, including the Global Note, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither our company nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of notes. We believe, however, that is currently the Depositary's policy to immediately credit the accounts of the relevant participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant security as shown on the records of the Depositary. Payments by the Depositary's participants and the Depositary's indirect participants to the beneficial owners of notes will be governed by standing instructions and customary practice and will be the responsibility of the Depositary's participants or the Depositary's indirect participants.

         Exchange of Book-Entry Notes for Certificated Notes.

         If:

         . we notify the Trustee in writing that the Depositary is no longer willing or able to act as a depositary and we are unable to locate a qualified successor within 120 days; or

         . our company, at our option, notifies the Trustee in writing that we elect to cause the issuance of notes in certificated form,

then, upon surrender by the Global Note Holder of its Global Note, notes in certificated form will be issued to each person that the Global Note Holder and the Depositary identify as being the beneficial owner of the related notes.

         Neither our company nor the Trustee will be liable for any delay by the Depositary in identifying the beneficial owners of notes and our company and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Depositary for all purposes.

         Same-Day Settlement and Payment.

         The Indenture requires that payments in respect of the notes represented by the Global Note (including principal and premium and interest, if any) be made by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, the notes represented by the Global Note are expected to be eligible to trade in the Depositary's Same-Day Funds Settlement System and any permitted secondary market trading activity in such notes will, therefore, be required by the Depositary to be settled in immediately available funds. We expect that secondary trading in the certificated notes will also be settled in immediately available funds.

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                              PLAN OF DISTRIBUTION

         We are registering the shares of our common stock and notes on behalf of the selling holders. A selling holder is a person named on pages 59 through 60 and also includes any donee, pledgee, transferee or other successor-in-interest selling shares of our common stock or notes received after the date of this prospectus from a selling holder as a gift, pledge, partnership distribution or other non-sale related transfer. All costs, expenses and fees in connection with the registration of the shares of our common stock and notes offered by this prospectus will be borne by our company, other than brokerage commissions and similar selling expenses, if any, attributable to the sale of shares of our common stock and notes, which will be borne by the selling holders. Sales of shares of our common stock and notes may be effected by selling holders from time to time in one or more types of transactions (which may include block transactions) in the over-the-counter market, in negotiated transactions, through put or call options transactions relating to the shares of our common stock, through short sales of shares of our common stock, or a combination of these methods of sale, at market prices prevailing at the time of sale, or at negotiated prices. These transactions may or may not involve brokers or dealers. We are not aware of any agreements, understandings or arrangements among the selling holders and any underwriters or broker-dealers regarding the sale of the shares of our common stock or notes held by the selling holders, nor is there an underwriter or coordinated broker acting in connection with the proposed sale of shares of our common stock and notes by the selling holders.

        The selling holders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with these transactions, broker-dealers or other financial institutions may engage in short sales of the shares of our common stock in the course of hedging positions they assume with selling holders. The selling holders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to these broker-dealers or other financial institutions of shares of our common stock or notes, which shares of our common stock or notes these broker-dealer or other financial institution may resell pursuant to this prospectus (as amended or supplemented to reflect such transaction). The selling holders may also engage in short sales of shares and, in those instances, this prospectus may be delivered in connection with the short sales and the shares offered under this prospectus may be used to cover the short sales.

         The selling holders may make these transactions by selling shares of our common stock or notes directly to purchasers or to or through broker-dealers, which may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from selling holders and/or the purchasers of shares of our common stock or notes for whom these broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

         The selling holders and any broker-dealers that act in connection with the sale of shares of our common stock or notes may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by these broker-dealers or any profit on the resale of the shares of our common stock or notes sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. The selling holders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of shares of our common stock or notes against certain liabilities, including liabilities arising under the Securities Act.

         Because selling holders may be "underwriters" within the meaning of
Section 2(11) of the Securities Act, the selling holders may be subject to the prospectus delivery requirements of the Securities Act. The rules and regulations set forth in Regulation M promulgated under the Exchange Act provide that during the period that any person is engaged in a distribution of the shares within the meaning of Regulation M, that person usually may not purchase the shares. The selling holders are subject to the rules and regulations of the Securities Act and the Exchange Act, including Regulation M, which may limit the timing of purchases and sales of shares by the selling holders. Regulation M's prohibition on purchases may include purchases to cover short positions by the selling holders, and a selling shareholder's failure to cover a short position at a lender's request and subsequent purchases by the lender in the open market of shares to cover such short positions, may constitute an inducement to buy shares which is prohibited by Regulation M. Consequently, this may affect the marketability of the shares. Our company has informed the selling holders that the anti-manipulative provisions of Regulation M may apply to their sales in the market.

         Selling holders also may resell all or a portion of the shares of our common stock or notes in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of Rule 144.

         Upon our company being notified by a selling holder that any material arrangement has been entered into with a broker-dealer for the sale of shares of our common stock or notes through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing:

         . the name of each such selling holder and of the participating broker-dealer(s);

         .     the number of shares of our common stock and/or notes involved;

         .     the initial price at which these shares and/or notes were sold;

         . the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;

         . that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

         .     other facts material to the transactions.

         In addition, upon our company being notified by a selling holder that a donee, pledgee, transferee or other successor-in-interest intends to sell more than 500 shares of our common stock, a supplement to this prospectus will be filed.

                                  LEGAL MATTERS

         The validity of the shares of our common stock and the notes offered hereby will be passed upon for our company by Akin, Gump, Strauss, Hauer & Feld, L.L.P., New York, New York.

                                     EXPERTS

         Our consolidated financial statements as of September 30, 2001 and September 30, 2000, and for each of the years in the three-year period ended September 30, 2001 have been included in this prospectus in reliance upon the report of Arthur Andersen LLP, independent certified public accountants set forth herein, and upon the authority of said firm as experts in accounting and auditing.

         After reasonable efforts, however, we have been unable to obtain Arthur Andersen's written consent to the inclusion of our consolidated financial statements into the registration statement of which this prospectus is a part. Accordingly, we have omitted Arthur Andersen's consent in reliance upon Rule 437a of the Securities Act.

         Section 11(a) of the Securities Act provides that if any part of a registration statement at the time it becomes effective contains an untrue statement of a material fact or an omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, any person acquiring a security pursuant to such registration statement (unless it is proved that at the time of acquisition that such person knew of such untruth or omission) may sue, among others, every accountant who has consented to be named as having prepared or certified any part of the registration statement or as having prepared or certified any report or valuation which is used in connection with the registration statement with respect to the statement in such registration statement, report or valuation which purports to have been prepared or certified by the accountant. Since Arthur Andersen LLP has not consented to the inclusion of our consolidated financial statements into the registration statement of which this prospectus is a part, you will not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act for any untrue statements of a material fact contained in our consolidated financial statements or any omissions to state a material fact required to be stated therein.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act for the shares of our common stock and the notes being sold pursuant to this prospectus. This prospectus constitutes a part of that registration statement. This prospectus does not contain all of the information set forth in the registration statement and the accompanying exhibits and schedules because some parts have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission. For further information about us and our shares of common stock and notes, we refer you to the registration statement and the accompanying exhibits and schedules. Whenever a reference is made in this prospectus regarding the contents of any agreement, contract or any other document, please be aware that the reference is only a summary of all material terms of the agreement, contract or other document. In each case, reference is made to the copy of the agreement, contract or other document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference.

         We file annual, quarterly and current reports and other information with the Securities and Exchange Commission. You may read and copy any document we file with the Securities and Exchange

Commission at the Securities and Exchange Commission's public reference facilities located in Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549 and also at the regional offices of the Securities and Exchange Commission located at the Northwestern Atrium Center at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and at 233 Broadway, New York, New York. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of its public reference facilities. Our Securities and Exchange Commission filings will also be available to the public from commercial document retrieval services and at the Securities and Exchange Commission's web site at http://www.sec.gov.

         You may request a copy of any of our filings with the Securities and Exchange Commission, or any of the agreements or other documents that constitute exhibits to those filings, at no cost, by writing or telephoning us at the following address or phone number:

                               Globix Corporation
                                139 Centre Street
                            New York, New York 10013
                          Phone Number: (212) 334-8500

         You should rely only on the information provided in this prospectus. No person has been authorized to provide you with different information. The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                                Page
                                                                                                ----
Consolidated Balance Sheets as of March 31, 2002 (unaudited) and September 30, 2001 .........   F-2

Unaudited Consolidated Statements of Operations for the Six Months and Three Months Ended
March 31, 2002 and March 31, 2001 ...........................................................   F-3

Consolidated Statements of Cash Flows for the Six Months Ended March 31, 2002
and March 31, 2001...........................................................................   F-4

Notes to Consolidated Financial Statements ..................................................   F-5

Report of Independent Public Accountants ....................................................   F-17

Consolidated Balance Sheets as of September 30, 2001 and September 30, 2000 .................   F-18

Consolidated Statements of Operations for the fiscal years ended September 30, 2001,
September 30, 2000 and September 30, 1999 ...................................................   F-19

Consolidated Statements of Changes in Stockholders' (Deficit) Equity for the Fiscal
Years ended September 30, 2001, September 30, 2000 and September 30, 1999 ...................   F-20

Consolidated Statements of Cash Flows for the Fiscal Years ended September 30, 2001,
September 30, 2000 and September 30, 1999 ...................................................   F-21

Notes to Consolidated Financial Statements ..................................................   F-22

                      GLOBIX CORPORATION AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
           (All Dollars in Thousands, Except Share and Per Share Data)

                                                                                                     March 31,     September 30,
                                                                                                       2002             2001
                                                                                                       ----             ----
Assets                                                                                              (unaudited)
Current assets:
     Cash and cash equivalents ...................................................................    $ 56,511        $111,502
     Marketable securities .......................................................................       2,874           1,610
     Accounts receivable, net of allowance for doubtful accounts of $2,129 and
       $6,852, respectively ......................................................................      11,476          13,809
     Prepaid expenses and other current assets ...................................................      11,450           7,785
     Restricted cash .............................................................................      19,165           6,984
                                                                                                      --------        --------
         Total current assets ....................................................................     101,476         141,690
Investments, restricted ..........................................................................       7,666          26,886
Property, plant and equipment, net ...............................................................     316,396         356,149
Debt issuance costs, net of accumulated amortization of $2,543 and $1,896,
   respectively ..................................................................................      24,436          19,006
Intangible assets, net of accumulated amortization of $0 and $2,485,
   respectively ..................................................................................           -           4,362
Other assets .....................................................................................         501           4,895
                                                                                                      --------        --------
Total assets .....................................................................................    $450,475        $552,988
                                                                                                      ========        ========

Liabilities and Stockholders' Deficit

Current liabilities:
     Capital lease and other obligations .........................................................    $  6,299          $6,687
     Accounts payable ............................................................................       5,694          14,022
     Accrued liabilities .........................................................................      44,053          30,141
     Accrued interest ............................................................................      43,750          12,500
                                                                                                      --------        --------
         Total current liabilities ...............................................................      99,796          63,350
Capital lease obligations, net of current portion ................................................       7,085          10,309
Mortgage payable .................................................................................      20,309          20,441
Senior Notes (see Note 5) ........................................................................     600,000         600,000
Other long term liabilities ......................................................................       3,062           7,577
                                                                                                      --------        --------
         Total liabilities .......................................................................     730,252         701,677

Minority interest in subsidiary ..................................................................       4,435           5,406
Redeemable convertible preferred stock (see Note 7) ..............................................      83,695          83,230

Stockholders' Deficit:
Common stock, $.01 par value; 500,000,000 shares authorized; 41,896,479 and
   41,920,229 shares issued and outstanding, respectively ........................................         419             419
Additional paid-in capital .......................................................................     167,929         171,176
Deferred compensation ............................................................................      (5,056)         (7,097)
Accumulated other comprehensive income ...........................................................      (4,206)         (2,703)
Accumulated deficit ..............................................................................    (526,993)       (399,120)
                                                                                                      --------        --------
Total stockholders' deficit ......................................................................    (367,907)       (237,325)
                                                                                                      --------        --------
Total liabilities and stockholders' deficit ......................................................    $450,475        $552,988
                                                                                                      ========        ========

  The accompanying notes are an integral part of these consolidated financial statements.

                      GLOBIX CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
          (All Dollars in Thousands, Except Share and Per Share Data)
                                  (unaudited)



                                                                        Three Months Ended March 31,  Six Months Ended March 31,
                                                                                2002         2001        2002           2001
                                                                                ----         ----        ----           ----
Revenue ...............................................................    $  21,389     $  26,782      $  44,767     $  53,018
Operating costs and expense:
     Cost of revenue ..................................................         9,737        10,480        19,399        20,948
     Selling, general and administrative ..............................        21,402        28,308        46,150        59,072
     Restructuring expenses ...........................................        48,447            --        48,447        38,109
     Impairment of intangible assets ..................................         3,220            --         3,220            --
     Depreciation and amortization ....................................        12,174         7,951        24,186        15,547
                                                                          -----------   -----------     ----------   -----------
Total operating costs and expenses ....................................        94,980        46,739       141,402       133,676
                                                                          -----------   -----------     ----------   -----------
Loss from operations ..................................................      (73,591)      (19,957)       (96,635)      (80,658)
     Interest and financing expense ...................................      (14,036)      (16,118)       (34,060)      (32,598)
     Interest income ..................................................           875         4,439         1,840        10,915
     Other income/(expense) ...........................................         (472)         (330)         (362)         (577)
     Minority interest in subsidiary ..................................           955           --          1,344            --
                                                                          -----------   -----------     ----------   -----------
Loss before cumulative effect of a change in accounting principle .....      (86,269)      (31,966)      (127,873)     (102,918)
Cumulative effect of a change in accounting principle .................           --            --             --        (2,332)
                                                                          -----------   -----------     ----------   -----------
Net loss ..............................................................      (86,269)      (31,966)      (127,874)     (105,250)
     Dividends and accretion on preferred stock .......................       (1,329)       (1,761)        (3,178)       (3,496)
                                                                          -----------   -----------     ----------   -----------
Net loss attributable to common stockholders' .........................    $ (87,598)    $ (33,727)    $ (131,051)   $ (108,746)
                                                                           ==========    ==========    ===========   ===========

Basic and diluted loss per share attributable to common
   stockholders' before cumulative effect of a change in
   accounting principle ...............................................    $   (2.21)    $   (0.87)     $   (3.33)    $   (2.80)
Cumulative effect of a change in accounting principle                             --            --             --         (0.06)
Basic and diluted net loss per share attributable to common
   stockholders' ......................................................    $   (2.21)    $   (0.87)     $   (3.33)    $   (2.86)
                                                                          -----------   -----------     ----------   -----------

Weighted average common shares outstanding--basic and diluted .........   39,688,862    38,709,658      39,330,033   38,011,488
                                                                          ===========   ===========     ==========   ===========


  The accompanying notes are an integral part of these consolidated financial statements.

                      GLOBIX CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
          (All Dollars in Thousands, Except Share and Per Share Data)

                                                                                                              Six months ended
                                                                                                                  March 31,
                                                                                                                 ---------
                                                                                                           2002             2001
                                                                                                           ----             ----
                                                                                                               (Unaudited)

Cash flows from operating activities:
Net loss .........................................................................................       $(127,873)       $(105,250)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization ....................................................................          24,186           15,547
Provision for uncollectible accounts receivable ..................................................           3,534            2,557
Cumulative effect of a change in accounting principle ............................................              --            2,332
Restructuring expenses ...........................................................................          48,447           17,094
Minority interest in subsidiary ..................................................................          (1,344)              --
Gain on sale of short term investment ............................................................              --           (1,459)
Gain on sale of marketable securities ............................................................             (27)              --
Loss on impairment of intangible assets ..........................................................           3,220               --
Loss on impairment of investments ................................................................             490            1,950
Amortization of debt issuance costs ..............................................................             647              568
Amortization of deferred compensation ............................................................           1,083              562
Changes in operating assets and liabilities:
Accounts receivable ..............................................................................          (2,236)          (1,517)
Prepaid expenses and other current assets ........................................................            (126)          (4,618)
Other assets .....................................................................................          (5,921)          (4,274)
Accounts payable .................................................................................          (7,371)          (1,481)
Accrued liabilities ..............................................................................             555            9,253
Accrued interest .................................................................................          31,250               (2)
Other ............................................................................................          (3,541)            (736)
                                                                                                         ---------        ---------
Net cash used in operating activities ............................................................         (35,027)         (69,474)
                                                                                                         ---------        ---------
Cash flows from investing activities:
Proceeds from sale of short term investments .....................................................              --           10,180
Use of restricted cash and investments ...........................................................           7,038            5,747
Proceeds from sale of marketable securities ......................................................              64               --
Purchases of property, plant and equipment .......................................................         (20,051)         (91,269)
                                                                                                         ---------        ---------
Net cash used in investing activities ............................................................         (12,949)         (75,342)
                                                                                                         ---------        ---------
Cash flows from financing activities:
Proceeds from exercise of stock options and warrants, net ........................................              --            2,456
Capital contribution in minority-owned subsidiary ................................................             372               --
Repayments of mortgage payable and capital lease obligations .....................................          (4,583)          (2,065)
                                                                                                         ---------        ---------
Net cash (used in) provided by financing activities ..............................................          (4,211)             391
Effects of exchange rate changes on cash and cash equivalents ....................................          (2,804)          (2,157)
                                                                                                         ---------        ---------
Net decrease in cash and cash equivalents ........................................................         (54,991)        (146,582)
Cash and cash equivalents, beginning of period ...................................................         111,502          363,877
                                                                                                         ---------        ---------
Cash and cash equivalents, end of period .........................................................       $  56,111        $ 217,295
                                                                                                         =========        =========

Supplemental disclosure of cash flow information:
Cash paid for interest ...........................................................................       $   1,814        $  38,907
Cash paid for income taxes .......................................................................       $      --        $      34
Non-cash financing activities:
   Equipment acquired under capital lease obligations ............................................       $   1,036        $   8,573
   Capital expenditures included in accounts payable, accrued liabilities and other long
     term liabilities ............................................................................       $     308        $   4,969
Cumulative dividends and accretion on preferred stock ............................................       $   3,178        $   3,496

  The accompanying notes are an integral part of these consolidated financial statements

                      GLOBIX CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          (All Dollars in Thousands, Except Share and Per Share Data)



1.       Basis of Presentation

         The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the unaudited interim consolidated financial statements furnished herein include all adjustments necessary for a fair presentation of the financial position of Globix Corporation (the "Company" or "Globix") at March 31, 2002 and the results of its operations for the three-month and six-month periods ended March 31, 2002 and 2001 and its cash flows for the six- month period ended March 31, 2002 and 2001. All such adjustments are of a normal recurring nature. Interim financial statements are prepared on a basis consistent with the Company's annual financial statements. Results of operations for the three-month and six-month periods ending March 31, 2002 are not necessarily indicative of the operating results that may be expected for future periods.

         The consolidated balance sheet as of September 30, 2001 has been derived from the audited consolidated financial statements at that date but does not include all of the information and notes required by generally accepted accounting principles for complete financial statements.

         For further information and factors to consider, refer to the other consolidated financial statements and notes thereto included in this prospectus.

2.       Financial Restructuring Plan and Reorganization

         On March 1, 2002, the Company and two of its wholly owned domestic subsidiaries filed voluntary petitions under Chapter 11 of the U.S. Bankruptcy Code, together with a prepackaged plan of reorganization (the "Plan"), with the United States Bankruptcy Court for the District of Delaware. The Company continued to operate in Chapter 11 in the ordinary course of business. The Company received from the Bankruptcy Court authority to pay its employees, trade, and certain other creditors in full and on time, regardless of whether such claims arose prior to or after the Chapter 11 filing. The financial reporting of the Company following the filing of the Chapter 11 petitions is governed by the American Institute of Certified Public Accountants Statement of Position No. 90-7 "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code" ("SOP 90-7"). SOP 90-7 provides guidance for companies that have filed petitions with the Bankruptcy Court and expect to reorganize under Chapter 11 of the Bankruptcy Code. The Company implemented the guidance of SOP 90-7 upon the initial filing on March 1, 2002, pursuant to SOP 90-7.

         On April 8, 2002, the United States Bankruptcy Court confirmed the joint pre-packaged Plan of Reorganization filed by the Company and certain subsidiaries and the Company emerged from Chapter 11 bankruptcy protection and all conditions necessary for the Plan to become effective were satisfied or waived effective April 25, 2002.

         Under the Plan and as of the effective date all existing securities of the Company are deemed cancelled and: (a) each holder of Senior Notes is entitled to receive, in exchange for such Senior Notes, its pro rata share of
(i) $120 million principal amount of new 11% Senior Secured Notes due 2008, and
(ii) shares of new Common Stock representing approximately 85% of the initial shares of new Common Stock, subject to dilution by the exercise of management incentive options representing up to 10% of the Company's issued and outstanding new Common Stock on a fully-diluted basis; (b) each holder of Preferred Stock, in exchange for such Preferred Stock (which, as stated above, is deemed cancelled as of

                      GLOBIX CORPORATION AND SUBSIDIARIES

          (All Dollars in Thousands, Except Share and Per Share Data)


the effective date), is entitled to receive, in exchange for such Preferred Stock, its pro rata share of shares of new Common Stock representing approximately 14% of the initial shares of new Common Stock, subject to dilution by the exercise of management incentive options; and (c) each holder of an old Common Stock equity interest (which, as stated above, is deemed cancelled as of the effective date) is entitled to receive, in exchange for such old Common Stock equity interest, its pro rata share of shares of new Common Stock representing approximately 1% of the initial shares of new Common Stock, subject to dilution by the exercise of management incentive options.

         Although the Plan has become effective, distributions of Senior Secured Notes and new Common Stock to holders of existing common stock and notes under the Plan have not yet been made. Such distributions will be made as soon as practicable after adequate distribution reserves are established to accommodate valid securities claims, if any. The Company believes that the securities claims are without merit and intends to object to the allowance of such claims. Under the Plan, any recovery for such security holder claims must be satisfied from the new Senior Secured Notes and shares of new Common Stock available for distribution to existing Senior Note holders and common stockholders. The Company expects to petition the Bankruptcy Court to establish a minimum reserve of the Senior Secured Notes and new Common Stock for such securities claims in order to allow for the prompt distribution of the remaining Senior Notes and new Common Stock to holders of existing common stock and notes under the Plan.

         The reorganization reduced significantly the principal amount of the Company's outstanding indebtedness by reducing outstanding indebtedness by approximately $480 million and converting a substantial portion of the Company's indebtedness into new Common Stock. Moreover, the new debt issued under the Plan permits the Company to satisfy interest payments in kind for at least two years and, at the discretion of the Company's board of directors, up to four years, thereby significantly reducing liquidity concerns arising from pre-Chapter 11 bankruptcy debt service obligations. The Company believes that the restructuring substantially reduces uncertainty with respect to its future and better positions it to attract and maintain new customers. There can be no assurance that the Company will be successful in executing its business plan and there is substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

         Upon the consummation of the Chapter 11 filing and emergence from bankruptcy in April 2002, the Company will record a gain on the exchange of the Senior Notes and preferred stock for the Senior Secured Notes and new common stock. Such gain includes the extinguishment of the Senior Notes and the cancellation of associated accrued interest and will be offset by the write-off of previously deferred costs associated with the Senior Notes and reorganization related expenses.

         The following table sets forth the Company's unaudited pro forma consolidated balance sheet as of March 31, 2002 upon exchange of the Senior Notes and Preferred Stock for the Senior Secured Notes and new common equity under the Plan. The assigned equity values are based upon the reorganized value of the ongoing business and include significant estimates made by management based on facts and circumstances currently available. Valuation methodologies require the input of highly subjective assumptions. Actual future results and events could differ substantially from current estimates and assumptions. Any changes in valuation could affect the Company's balance sheet.

                       GLOBIX CORPORATION AND SUBSIDIARIES

          (All Dollars in Thousands, Except Share and Per Share Data)



                                                                  Actual                                             Pro forma
                                                              March 31, 2002       Debit            Credit         March 31, 2002
                                                              --------------       -----            ------         --------------
Assets
Total current assets .......................................  $  101,476       $       --        $      --          $ 101,476
Property, plant and equipment, net .........................     316,396               --               --            316,396
Debt issuance costs, net ...................................      24,436               --           23,581 (a)            855
Other assets ...............................................       8,167               --               --              8,167
                                                             ------------     ------------      -----------        -----------

Total assets ...............................................  $  450,475       $       --        $  23,581          $ 426,894
                                                              ==========       ==========       ===========        ===========

Liabilities and Stockholders' (Deficit) Equity

Capital lease and other obligations ........................  $    6,299       $       --        $      --          $   6,299
Accounts payable ...........................................       5,694               --               --              5,694
Accrued liabilities ........................................      44,053            2,713 (b)           --             41,340
Accrued interest ...........................................      43,750           43,750 (c)           --                 --
                                                             ------------     ------------      -----------        -----------

Total current liabilities ..................................      99,796           46,463               --             53,333

Capital lease obligations, net of current portion ..........       7,085               --               --              7,085
Mortgage payable ...........................................      20,309               --               --             20,309
Senior Notes ...............................................     600,000          600,000 (c)           --                 --
Senior Secured Notes .......................................          --               --          120,000 (d)        120,000
Other long term liabilities ................................       3,062               --               --              3,062
                                                             ------------     ------------      -----------        -----------

Total liabilities ..........................................     730,252          646,463          120,000            203,789

Minority interest in subsidiary ............................       4,435               --               --              4,435
Redeemable Convertible Preferred Stock .....................      83,695           83,695 (b)           --                 --

Stockholders' (deficit) equity
Common stock ...............................................         419               --               --                419
Additional paid-in capital .................................     167,929               --          173,664 (b),(e)    341,593
Deferred compensation ......................................      (5,056)              --               --             (5,056)
Accumulated other comprehensive income .....................      (4,206)              --               --             (4,206)
Accumulated deficit ........................................    (526,993)              --          412,913 (f)       (114,080)
                                                             ------------     ------------      -----------        -----------

Total stockholders' (deficit) equity .......................    (279,777)          83,695          586,577            233,105
                                                             ------------     ------------      -----------        -----------

Total liabilities and stockholders' (deficit) equity .......  $  450,475       $  730,158        $ 730,158          $ 426,894
                                                             ============     ============      ===========        ===========

Explanation of the above adjustment columns are as follows:
a) Write-off of deferred costs associated with Senior Notes and restructuring related expenses.
b) To eliminate Preferred Stock and the associated accrued dividends.
c) To eliminate the 12.5% Senior Notes and associated accrued interest.
d) To reflect the issuance of the 11% Senior Secured Notes.

e) The equity value of the reorganized Globix is calculated as follows:
   Enterprise value ........................................                   $  240,000
   New Senior Secured Notes ................................                     (120,000)
   Mortgage Payable ........................................                      (20,552)
   Capitalized leases ......................................                      (12,192)
                                                                              ------------
       Equity value of reorganized Globix ..................                   $   87,256
                                                                              ============

f) The extraordinary gain on extinguishment of debt and associated costs is calculated as follows:

   Carrying value of Senior Notes 12.5% ....................                   $  600,000
   Carrying value of related accrued interest ..............                       43,750
   Carrying value of Senior Secured Notes 11% ..............                     (120,000)
   Equity value of reorganized Globix ......................                      (87,256)
   Carrying value of related capitalized costs .............                      (23,581)
                                                                              ------------
       Extraordinary gain on extinguishment of debt ........                   $  412,913
                                                                              ============

                       GLOBIX CORPORATION AND SUBSIDIARIES

          (All Dollars in Thousands, Except Share and Per Share Data)



3.       Property, Plant and Equipment

Property, plant and equipment consist of the following:

                                                                      March 31,        September 30,
                                                                        2002               2001
                                                                        ----               ----

Land                                                                  $  1,997           $  1,997
Building and building improvements ................................    102,810            108,216
Leasehold improvements ............................................    139,267            145,617
Computer hardware and software and network equipment ..............    129,694            134,767
Furniture and equipment ...........................................      9,866              9,693
                                                                      --------           --------
                                                                       383,634            400,290
Less: Accumulated depreciation and amortization ...................   (75,671)           (54,499)
Add: Construction in progress .....................................      8,433             10,358
                                                                      --------           --------
Property, plant and equipment, net ................................   $316,396           $356,149
                                                                      ========           ========

         Certain computer and network equipment are recorded under capital leases that aggregated approximately $23.1 million and $23.5 million as of March 31, 2002 and September 30, 2001, respectively. Accumulated amortization on the assets recorded under capital leases aggregated approximately $9.8 million and $6.6 million as of March 31, 2002 and September 30, 2001, respectively.

         Costs incurred prior to completion of construction of Internet data centers and network infrastructure upgrades are reflected as construction in progress in the accompanying consolidated balance sheets and are recorded as property, plant and equipment at the date each Internet data center or network segment becomes operational. Construction in progress includes direct expenditures for construction of the Internet data center facilities, related network equipment and network upgrade projects and is stated at cost. Capitalized costs include costs incurred under the construction contract, advisory and consulting fees incurred during the construction phase. Capitalized interest is included in property, plant and equipment under the provision of SFAS No. 34 and totals zero and $7.1 million for the periods ended March 31, 2002 and 2001, respectively. Included in the construction in progress at March 31, 2002 and September 30, 2001 are capital projects currently in progress related to the completion of the New York and London Internet data centers and certain equipment associated with these facilities, which has not been placed in service.

         ATC Merger Corp. ("ATC Corp."), a wholly-owned subsidiary of the Company, owns the land and building located at 139 Centre Street, New York, New York. The nine-story building houses the Company's corporate headquarters and one of its Internet data center facilities. A former owner of the right to purchase the Centre Street property may be entitled to additional consideration if the Company sells the property. Such amount will be equal to the greater of
(a) $1.0 million (subject to increase after June 1, 2018 by ten percent and an additional 10 percent every fifth year thereafter), or (b) 10 percent of the gross sales price of the property if such sales price is greater than $17.5 million.

         In September 2000, the Company purchased the land and the eight-story building located at 415 Greenwich Street, New York, New York (the "Property"). The Property, which serves as the Company's second New York City Internet Data Center, is a certified historic structure eligible for historic tax credits ("Tax Credits") based on qualified expenditures, as defined in the Internal Revenue Code.

         In June 2001, the Company entered into an agreement whereby the Tax Credits generated from the renovation of the Property will be utilized by a third party (the "Investor") via a Globix minority-owned subsidiary (the "LLC") in consideration for up to approximately $14 million capital contribution to the LLC. As of March 31, 2002, approximately $5.4 million of such capital contribution has been received by the LLC. The balance of the funding

                      GLOBIX CORPORATION AND SUBSIDIARIES

          (All Dollars in Thousands, Except Share and Per Share Data)


under the capital contribution is based upon the completion of future project related events, as defined in the LLC agreement. The Company has consolidated the financial statements of the LLC since inception, due to effective control of the LLC by the Company resulting in a minority interest in subsidiary in the accompanying consolidated financial statements.

4.       Accrued Liabilities

       Accrued liabilities consist of the following:

                                                    March 31,     September 30,
                                                      2002            2001
                                                      ----            ----
           Restructuring reserves ...............   $22,471         $ 9,191
           Deferred revenue .....................     2,681           2,692
           Accrued construction costs ...........        --           6,490
           Accrued dividends payable ............     2,713              --
           Other ................................    16,251          11,768
                                                    -------         -------
                                                    $44,053         $30,141
                                                    =======         =======

         During the quarter ended December 31, 2000 the Company modified its Internet data center expansion plan to delay, scale back and eliminate certain facilities. During November 2000, management's plan to terminate certain lease obligations, associated surplus power and environmental equipment related to the proposed expansion of Globix Internet data centers in Boston, MA; Seattle, WA; and Los Angeles, CA was completed and approved by the Company's board of directors. When initiated, the restructuring plan was expected to take approximately one year to complete. The Company recorded a $38.1 million charge associated with this restructuring plan in the fiscal quarter ending December 31, 2000. Approximately $15.7 million of this charge was recorded as a write-off of construction in progress, which included capitalized interest, consulting and legal fees, construction and pre-construction related costs previously capitalized.

         During the quarter ending September 30, 2001, the Company further modified its business plan to eliminate certain additional Internet data center and sales office facilities, resulting in the termination of certain employees, lease obligations and write-off of certain equipment, leasehold improvements and intangible assets and other costs. In connection with this modification, additional restructuring charges of $18.0 million were recorded, of which $10.0 million was a write-off of equipment, leasehold improvements and intangible assets and $1.2 million was associated with employee terminations.

         During the quarter ending March 31, 2002, the Company made an additional modification to its business plan, under the Plan of Reorganization, to reduce certain Internet data center lease obligations and close certain network access points and network aggregation points, resulting in the termination of certain employees, lease obligations and write-off of certain equipment, leasehold improvements and other costs. In connection with this modification, a restructuring charge of $48.4 million was recorded, of which $17.1 million was for the write-off of previously escrowed lease deposit and landlord inducement and legal payments, $28.4 million was a write-off of equipment and leasehold improvements and $2.9 million was associated with employee terminations.

                      GLOBIX CORPORATION AND SUBSIDIARIES

          (All Dollars in Thousands, Except Share and Per Share Data)



         As of March 31, 2002, restructuring charges totaling $82.1 million were charged against the established restructuring reserve, resulting in a remaining reserve balance of $22.4 million. The following table displays the activity and balances of the restructuring reserve account from inception to March 31, 2002:

          Restructuring Charge Activity                              Amount
          -----------------------------                            --------

          Initial charge-- November 2000 (balance) ......          $ 38,109
          Additions .....................................                 0
          Deductions ....................................           (27,667)
                                                                   --------

          Balance, December 31, 2000 ....................            10,442
          Additions .....................................                 0
          Deductions ....................................            (2,662)
                                                                   --------

          Balance, March 31, 2001 .......................             7,780
          Additions .....................................                 0
          Deductions ....................................            (1,610)
                                                                   --------

          Balance, June 30, 2001 ........................             6,170
          Additions .....................................            18,000
          Deductions ....................................           (14,979)
                                                                   --------

          Balance, September 30, 2001 ...................             9,191
          Additions .....................................                 0
          Deductions ....................................            (1,647)
                                                                   --------
          Balance, December 31, 2001                                  7,544
          Additions .....................................            48,447
          Deductions ....................................           (33,520)
                                                                   --------
          Balance, March 31, 2002 .......................          $ 22,471
                                                                   ========

         The above deductions to the restructuring reserve represent primarily cash payments and write-offs of previously capitalized costs.

5.       Senior Notes

         In January 2000, the Company agreed to sell $600.0 million 12.5% senior notes (the "Senior Notes") due 2010 in a private placement to a group of initial purchasers and in March 2000 completed a tender offer to purchase all of the outstanding 13% Senior Notes, $160.0 million in principal amount. The purchase price in the tender offer was 106.5% of the principal amount, plus accrued and unpaid interest. On February 8, 2000 the Company closed its offering for the $600.0 million 12.5% Senior Notes due 2010, resulting in net proceeds of approximately $580.0 million, after underwriting fees and offering expenses.

         The Senior Notes were to mature on February 1, 2010. Interest on the Senior Notes was payable semiannually on February 1 and August 1 of each year, commencing August 1, 2000. The Senior Notes were unsecured obligations of the Company and ranked pari passu in right of payment with all existing and future unsecured and unsubordinated indebtedness and ranked senior in right of payment to any future subordinated indebtedness. In connection with the offering the Company incurred costs of approximately $20.0 million that was being amortized over ten years using the effective interest method.

         On February 1, 2002, the Company did not make its scheduled interest payment on the Senior Notes in anticipation of commencing Chapter 11 cases under the U.S. Bankruptcy Code. The Company filed its voluntary prepackaged bankruptcy petition under Chapter 11 of the U.S. Bankruptcy Code on March 1, 2002 and in accordance

                      GLOBIX CORPORATION AND SUBSIDIARIES

          (All Dollars in Thousands, Except Share and Per Share Data)


with SOP 90-7, upon entering Chapter 11 of the U.S. Bankruptcy Code, accrued interest on the 12.5% Senior Notes was discontinued.

         On April 8, 2002, the United States Bankruptcy Court confirmed the joint pre-packaged Plan of Reorganization filed by the Company and certain subsidiaries and the Company emerged from Chapter 11 bankruptcy protection and all conditions necessary for the Plan to become effective were satisfied or waived effective April 25, 2002.

         Under the Plan and as of the effective date all existing securities of the Company are deemed cancelled and: (a) each holder of Senior Notes is entitled to receive, in exchange for such Senior Notes, its pro rata share of
(i) $120 million principal amount of new 11% Senior Secured Notes due 2008, and
(ii) shares of new Common Stock representing approximately 85% of the initial shares of new Common Stock, subject to dilution by the exercise of management incentive options representing up to 10% of the shares of the Company's issued and outstanding new Common Stock on a fully-diluted basis; (b) each holder of Preferred Stock, in exchange for such Preferred Stock (which, as stated above, is deemed cancelled as of the effective date), is entitled to receive, in exchange for such Preferred Stock, its pro rata share of shares of new Common Stock representing approximately 14% of the initial shares of new Common Stock, subject to dilution by the exercise of management incentive options; and (c) each holder of an old Common Stock equity interest (which, as stated above, is deemed cancelled as of the effective date) is entitled to receive, in exchange for such old Common Stock equity interest, its pro rata share of shares of new Common Stock representing approximately 1% of the initial shares of new Common Stock, subject to dilution by the exercise of management incentive options.

         The 11% Senior Secured Notes mature on May 1, 2008. Interest on the 11% Senior Secured Notes shall accrue and for the first two years after the closing date in kind by the issuance of additional 11% Senior Secured Notes in such principal amount as shall equal the interest payment that is then due. For the two year period thereafter, interest is payable in cash or, at the Company's option when authorized by the board of directors, in additional 11% Senior Secured Notes, or in any combination of cash and securities. For the remaining years interest is payable in cash.

         Although the Plan has become effective, distributions of Senior Secured Notes and new Common Stock to holders of existing common stock and notes under the Plan have not yet been made. Such distributions will be made as soon as practicable after adequate distribution reserves are established to accommodate valid securities claims, if any. The Company believes that the securities claims are without merit and intends to object to the allowance of such claims. Under the Plan, any recovery for such security holder claims must be satisfied from the new Senior Secured Notes and shares of new Common Stock available for distribution to existing Senior Note holders and common stockholders. The Company expects to petition the Bankruptcy Court to establish a minimum reserve of the Senior Secured Notes and new Common Stock for such securities claims in order to allow for the prompt distribution of the remaining Senior Notes and new Common Stock to holders of existing common stock and notes under the Plan.

6.       Mortgage Payable

         On January 25, 2000, ATC Corp. borrowed $21.0 million from a financial institution pursuant to a mortgage note secured by the property at 139 Centre Street, New York. Interest is payable at 9.16% (subject to adjustment on February 11, 2010) based on a 25 year amortization schedule. Principal and interest payments of $178.5 are payable monthly and any balance of the principal and all accrued and unpaid interest is due and payable in February 2025.

7.       Redeemable Convertible Preferred Stock

         The Company had designated 250,000 shares of its authorized 5,000,000 shares of Preferred Stock, $0.01 par value, as Series A 7.5% Convertible Preferred Stock. At March 31, 2002, there were 89,435 shares of Preferred Stock outstanding and 160,565 shares of Preferred Stock reserved for issuance.

                      GLOBIX CORPORATION AND SUBSIDIARIES

          (All Dollars in Thousands, Except Share and Per Share Data)



         On December 3, 1999, the Company issued $80.0 million (80,000 shares) in Preferred Stock to affiliates of Hicks, Muse, Tate & Furst Incorporated ("Hicks Muse") to expand the build-out of its Internet data centers and other facilities. The Preferred Stock was convertible into common stock at $10.00 per share at any time and could not be called for redemption by the Company for five years. Under the agreement, the Preferred Stock is subject to mandatory redemption in 2014 and yielded an annual dividend of 7.5% payable quarterly in cash or additional shares of Preferred Stock, at the option of the Company. The holders of the Preferred Stock had a liquidation preference of $1,000 per share and were entitled to cumulative dividends.

         The Preferred Stock is recorded in the accompanying consolidated balance sheet outside the stockholders equity section due to its mandatory redemption feature. The Company incurred approximately $4.75 million of issuance costs in connection with the Preferred Stock transaction. Such costs have been recorded as a reduction of the carrying amount of the Preferred Stock and were being accreted through a charge to additional paid in capital over the five-year period to the earliest redemption date.

         The Company did not declare or pay dividends for the three-month periods ended March 31, 2002 and December 31, 2001. Cumulative dividends payable for such period totaling $2.7 million have been accrued at March 31, 2002 and are included in accrued liabilities. On March 1, 2002, the Company and two of its wholly owned domestic subsidiaries filed Chapter 11 petitions in the United States Bankruptcy Court for the District of Delaware. In accordance with SOP 90-7, upon entering Chapter 11 of the U. S. Bankruptcy Code, the Preferred Stock dividend accrual was discontinued as of March 1, 2002. On April 8, 2002, the United States Bankruptcy Court confirmed the joint pre-packaged Plan of Reorganization filed by the Company and certain subsidiaries and the Company emerged from Chapter 11 bankruptcy protection and all conditions necessary for the Plan to become effective were satisfied or waived effective April 25, 2002.

         Under the Plan and as of the effective date all existing securities of the Company are deemed cancelled and: (a) each holder of Senior Notes is entitled to receive, in exchange for such Senior Notes, its pro rata share of
(i) $120 million principal amount of new 11% Senior Secured Notes due 2008, and
(ii) shares of new Common Stock representing approximately 85% of the initial shares of new Common Stock, subject to dilution by the exercise of management incentive options representing up to 10% of the shares of Company's issued and outstanding new Common Stock on a fully-diluted basis; (b) each holder of Preferred Stock, in exchange for such Preferred Stock (which, as stated above, is deemed cancelled as of the effective date), is entitled to receive, in exchange for such Preferred Stock, its pro rata share of shares of new Common Stock representing approximately 14% of the initial shares of new Common Stock, subject to dilution by the exercise of management incentive options; and (c) each holder of an old Common Stock equity interest (which, as stated above, is deemed cancelled as of the effective date) is entitled to receive, in exchange for such old Common Stock equity interest, its pro rata share of shares of new Common Stock representing approximately 1% of the initial shares of new Common Stock, subject to dilution by the exercise of management incentive options.

         Although the Plan has become effective, distributions of Senior Secured Notes and new Common Stock to holders of existing common stock and notes under the Plan have not yet been made. Such distributions will be made as soon as practicable after adequate distribution reserves are established to accommodate valid securities claims, if any. The Company believes that the securities claims are without merit and intends to object to the allowance of such claims. Under the Plan, any recovery for such security holder claims must be satisfied from the new Senior Secured Notes and shares of new Common Stock available for distribution to existing Senior Note holders and common stockholders. The Company expects to petition the Bankruptcy Court to establish a minimum reserve of the Senior Secured Notes and new Common Stock for such securities claims in order to allow for the prompt distribution of the remaining Senior Notes and new Common Stock to holders of existing common stock and notes under the Plan.

8.       Stockholder's Equity

                      GLOBIX CORPORATION AND SUBSIDIARIES

          (All Dollars in Thousands, Except Share and Per Share Data)


         In December 2000, the Company granted approximately 3.1 million shares of restricted stock to certain employees and directors. The restricted stock awards vest 25% per year over a four-year period on the anniversary date of the grant. In connection with this restricted stock grant the Company recorded a deferred compensation charge of $8,999 in stockholders equity. This deferred compensation will be recorded as compensation expense over the four-year vesting period. Compensation expense recorded in the six-month period ended March 31, 2002 was $2,041, including $889 associated with officers terminated in connection with the restructuring charge discussed in Note 4. During the six-month period ended March 31, 2002, 1,072,123 of such restricted shares were vested. Since the initial restricted stock grant in December 2000, approximately 113,750 restricted shares have been canceled.

         Effective April 26, 2002, the Company's new Board of Directors approved the vesting of 100% of the remaining unvested restricted shares of common stock. This will result in a non-cash charge to compensation expense of $5.1 million in the month of April 2002.

9.       Segment Information

         The Company reports segment information under SFAS No. 131, which establishes standards for reporting information about operating segments in annual financial statements, and requires selected information about operating segments in interim financial reports issued to stockholders. It also establishes standards for disclosures about products and services and geographic areas. Operating segments are components of an enterprise for which separate financial information is available and which is evaluated regularly by the Company's chief operating decision-maker, or decision-making group, in deciding how to allocate resources and assess performance. The Company is a full service provider of sophisticated Internet solutions. The Company operates several Internet data centers throughout the United States and the United Kingdom. Each Internet data center provides the same internet related services to similar type of customers. Effective April 1, 2001 and for the fiscal quarter ended June 30, 2001, the Company reported its results of operations in one operating segment under the provisions of SFAS No. 131. Previously the Company reported under two operating segments. The following table sets forth geographic segment information for the three-month and six-month periods ended March 31, 2002 and 2001:

                                                       Three-month period ended      Six-month period ended
                                                               March 31,                   March 31,
                                                               ---------                   ---------
                                                             2002        2001           2002          2001
                                                             ----        ----           ----          ----
Revenue:
United States ....................................         $15,499     $ 21,138       $ 33,050      $ 42,785
Europe ...........................................           5,890        5,644         11,717        10,233
                                                        ----------    ---------      ---------     ----------

Consolidated .....................................         $21,389     $ 26,782       $ 44,767      $ 53,018
                                                           =======     ========       ========      ========

Operating income (loss):
United States ....................................      $ (27,476)    $(17,008)      $(46,042)     $ (74,701)
Europe ...........................................        (46,115)      (2,949)       (50,593)        (5,957)
                                                        ----------    ---------      ---------     ----------

Consolidated .....................................      $ (73,591)    $(19,957)      $(96,635)     $ (80,658)
                                                        ==========    =========      =========     ==========

Identifiable assets:
United States ....................................        $361,684     $566,239      $361,684       $566,239
Europe ...........................................          64,355       75,038        64,355         75,038
                                                        ----------    ---------      ---------     ----------

Consolidated .....................................        $426,039     $641,277      $426,039       $641,277
                                                        ==========    =========      =========     ==========

10.      Loss Per Share

         Basic loss per share is calculated by dividing net loss attributable to common shareholders by the weighted

                      GLOBIX CORPORATION AND SUBSIDIARIES

          (All Dollars in Thousands, Except Share and Per Share Data)


average number of shares of common stock outstanding during the period. Diluted loss per share is calculated by dividing net loss attributable to common shareholders by the weighted average number of common shares outstanding, adjusted for potentially dilutive securities. Diluted loss per share has not been presented since the inclusion of outstanding convertible preferred stock, stock options and warrants would be antidilutive.

         The following table summarizes the equivalent number of common shares assuming the related securities that were outstanding as of March 31, 2002 and 2001 had been converted, but not included in the calculation of diluted loss per share as such shares are antidilutive:

                                                          March 31,
                                                          ---------
                                                     2002            2001
                                                     ----            ----
        Convertible preferred stock .........     8,617,300       8,303,000
        Stock options .......................    12,356,158      10,398,400
        Unvested restricted stock ...........     1,767,600       3,063,500
        Warrants ............................       194,800         194,800
                                                 ----------      ----------
                                                 22,935,858      21,959,700

       As a result of the Chapter 11 reorganization, effective April 25, 2002, all unexercised options and warrants were cancelled.

         The following is a reconciliation of net loss attributable to common stockholders' for the three-month periods and six-months ended March 31, 2002 and 2001:

                                                                      Three-month period ended         Six-month period ended
                                                                              March 31,                       March 31,
                                                                              ---------                       ---------
                                                                           2002             2001            2002             2001
                                                                           ----             ----            ----             ----
Numerator:
Loss before cumulative effect of a change in accounting
principle ......................................................    $    (86,269)    $    (31,966)    $   (127,873)    $   (102,918)
Dividend and accretion on preferred stock ......................          (1,329)          (1,761)          (3,178)          (3,496)
                                                                    ------------     ------------     ------------     ------------

Net loss attributable to common stockholders' before
cumulative effect of a change in accounting principle ..........         (87,598)         (33,727)        (131,051)        (106,414)
Cumulative effect of a change in accounting principle ..........              --               --               --           (2,332)
                                                                    ------------     ------------     ------------     ------------

Net loss attributable to common stockholders' ..................    $    (87,598)    $    (33,727)    $   (131,051)    $   (108,746)
                                                                    ============     ============     ============     ============

Denominator:
Weighted average shares outstanding--basic and diluted .........      39,688,862       38,709,658     $ 39,330,033       38,011,488
                                                                    ============     ============     ============     ============

11.      Comprehensive Loss

         The Company reports comprehensive loss under the provisions of SFAS No.
130. Accumulated other comprehensive loss is reported as a component of stockholders' equity in the consolidated balance sheets. The Company primarily has two components of comprehensive loss: cumulative translation adjustments from the Company's operations in foreign countries and unrealized gains and losses on marketable securities classified as available for sale. The following table summarizes the components of other comprehensive loss for the three-month and six-month periods ended March 31, 2002 and 2001:

                       GLOBIX CORPORATION AND SUBSIDIARIES

           (All Dollars in Thousands, Except Share and Per Share Data)

                                                                     Three-month period ended        Six-month period ended
                                                                             March 31,                      March 31,
                                                                             ---------                      ---------
                                                                          2002          2001           2002            2001
                                                                          ----          ----           ----            ----
Net loss ..........................................................  $  (86,269)    $ (31,966)     $ (127,873)     $ (105,250)

Other comprehensive income (loss):
Unrealized gain (loss) on marketable securities available
for sale ..........................................................         226          (290)          1,301          (3,403)
Foreign currency translation adjustment ...........................      (1,576)       (3,268)         (2,804)         (2,156)
                                                                     ----------     ----------     ----------      -----------
Comprehensive loss: ...............................................  $ (87,619)     $ (35,524)     $ (129,376)     $ (110,809)
                                                                     ==========     ==========     ==========      ===========

12.      Recent Technical Accounting Pronouncements

         In August 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 144 entitled "Accounting for the Impairment or Disposal of Long-Lived Assets." This statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets. SFAS No. 144 will be effective for financial statements of fiscal years beginning after December 15, 2001. The Company expects the adoption of SFAS No. 144 will not have a material impact on its consolidated financial position results of operations or cash flows.

         In June 2001, the FASB issued SFAS Nos. 141 and 142 entitled, "Business Combinations" and "Goodwill and Other Intangible Assets," respectively. SFAS No 141, among other things, eliminates the pooling of interests method of accounting for business acquisitions entered into after June 30, 2001. SFAS No. 142 requires companies to use a fair-value approach to determine whether there is an impairment of existing and future goodwill. SFAS No. 142 is effective beginning October 1, 2002. The Company does not expect that the adoption of SFAS Nos. 141 or 142 will have a material impact on its consolidated financial position, results of operations or cash flows.

13.      Contingencies

         From time to time, the Company is a party to litigation arising in the normal course of its business operations. In the opinion of management and counsel, it is not anticipated that the settlement or resolution of any such matters will have a material adverse impact on the Company's financial condition, results of operations or cash flows.

         In January 2002, the Company and Marc Bell (Non-Executive Chairman), Peter Herzig (Chief Executive Officer) and Brian Reach (former Chief Financial Officer) were named as defendants in purported class action lawsuits filed in the United States District Court for the Southern District of New York. The complaints have been consolidated into a single proceeding under the caption George Schirripa, et al., v. Globix Corporation, et al., No. 02 CV 0082. Since January 4, 2002, several additional substantially identical lawsuits, including a purported class action filed on behalf of purchasers of the Company's 12.5% Senior Notes, captioned Lance Brofman, et al. v. Globix Corp., et al., No. 02 CV 01063, have been filed in the same court, each naming the same group of defendants.

         Additionally, on January 30, 2002, a derivative action was filed in the United States District Court for the Southern District of New York. The action is captioned Susan Bonney, Plaintiff vs. Marc Bell, Anthony St. John, Robert Bell, Martin Fox, Jack Furst, Michael Levitt, Sid Patterson, Harshad Shah, Richard Videbeck, Peter Herzig and Brian Reach, Defendants vs. Globix Corporation, Nominal Defendant. This action is substantially identical to the above-mentioned lawsuit.

         Except for the Brofman complaint, which was brought on behalf of purchasers of the Company's 12.5% Senior Notes between November 16, 2000 and December 27, 2001, these complaints are all brought on behalf of purchasers of the Company's common stock between November 16, 2000 and December 27, 2001 and allege essentially identical violations of the Securities Exchange Act of 1934, as amended. The complaints have been brought as purported bondholder or stockholder class actions under Sections 10(b) and 20(a) and Rule 10b-5 of the Securities Exchange Act. In general, the complaints allege that the Company and the individual defendants misrepresented the Company's financial condition and business prospects to inflate the value of the Company's 12.5% Senior Notes or common stock, as the case may be. The complaints seek unspecified monetary damages for the alleged inflated price of the Senior Notes or common stock, as the case may be, purchased by all class members, attorneys' fees and costs of litigation. On April 17, 2002 the complaints were consolidated into a single proceeding.

                      GLOBIX CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          (All Dollars in Thousands, Except Share and Per Share Data)


The Company has not yet responded to any of these lawsuits, and no discovery has been conducted. The Company believes that the allegations in each of these actions are without merit and intends to defend against these actions vigorously. However, there can be no assurance that this litigation will not have a material adverse effect on the Company, its financial position, results of operations or cash flows.

14.      Subsequent Events

         On April 25, 2002, the Company emerged from Chapter 11 bankruptcy protection after the United States Bankruptcy Court confirmed the plan of reorganization, and all conditions necessary for the plan to become effective were satisfied or waived.

         In April and May of 2002, the Company expects to settle certain long-term lease obligations with various vendors, which had a carrying value of approximately $6.8 million at March 31, 2002. These settlements will result in a gain on early extinguishment of debt of approximately $4.1 million. Such gain will be recorded in the Statement of Operations in the quarter ending June 30, 2002.

         Effective with the emergence from bankruptcy on April 25, 2002, the Company negotiated a new 15 year lease for its second London Internet data center and significantly reduced the leased square footage and associated operating costs. This transaction resulted in the payment of certain escrow amounts and inducement payments, which were recorded as part of the restructuring charge recorded in the three-months ended March 31, 2002. These payments include $15.1 million of previously escrowed funds recorded as restricted cash in the accompanying March 31, 2002 Balance Sheet.

                    Report of Independent Public Accountants

To the Stockholders and Board of
Directors of Globix Corporation:

         We have audited the accompanying consolidated balance sheets of Globix Corporation (a Delaware corporation) and Subsidiaries as of September 30, 2001 and 2000, and the related consolidated statements of operations, stockholders' (deficit) equity and cash flows for each of the three years in the period ended September 30, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Globix Corporation and Subsidiaries as of September 30, 2001 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended September 30, 2001 in conformity with accounting principles generally accepted in the United States.

         The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has incurred recurring net losses and net operating cash deficiencies and has a significant stockholders' deficiency. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

         As discussed in Note 2 to the consolidated financial statements, the Company changed its method of accounting for revenue recognition effective October 1, 2000.

ARTHUR ANDERSEN LLP

New York, New York
December 31, 2001

                      GLOBIX CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
          (All Dollars in Thousands, Except Share and Per Share Data)


                                                                                          September 30,
                                                                                      --------------------
                                                                                         2001       2000
                                                                                      ---------  ---------
Assets

Current assets:
Cash and cash equivalents............................................................ $ 111,502  $ 363,877
Short-term investments...............................................................        --      9,948
Marketable securities................................................................     1,610      4,685
Accounts receivable, net of allowance for doubtful accounts of $6,852 and $4,072,
  respectively.......................................................................    13,809     21,403
Prepaid expenses and other current assets............................................     7,785      4,441
Restricted cash......................................................................     6,984      7,093
                                                                                      ---------  ---------
       Total current assets..........................................................   141,690    411,447
Investments, restricted..............................................................    26,886     36,085
Property, plant and equipment, net...................................................   356,149    248,424
Debt issuance costs, net of accumulated amortization of $1,896 and $719, respectively    19,006     20,217
Intangible assets, net of accumulated amortization of $2,485 and $197, respectively..     4,362      6,650
Other assets.........................................................................     4,895      6,768
                                                                                      ---------  ---------
       Total assets.................................................................. $ 552,988  $ 729,591
                                                                                      =========  =========
Liabilities and Stockholders' Deficit

Current liabilities:
Capital Lease and other obligations.................................................. $   6,687  $   2,173
Accounts payable.....................................................................    14,022     16,964
Accrued liabilities..................................................................    30,141     13,669
Accrued interest.....................................................................    12,500     12,502
                                                                                      ---------  ---------
       Total current liabilities.....................................................    63,350     45,308

Capital Lease obligations, net of current portion....................................    10,309      1,135
Mortgage Payable.....................................................................    20,441     20,674
Senior Notes.........................................................................   600,000    600,000
Other long term liabilities..........................................................     7,577      4,462
                                                                                      ---------  ---------
       Total liabilities.............................................................   701,677    671,579

Minority interest in subsidiary......................................................     5,406         --
Redeemable convertible preferred stock...............................................    83,230     76,042
Stockholders' Deficit:
Common stock, $.01 par value; 500,000,000 shares authorized; 41,920,229 and
  37,307,315 shares issued and outstanding, respectively.............................       419        373
Additional paid-in capital...........................................................   171,176    165,890
Deferred compensation................................................................    (7,097)        --
Accumulated other comprehensive (loss) income........................................    (2,703)     1,784
Accumulated deficit..................................................................  (399,120)  (186,077)
                                                                                      ---------  ---------
       Total stockholders' deficit...................................................  (237,325)   (18,030)
                                                                                      ---------  ---------
       Total liabilities and stockholders' deficit................................... $ 552,988  $ 729,591
                                                                                      =========  =========


  The accompanying notes are an integral part of these consolidated financial statements.

                      GLOBIX CORPORATION AND SUBSIDIARIES


                     CONSOLIDATED STATEMENTS OF OPERATIONS
          (All Dollars in Thousands, Except Share and Per Share Data)


                                                                            Year ended September 30,
                                                                     -------------------------------------
                                                                         2001         2000         1999
                                                                     -----------  -----------  -----------
Revenue............................................................. $   104,210  $    81,287  $    33,817
Operating costs and expense:........................................
   Cost of revenue..................................................      40,609       42,513       22,184
   Selling, general and administrative..............................     128,321       98,113       36,495
   Restructuring charges............................................      56,109           --           --
   Depreciation and amortization....................................      36,657       18,228        6,329
                                                                     -----------  -----------  -----------
       Total operating costs and expenses...........................     261,696      158,854       65,008
                                                                     -----------  -----------  -----------
Loss from operations................................................    (157,486)     (77,567)     (31,191)
   Interest and financing expense...................................     (65,128)     (57,831)     (18,386)
   Interest income..................................................      13,282       24,749        6,192
   Other Income.....................................................       2,147        2,816           --
   Other Expense....................................................      (3,526)      (1,037)          --
Loss before extraordinary loss and cumulative effect of a change in
  accounting principle..............................................    (210,711)    (108,870)     (43,385)
   Extraordinary loss on early extinguishment of debt...............          --      (17,577)          --
   Cumulative effect of a change in accounting principle............      (2,332)          --           --
                                                                     -----------  -----------  -----------
Net loss............................................................    (213,043)    (126,447)     (43,385)
   Dividends and accretion on preferred stock.......................      (7,104)      (5,768)          --
                                                                     -----------  -----------  -----------
Net loss attributable to common stockholders'....................... $  (220,147) $  (132,215) $   (43,385)
                                                                     ===========  ===========  ===========
Basic and diluted loss per share attributable to common
  stockholders' before extraordinary loss and cumulative effect of
  change in accounting principle.................................... $     (5.66) $     (3.23) $     (1.73)
   Extraordinary loss...............................................          --        (0.50)          --
   Cumulative effect of a change in accounting principle............       (0.06)          --           --
                                                                     -----------  -----------  -----------
Basic and diluted loss per share attributable to common stockholders $     (5.72) $     (3.73) $     (1.73)
                                                                     ===========  ===========  ===========
Weighted average common shares outstanding--basic and diluted.......  38,476,909   35,484,040   25,116,800
                                                                     ===========  ===========  ===========



  The accompanying notes are an integral part of these consolidated financial statements.

                      GLOBIX CORPORATION AND SUBSIDIARIES

     CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' (DEFICIT) EQUITY
          (All Dollars in Thousands, Except Share and Per Share Data)

                                            Common Stock
                                         -----------------
                                                                                 Accumulated                  Total
                                                            Additional              Other                 Stockholders'
                                                             Paid-in   Deferred Comprehensive Accumulated   (Deficit)
                                           Shares    Amount  Capital    Comp.   (Loss) Income   Deficit      Equity
                                         ----------  ------ ---------- -------- ------------- ----------- -------------
Balance, October 1, 1998................ 16,560,464   $166   $ 17,122  $    --     $ 1,676     $ (16,245)   $   2,719
Issuance of common stock in conjunction
  with public offering, net of offering
  costs of $11,915...................... 16,000,000    160    136,458       --          --            --      136,618
Issuance of common stock upon exercise
  of options and warrants, net..........    739,556      7      1,843       --          --            --        1,850
Comprehensive Income (Loss):............
   Net loss.............................         --     --         --       --          --       (43,385)          --
   Unrealized holding gains.............         --     --         --       --       8,523            --           --
   Foreign Currency translation
     adjustment.........................         --     --         --       --          80            --           --
Total Comprehensive Loss................         --     --         --       --          --            --      (34,782)
                                         ----------   ----   --------  -------     -------     ---------    ---------
Balance, September 30, 1999............. 33,300,020    333    155,423       --      10,279       (59,630)     106,405
Issuance of common stock in conjunction
  with acquisition......................    241,236      2      6,180       --          --            --        6,182
Issuance of common stock upon exercise
  of options and warrants, net..........  3,766,059     38     10,055       --          --            --       10,093
Dividends and accretion on preferred
  stock.................................         --     --     (5,768)      --          --            --       (5,768)
Comprehensive Income (Loss):............
   Net loss.............................         --     --         --       --          --      (126,447)          --
   Unrealized holding losses............         --     --         --       --      (5,763)           --           --
   Foreign Currency translation
     adjustment.........................         --     --         --       --      (2,732)           --           --
Total Comprehensive Loss................         --     --         --       --          --            --     (134,982)
                                         ----------   ----   --------  -------     -------     ---------    ---------
Balance, September 30, 2000............. 37,307,315    373    165,890       --       1,784      (186,077)     (18,030)
Issuance of common stock in conjunction
  with acquisition......................     80,000      1      1,199       --          --            --        1,200
Issuance of common stock upon exercise
  of options............................  1,559,424     15      2,486                   --            --        2,501
Issuance of restricted stock............  3,063,490     31      8,968   (8,999)         --            --           --
Amortization of deferred compensation...         --     --         --    1,638          --            --        1,638
Cancellation of restricted stock........    (90,000)    (1)      (263)     264          --            --           --
Dividends and accretion on preferred
  stock.................................         --     --     (7,104)      --          --            --       (7,104)
Comprehensive Income (Loss):
   Net loss.............................         --     --         --       --          --      (213,043)          --
   Unrealized holding losses............         --     --         --       --      (5,539)           --           --
   Foreign Currency translation
     adjustment.........................         --     --         --       --       1,052            --           --
Total Comprehensive Loss................         --     --         --       --          --            --     (217,530)
                                         ----------   ----   --------  -------     -------     ---------    ---------
Balance, September 30, 2001............. 41,920,229   $419   $171,176  $(7,097)    $(2,703)    $(399,120)   $(237,325)
                                         ==========   ====   ========  =======     =======     =========    =========

       The accompanying notes are an integral part of these consolidated financial statements.

                      GLOBIX CORPORATION AND SUBSIDIARIES


                     CONSOLIDATED STATEMENTS OF CASH FLOWS
          (All Dollars in Thousands, Except Share and Per Share Data)

                                                                               Year ended September 30,
                                                                            ------------------------------
                                                                               2001       2000      1999
                                                                            ---------  ---------  --------
Cash flows from operating activities
Net loss................................................................... $(213,043) $(126,447) $(43,385)
Adjustments to reconcile net loss to net cash used in operating activities:
   Depreciation and amortization...........................................    36,657     18,228     6,329
   Provision for uncollectible receivables.................................    14,119      2,701       460
   Cumulative effect of a change in accounting principle...................     2,332         --        --
   Restructuring charges...................................................    22,889         --        --
   Amortization of debt discount and issuance costs........................     1,177      1,022       849
   Amortization of deferred compensation...................................     1,638         --        --
   Extraordinary loss on early extinguishment of debt......................        --     17,577        --
   Gain on sale of short term investments..................................    (1,459)    (1,238)       --
   Gain on sale of marketable securities...................................      (663)      (601)       --
   Loss on impairment of investment........................................     3,250         --        --
   Loss on impairment of operating assets..................................     3,500         --        --
Changes in operating assets and liabilities:
   Accounts receivable.....................................................    (6,526)   (15,922)   (3,397)
   Inventories.............................................................        --      1,244      (890)
   Prepaid expenses and other current assets...............................    (3,309)    (1,471)     (950)
   Other assets............................................................    (3,567)       366      (766)
   Accounts payable........................................................     2,303     (1,270)    3,911
   Accrued liabilities.....................................................       947      7,827       904
   Accrued interest........................................................        (2)     3,539        --
   Other...................................................................      (786)       127        38
                                                                            ---------  ---------  --------
Net cash used in operating activities......................................  (140,543)   (94,318)  (36,897)

Cash flows from investing activities:
Proceeds from sale of short term investments...............................    10,180         --        --
Use of restricted cash and investments.....................................     9,308     17,374    22,269
Investment in restricted cash and investments..............................        --    (25,002)   (6,247)
Proceeds from sale of marketable securities................................     1,426      1,125    14,638
Investment in strategic investments........................................        --     (1,033)   (6,000)
Purchases of property, plant and equipment.................................  (134,185)  (142,589)  (83,434)
Purchase of Comstar.net, Inc., net of cash acquired........................        --        186        --
                                                                            ---------  ---------  --------
Net cash used in investing activities......................................  (113,271)  (149,939)  (58,774)

Cash flows from financing activities:
Repayments of mortgage payable and capital lease obligations...............    (6,020)    (2,137)   (3,179)
Proceeds from exercise of stock options and warrants, net..................     2,501     10,093     1,850
Capital contribution in minority-owned subsidiary..........................     5,406         --        --
Proceeds from 12.5% Senior Notes offering, net of offering expenses........        --    580,000        --
Proceeds from issuance of preferred stock, net.............................        --     75,250        --
Proceeds from issuance of common stock, net................................        --         --   136,618
Repayment of 13% Senior Notes..............................................        --   (170,400)       --
Payments of dividends on preferred stock...................................    (1,500)    (3,475)       --
Shareholder loan repayment.................................................        --         --       300
Proceeds from mortgage payable, net........................................        --     20,064        --
                                                                            ---------  ---------  --------
Net cash provided by financing activities..................................       387    509,395   135,589
Effects of exchange rate changes on cash and cash equivalents..............     1,052     (2,732)       80
                                                                            ---------  ---------  --------
Net (decrease) increase in cash and cash equivalents.......................  (252,375)   262,406    39,998
Cash and cash equivalents, beginning of year...............................   363,877    101,471    61,473
                                                                            ---------  ---------  --------
Cash and cash equivalents, ending of year.................................. $ 111,502  $ 363,877  $101,471
                                                                            =========  =========  ========
Supplemental disclosure of cash flow information:
Cash paid for interest..................................................... $  78,289  $  55,260  $ 21,256
Cash paid for income taxes................................................. $      34  $      72  $     38
Non-cash investing and financing activities:
   Equipment acquired under capital lease obligations...................... $  19,475  $      --  $  4,566
   Capital expenditures included in accounts payable, accrued liabilities
     and other long term liabilities....................................... $  12,557  $   8,287  $ 10,110
   Cumulative dividends and accretion on preferred stock................... $   7,104  $   2,293  $     --

  The accompanying notes are an integral part of these consolidated financial statements.

                       GLOBIX CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           (All Dollars in Thousands, Except Share and Per Share Data)


1.    Basis of Presentation and Management's Plan

         Globix Corporation (together with its subsidiaries, "Globix" or the "Company") has incurred net losses and net operating cash deficiencies and has a significant stockholders' deficiency. With regards to these matters, the Company is currently exploring debt restructuring alternatives. However, there can be no assurance that the Company will be successful in executing a viable restructuring alternative. These factors raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


         On December 27, 2001, the Company announced that it is in discussions with an informal committee of bondholders representing approximately 48% of the Company's outstanding $600 million issuance of 12.5% Senior Notes. The discussions concern a financial reorganization of the Company through a pre-packaged bankruptcy proceeding that would be aimed at significantly reducing the Company's debt burden. The Company is in similar discussions with its preferred stockholders. While there can be no assurance that these discussions will lead to an agreement, it is likely that any such agreement would result in the bondholders and preferred stockholders owning nearly all of the equity in the reorganized company, resulting in a near total dilution of the existing common stockholders' interest in the Company.


2.    Organization and Significant Accounting Policies

   Organization and Nature of Operations

         The Company is a leading full-service provider of sophisticated Internet solutions to businesses. The Company's solutions include secure and fault-tolerant Internet data centers, high performance network connectivity to the Internet and complex Internet-based application services. These three major elements of the total Internet solution combine to provide customers with the ability to create, operate and scale their increasingly complex Internet operations in a cost efficient manner. The Company's customers primarily use these services to maintain complex computer equipment in a secure fault-tolerant environment with connectivity to a high-speed, high-capacity, direct link to the Internet and support complex Internet applications. The Company currently offers its services from facilities in New York City, Santa Clara, California, Atlanta, Georgia and London, England.


   Principles of Consolidation

         The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.


   Management Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results may differ from those estimates.


   Revenue Recognition

         Revenue consists primarily of managed hosting and dedicated Internet access fees, sales of systems administration and application services (such as streaming media, network security and administration and network monitoring).

                       GLOBIX CORPORATION AND SUBSIDIARIES

           (All Dollars in Thousands, Except Share and Per Share Data)


         Monthly service revenue related to managed hosting and Internet access is recognized over the period services are provided. Revenue derived from application services is recognized as the project progresses. Projects are generally completed within less than one year. Payments received in advance of providing services are deferred until the period such services are provided.


         Effective October 1, 2000, the Company changed its revenue recognition method for set up and service installation fees upon the adoption of Staff Accounting Bulletin, or SAB, No. 101 "Revenue Recognition in Financial Statements" ("SAB No. 101"). SAB No. 101 expresses the view of the SEC Staff in applying generally accepted accounting principles to certain revenue recognition issues. Under the provisions of SAB No. 101 set up and installation revenue are deferred and recognized over the estimated life of the underlying service contracts, which range from twelve to thirty six months. Prior to the adoption of SAB No. 101, the Company recognized revenue immediately upon completion of set up or installation. The change in accounting principle resulted in a revenue deferral and cumulative effect charge totaling $2.3 million or $0.06 per share, which was reflected in the accompanying consolidated statements of operations. The adoption of SAB No. 101 decreased the net loss $547 for the year ended September 30, 2001. The effect of the adoption of SAB No. 101 for the years ended September 30, 2000 and 1999 was not material.


   Cost of Revenue

         Cost of revenue consists primarily of telecommunications costs for Internet access and managed hosting customers. Telecommunications costs include the cost of providing local loop costs for connecting dedicated access customers to the Globix network, leased line and associated costs related to connecting with our peering partners, and costs associated with leased lines connecting our facilities to our backbone and aggregation points of presence.


   Cash and Cash Equivalents

         The Company considers all highly liquid investments with an original maturity of three months or less to be cash and cash equivalents.


   Investments

         Investments in marketable securities are reported at fair value. Unrealized gains and losses from those securities, which are classified as available-for-sale, are reported as "unrealized holding gains and losses" as a separate component of stockholders' equity. At September 30, 2001 marketable securities have a cost basis of approximately $2.7 million.


   Property, Plant and Equipment

         Property, plant and equipment are stated at cost, less accumulated depreciation or amortization computed on the straight-line method. Buildings and building improvements are depreciated over their estimated useful life of up to forty years. Computer hardware and software, network equipment and furniture and equipment are depreciated over their estimated useful lives, ranging from three to seven years. Leasehold improvements are amortized over the term of the lease or life of the asset, whichever is shorter.


   Intangible Assets and Unaudited Proforma Results of Operations

         On August 30, 2000, the Company acquired all the outstanding shares of Comstar.net, Inc., a Georgia Corporation, for a purchase price of approximately $6.9 million (including transaction costs) in stock and cash.

                       GLOBIX CORPORATION AND SUBSIDIARIES

           (All Dollars in Thousands, Except Share and Per Share Data)

In connection with the acquisition, the Company assumed liabilities of approximately $3.4 million and acquired assets of approximately $9.8 million. The acquisition was recorded under the purchase method of accounting. Results of operations for the acquired business have been included in the consolidated statements of operations beginning August 31, 2000. The acquisition resulted in identifiable intangible assets (customer list) totaling approximately $6.8 million. These intangible assets are amortized over a three-year period using the straight line method.


         The following unaudited pro forma consolidated statements of operations data for the twelve months ended September 30, 2000 and 1999, gives effect to the acquisition of Comstar.net, Inc. as if this acquisition had occurred on October 1, 1998:

                                                             Twelve months ended
                                                                September 30,
                                                                -------------
                                                              2000         1999
                                                              ----         ----
Revenue ................................................   $  85,600    $ 36,783
Net Loss ...............................................   $(135,082)   $(50,687)
Net loss attributable to common stockholders ...........   $(140,850)   $(50,687)
Basic and diluted, loss per share attributable to common
     stockholders ......................................   $   (3.97)   $  (2.02)


         The above-unaudited pro forma consolidated result of operations data gives effect to purchase accounting adjustments. These pro forma results have been prepared for comparative purposes only and do not purport to be indicative of what operating results would have been had the acquisition actually taken place on October 1, 1998, and may not be indicative of future operating results.


   The following table reconciles the net cash acquired in this acquisition:


 Fair value of net assets acquired ............................      $ 9,833
 Liabilities assumed ..........................................       (3,441)
 Common stock issued ..........................................       (6,182)
                                                                   ---------
 Net cash paid for acquisition ................................          210
 Cash acquired in acquisition .................................         (396)
                                                                   ---------
 Net cash acquired in acquisition .............................    $    (186)
                                                                   ---------
   Long-Lived Assets

         The Company reviews the carrying amount of long lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Measurement of any impairment would include a comparison of estimated future operating cash flows anticipated to be generated during the remaining life of the asset to the net carrying value of the asset.

   Deferred Issuance Costs

         Costs incurred to obtain financing through the issuance of long term debt have been reflected as an asset in the accompanying consolidated balance sheets. Costs incurred to obtain financing through the issuance of preferred stock have been reflected as a reduction in the carrying value of the issued preferred stock. These costs are amortized over the term of the related financing. In 2000, certain debt was redeemed at which time the remaining balance of unamortized discount and issuance costs were written off and included in extraordinary loss on early extinguishment of debt (See note 5).

                       GLOBIX CORPORATION AND SUBSIDIARIES

           (All Dollars in Thousands, Except Share and Per Share Data)


   Foreign Currency Translation

         The financial statements of the Company's foreign subsidiaries have been translated in accordance with Statement of Financial Accounting Standard No. 52, "Foreign Currency Translation". The subsidiaries' assets and liabilities are translated into U.S. Dollars at the year-end rate of exchange. Income and expense items are translated at the average exchange rate for the year. The resulting foreign currency translation adjustment is included in stockholders' equity as a component of accumulated other comprehensive income. Transaction gains and losses are recorded in the consolidated statement of operations.


   Income Taxes

         Deferred income taxes are provided for differences between financial statement and income tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. The Company provides a valuation allowance on net deferred tax assets when it is more likely than not that such assets will not be realized.


   Stock-Based Compensation

         As permitted by Financial Accounting  Standards Board Statement
No. 123, "Accounting or Stock-Based Compensation" ("SFAS No. 123"), which establishes a fair value based method of accounting for stock-based compensation plans, the Company has elected to follow Accounting Principal Board Opinion No. 25 "Accounting for Stock Issued to Employees" ("APB No. 25") for recognizing stock-based compensation expense for financial statement purposes. Under APB No. 25, the Company applies the intrinsic value method of accounting and therefore does not recognize compensation expense for options granted, because options are only granted at a price equal to market value on the day of grant. For companies that choose to continue applying the intrinsic value method, SFAS No. 123 mandates certain pro forma disclosures as if the fair value method had been utilized. See Note 9 for the additional disclosures required under SFAS No. 123.

   Loss per Share

         Basic loss per share is calculated by dividing net loss attributable to common shareholders by the weighted average number of shares of common stock outstanding during the period. Diluted loss per share is calculated by dividing net loss attributable to common shareholders by the weighted average number of common shares outstanding, adjusted for potentially dilutive securities. Diluted loss per share has not been presented since the inclusion of outstanding convertible preferred stock, stock options and warrants would be antidilutive. The following table summarizes the equivalent number of common shares assuming the related securities that were outstanding as of September 30, 2001 and 2000 had been converted, but not included in the calculation of diluted loss per share because such shares are antidilutive:


                                                            September 30,
                                                        --------------------
                                                        2001            2000
                                                        -----           ----
Convertible preferred stock ..................        8,617,300       8,000,000
Stock Options ................................       10,392,800      10,298,100
Warrants .....................................          194,800         194,800
                                                  -------------    ------------
                                                     19,204,900      18,492,900
                                                  =============    ============

                       GLOBIX CORPORATION AND SUBSIDIARIES

           (All Dollars in Thousands, Except Share and Per Share Data)


         The following is a reconciliation of net loss attributable to common stockholders for the years ended September 30, 2001, 2000 and 1999:


                                                                              2001              2000             1999
                                                                              ----              ----             ----
Numerator:
Loss before extraordinary loss and cumulative effect of change in
     accounting principle ............................................    $  (210,711)      $  (108,870)      $   (43,385)
Dividend and accretion on preferred stock ............................         (7,104)           (5,768)            --
                                                                          ===========       ===========       ===========
Net loss attributable to common stockholders before extraordinary
     loss and cumulative effect of a change in accounting principle ..      (217,815)         (114,638)           (43,385)
                                                                          ===========       ===========       ===========
Extraordinary loss on early extinguishment of debt ...................           --            (17,577)
Cumulative effect of a change in accounting principle ................         (2,332)            --                --
                                                                          -----------       -----------       -----------
Net loss attributable to common stockholders .........................    $  (220,147)      $  (132,215)      $   (43,385)
                                                                          ===========       ===========       ===========
Denominator:
Weighted average shares outstanding--basic and diluted ...............     38,476,909        35,484,040        25,116,800
                                                                          ===========       ===========       ===========

   Concentrations of Credit Risk

         Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents, short-term investments, restricted cash and investments, marketable securities and accounts receivable. The Company maintains cash and cash equivalents, short-term investments, and restricted cash and investments with various major financial institutions, which invest primarily in U.S. Government instruments, high quality corporate obligations, certificates of deposit and commercial paper. The Company believes that concentrations of credit risk with respect to trade accounts receivable are limited due to the large number and geographic dispersion of customers comprising the Company's customer base. The Company performs ongoing credit evaluations of its customers and maintains reserves for potential losses.


   Fair Value of Financial Instruments

          For cash and cash equivalents, restricted cash and investments, marketable securities and accounts receivable, the carrying amount approximates fair value.


   Reclassifications

          Certain prior year information has been reclassified to conform with fiscal 2001 presentation.

   Recent Technical Accounting Pronouncements

          In August 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets". This statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets. SFAS No. 144 will be effective for financial statements of fiscal years beginning after December 15, 2001. The Company does not expect that the adoption of SFAS No. 144 will have a material impact on its consolidated financial position, results of operations or cash flows.

          In June 2001, the FASB issued SFAS Nos. 141 and 142 entitled, "Business Combinations" and "Goodwill and Other Intangible Assets", respectively, SFAS No. 141, among other things, eliminates the pooling of interests method of accounting for business acquisitions entered into after June 30, 2001. SFAS No. 142 requires companies to use a fair-value approach to determine whether there is an impairment of existing and future goodwill. SFAS No. 142 is effective beginning October 1, 2002. The Company does not expect that the adoption of SFAS Nos. 141 and 142 will have a material impact on its consolidated financial position, results of operations or cash flows.

                       GLOBIX CORPORATION AND SUBSIDIARIES

           (All Dollars in Thousands, Except Share and Per Share Data)


3.    Property, Plant and Equipment

         Property, plant and equipment consist of the following:

                                                                               September 30,
                                                                          ------------------------
                                                                             2001           2000
                                                                             ----           ----
 Land ...........................................................         $   1,997      $   1,997
 Building and building improvements .............................           108,216         55,416
 Leasehold improvements .........................................           145,617         30,927
 Computer hardware and software and network equipment ...........           134,767         67,552
 Furniture and equipment ........................................             9,693          7,198
                                                                          ---------      ---------
                                                                            400,290        163,090
 Less: Accumulated depreciation and amortization ................           (54,499)       (25,731)
 Add: Construction in progress ..................................            10,358        111,065
                                                                          ---------      ---------
 Property, plant and equipment, net .............................         $ 356,149      $ 248,424
                                                                          =========      =========

         Certain computer and network equipment are recorded under capital leases that aggregated approximately $23.5 million and $6.0 million as of September 30, 2001 and 2000, respectively. Accumulated amortization on the assets recorded under capital leases aggregated approximately $6.6 million and $3.2 million as of September 30, 2001 and 2000, respectively.

         Costs incurred prior to completion of construction of Internet data centers and network infrastructure upgrades are reflected as construction in progress in the accompanying consolidated balance sheets and will be recorded as property, plant and equipment at the date each Internet data center or network segment becomes operational. Construction in progress includes direct expenditures for construction of the Internet data center facilities and related network equipment and network upgrade projects and is stated at cost. Capitalized costs include costs incurred under the construction contract, advisory, consulting and legal fees as well as, labor and interest incurred during the construction phase. Capitalized interest is included in property, plant and equipment under the provisions of SFAS No. 34 totaling approximately $12.4 million, $2.2 million and $3.8 million at September 30, 2001, 2000 and 1999, respectively. During the year ended September 30, 2001 certain projects including two new Internet data centers, expansion projects at several existing facilities and network infrastructure upgrades became operational. Accordingly, such assets were placed into service and recorded as a component of the respective depreciable asset category.

         ATC Merger Corp. ("ATC Corp."), a wholly owned subsidiary of the Company owns the land and building located at 139 Centre Street, New York, New York. The nine-story building with approximately 160,000 square feet of floor space houses the Company's corporate headquarters and one of its Internet data center facilities. A former owner of the right to purchase the Centre Street property is entitled to additional consideration if the Company sells the property. Such amount will be equal to the greater of (a) $1.0 million (subject to increase after June 1, 2018 by ten percent and an additional ten percent every fifth year thereafter), or (b) ten percent of the gross sales price of the property if such sales price is greater than $17.5 million.

                       GLOBIX CORPORATION AND SUBSIDIARIES

           (All Dollars in Thousands, Except Share and Per Share Data)

         In September 2000, the Company purchased the land and the eight-story building located at 415 Greenwich Street, New York, New York (the "Property"). The Property, which serves as the Company's second New York City Internet Data Center, is a certified historic structure eligible for historic tax credits ("Tax Credits") based on qualified expenditures, as defined in the Internal Revenue Code.

         In June 2001, the Company has entered into an agreement whereby the Tax Credits generated from the renovation of the Property will be utilized by a third party (the "Investor") via a subsidiary (the"LLC") in consideration for approximately $14.1 million capital contribution to the LLC. As of September 30, 2001, approximately $5.4 million of such capital contribution has been received by the LLC. The Company has consolidated the financial statements of the LLC at September 30, 2001 and for the period from inception to September 30,2001, resulting in a minority interest in subsidiary in the accompanying consolidated balance sheet. The LLC's results of operations for the period ending September 30, 2001 were not material.

         In connection with the above transaction, the Investor has a Put Option with the Company. The Put Option provides that during the 6 months following the 61st month after the date of the certification of the qualifying rehabilitation expenditures or December 31, 2002, whichever is earlier (the "Certification Date") the Investor may require the Company to purchase its interest in the LLC for an amount equal to 25% of the Investor's capital contribution in the LLC. If the Investor does not exercised its Put Option, the Company may exercise a Call Option during a period of 24 months following the 73rd month after the Certification Date. The Call Option allows the Company to acquire the Investor interest in LLC for the greater of the fair market value of the Investor interest in the LLC or an amount equal, on an after tax basis, taxes payable by the Investor upon the sale of its investment.

         Upon certain events including the sale of the Property at any time after 2007, (to the extent the above mentioned put/call options have not been exercised), the Company is obligated to pay the Investor 30% of any proceeds received in excess of cost. Upon the event that the Property is sold anytime before 2007, the Company is obligated to pay to the Investor, its capital contribution (less any unrecaptured Tax Credits available to the Investor), plus any loss attributable to the projected economic benefits to the Investor and any other amounts owed to the Investor (as defined). The above potential commitment is mitigated during the initial 60 months following the Certification Date by the Company's right to terminate the transaction by paying the difference between a 20% annual return on the Investors capital contributions up to the termination date and the Investors actual return up to the termination date.

4.    Accrued Liabilities

         Accrued liabilities consist of the following:

                                                        September 30,
                                                      -----------------
                                                      2001         2000
                                                      ----         ----

      Restructuring reserves ..................  $   9,191           --
      Deferred revenue ........................      2,692          601
      Accrued construction costs ..............      6,490        3,172
      Other ...................................     11,768        9,896
                                                 ---------    ---------
                                                 $  30,141    $  13,669
                                                 =========    =========

                       GLOBIX CORPORATION AND SUBSIDIARIES

           (All Dollars in Thousands, Except Share and Per Share Data)

         During the quarter ended December 31, 2000 the Company modified its Internet data center expansion plan to delay, scale back and eliminate certain facilities. During November 2000, management's plan to terminate certain lease obligations, associated surplus power and environmental equipment related to the proposed expansion of Globix Internet data centers in Boston, MA; Seattle, WA; and Los Angeles, CA were completed and approved by the Board of Directors. When initiated, the restructuring plan was expected to take approximately one year to complete. The Company recorded a $38.1 million charge associated with this restructuring plan in the fiscal quarter ending December 31, 2000. Approximately $15.7 million of this charge was recorded as a write-off of construction in progress, which included capitalized interest, consulting and legal fees, construction and pre-construction related costs previously capitalized.

         During the quarter ending September 30, 2001, the Company further modified its business plan to eliminate certain additional Internet data center and sales office facilities, resulting in the termination of certain employees (approximately 106 employees), lease obligations and write-off of certain equipment, leasehold improvements and intangible assets and other costs. In connection with this modification, additional non-recurring restructuring charges of $18.0 million were recorded, of which $10.0 million was a write-off of equipment, leasehold improvements and intangible assets and $1.2 million associated with employee terminations.

         As of September 30, 2001, restructuring charges totaling $46.9 million were charged against the established restructuring reserves, resulting in a remaining reserve balance of $9.2 million. The following table displays the activity and balances of the restructuring reserve account from inception to September 30, 2001:


    Restructuring Charge Activity                               Amount
    ------------------------------                              ------

    Initial charge--November 2000 (balance) ...........     $   38,109
              Additions ...............................            --
              Deductions ..............................        (27,667)
                                                            ----------
    Balance, December 31, 2000 ........................         10,442
              Additions ...............................           --
              Deductions ..............................         (2,662)
                                                            ----------
    Balance, March 31, 2001 ...........................          7,780
              Additions ...............................           --
              Deductions ..............................         (1,610)
                                                            ----------
    Balance, June 30, 2001 ............................         16,170
              Additions ...............................         18,000
              Deductions ..............................        (14,979)
                                                            ----------
    Balance, September 30, 2001 .......................     $    9,191
                                                            ==========

         The above deductions to the restructuring reserve represent primarily cash payments and write-offs of previously capitalized costs.

5.    Senior Notes

          In April 1998, the Company completed a $160.0 million debt financing (the"13% Senior Notes") consisting of 160,000 units, each unit consisting of a note in the principal amount of one thousand dollars and one warrant to purchase
14.08 shares of common stock (total of 2,252,800 shares of common stock) at a purchase price of $3.51 per share. The 13% Senior Notes were to mature on May 1, 2005. Interest on the 13% Senior notes accrued at a rate of 13% per annum and was payable semi-annually in arrears on May 1 and November 1 of each year, commencing November 1, 1998. The Company deposited $57.0 million with an escrow agent at closing, which amount, with interest, was sufficient to pay, when due, the first six interest payments under the 13% Senior Notes. The 13% Senior Notes were collateralized by a first priority security interest in the escrow account. The 13% Senior Notes were unsecured obligations of the Company and ranked pari passu in right of payment with all existing and unsecured an unsubordinated indebtedness and rank senior in right of payment to any future subordinated indebtedness. In connection with the warrants issued with the 13% Senior Notes, the Company had assigned an original issue discount of approximately $2.3 million.

                       GLOBIX CORPORATION AND SUBSIDIARIES

           (All Dollars in Thousands, Except Share and Per Share Data)


         On January 28, 2000, the Company announced that it had entered into an agreement to sell $600.0 million 12.5% senior notes (the "12.5% Senior Notes") due 2010 in a private placement to a group of initial purchasers and in March 2000 completed a tender offer to purchase all of the outstanding 13% Senior Notes, $160.0 million in principal amount. The purchase price in the tender offer was 106.5% of the principal amount, plus accrued and unpaid interest. On February 8, 2000 the Company closed on its offering for the $600.0 million 12.5% Senior Notes due 2010, resulting in net proceeds of approximately $580.0 million, after underwriting fees and offering expenses. The tender offer and related redemption of the outstanding 13% Senior Notes also resulted in a one time charge of $17,577 or $0.50 per share which has been recorded as an extraordinary item in the statement of operations. As a result of the redemption of the 13% Senior Notes all restrictions related to the escrow deposit were released and such funds are no longer restricted as to use.

         The 12.5% Senior Notes mature on February 1, 2010. Interest on the 12.5% Senior Notes is payable semiannually on February 1 and August 1 of each year, commencing August 1, 2000. The 12.5% Senior Notes are unsecured obligations of the Company and rank pari passu in right of payment with all existing and future unsecured and unsubordinated indebtedness and rank senior in right of payment to any future subordinated indebtedness. In connection with the offering the Company incurred costs of approximately $20.0 million that are being amortized over ten years using the effective interest method. See footnote No. 1 for further discussion and impact of management's plan on Senior Notes.

6.    Mortgage Payable

         On January 25, 2000, the Company borrowed $21.0 million from a financial institution pursuant to a mortgage note secured by the Company's property at 139 Centre Street, New York. Interest is payable at 9.16% (subject to adjustment on February 11, 2010) based on a 25 year amortization schedule. Principal and interest payments of $178.5 are payable monthly and any balance of the principal and all accrued and unpaid interest is due and payable in February 2025.

7.    Redeemable Convertible Preferred Stock

         During November 1999 the Company designated 250,000 shares of its authorized Preferred Stock, $0.01 par value, as a Series A. At September 30, 2001, there were 86,173 Series A Preferred Shares outstanding and 163,827 Series A Preferred Shares reserved for issuance. On April 4, 2000 the shareholders of the Company voted to amend the Company's certificate of incorporation to increase the Company's authorized preferred stock to 5,000,000 shares.

         On December 3, 1999, the Company issued $80.0 million (80,000 shares) in Series A Convertible Preferred Stock (the "Series A Preferred Stock") to affiliates of Hicks, Muse, Tate & Furst Incorporated ("Hicks Muse") to expand the build-out of its Internet data centers and other facilities. The Series A Preferred Stock is convertible into common stock at $10.00 per share at any time and may not be called for redemption by the Company for five years. Under the agreement, the Series A Preferred Stock is subject to mandatory redemption in 2014 and yields an annual dividend of 7.5% payable quarterly in cash or additional Series A Preferred Stock, at the option of the Company. The holders of the Series A Preferred Stock have a liquidation preference of $1,000 per share and are entitled to cumulative dividends.

         The Series A Preferred Stock is recorded in the accompanying consolidated balance sheet outside the stockholders equity section due to its mandatory redemption feature. The Company incurred approximately $4,750 of issuance costs in connection with the Series A Preferred Stock transaction. Such costs have been recorded as a reduction of the carrying amount of the Series A Preferred Stock and are being accreted through a charge to additional paid in capital over the five-year period to the earliest redemption date.

                       GLOBIX CORPORATION AND SUBSIDIARIES

           (All Dollars in Thousands, Except Share and Per Share Data)

         During the year ended September 30, 2001, the Company's Board of Directors decreased payment of in kind dividends aggregating 6,173 Series A Preferred Stock valued at $6,173.

8.    Stockholders' Equity

   Restricted Stock Grant

         In December 2000, the Company granted approximately 3.1 million shares of restricted stock to certain employees and directors. The restricted stock awards vest 25% per year over a four-year period on the anniversary date of the grant. In connection with this restricted stock grant the Company has recorded a deferred compensation charge of $8,999 in stockholders equity. This deferred compensation will be recorded as compensation expense over the four-year vesting period. Compensation expense recorded in the year ended September 30, 2001 was $1,638.

   Stock Splits

         On December 10, 1999 the Company announced a two-for-one stock split of its outstanding shares of common stock, which was paid on December 30, 1999. On January 10, 2000, the Company announced an additional two-for-one stock split of its outstanding shares of common stock, payable on January 31, 2000. Stockholders' equity has been restated to give retroactive recognition to both stock splits for all periods presented in the accompanying financial statements by reclassifying from additional paid-in-capital to common stock the par value of the additional shares arising from the splits. In addition, all references to number of shares, per share amounts and stock options data have been restated to reflect the stock splits.

   Secondary Public Offering

         In March 1999,the Company completed a public offering of 16,000,000 shares of the Company's common stock. The Company received proceeds, net of expenses, from thepublic offering of approximately $136.6 million. In addition, the Company received proceeds of $0.9 million resulting from the exercise of 80,790 warrants to purchase 323,160 shares of common stock.

9.    Employee Benefits Plan

   Stock Option Plans

         In April 2001, the Company's stockholders approved, the 2001 Stock Option Plan (the "2001 Option Plan"), which provides for the grant of stock options to purchase up to 2,000,000 shares of common stock to any employee, non-employee director, or consultant at the Board's discretion. Under the 2001 Option Plan, these options may not be exercised after ten years from the date of grant. Options issued to employees are exercisable ratably over a five-year period.

         In April 2000, the Company's stockholders approved, the 2000 Stock Option Plan (the "2000 Option Plan"), which provides for the grant of stock options to purchase up to 1,675,000 shares of common stock to any employee, non-employee director, or consultant at the Board's discretion. Under the 2000 Option Plan, these options may not be exercised after ten years from the date of grant. Options issued to employees are exercisable ratably over a five-year period.

         In April 1999, the Company's stockholders approved, the 1999 Stock Option Plan (the "1999 Option Plan"), which provides for the grant of stock options to purchase up to 6,000,000 shares of common stock to any employee, non-employee director, or consultant at the Board's discretion. Under the 1999 Option Plan, these options may not be exercised after ten years from the date of grant. Options issued to employees are exercisable ratably over a five-year period.

                       GLOBIX CORPORATION AND SUBSIDIARIES

           (All Dollars in Thousands, Except Share and Per Share Data)

         In April 1998, the Company's stockholders approved, the 1998 Stock Option Plan (the "1998 Option Plan"), which provides for the grant of stock options to purchase up to 4,800,000 shares of common stock to any employee, non-employee director, or consultant at the Board's discretion. Under the 1998 Option Plan, these options may not be exercised after ten years from the date of grant. Options issued to employees are exercisable ratably over a five-year period.

         Under the 2001, 2000, 1999 and 1998 Option Plans, options are granted to non-employee directors upon election at the annual meeting of stockholders at a purchase price equal to the fair market value on the date of grant. In addition, the non-employee director stock options shall be exercisable in full twelve months after the date of grant unless determined otherwise by the compensation committee.

         In 1995, the Company's stockholders approved, the 1995 Stock Option Plan (the "1995 Option Plan"), which reserved 1,440,000 shares of common stock for issuance under the 1995 Option Plan. Under the 1995 Option Plan, the term of the options issued are determined by the stock option committee and range from five to ten years from the date of the grant. Options issued to directors are immediately exercisable and options issued to employees are exercisable ratably over a three-year period.

         There were 6,289,812 options available for future grant at September 30, 2001.

   Fair Value of Stock Options

         For disclosure purposes under SFAS No. 123, the fair value of each option grant is estimated on the date of grant using the Black-Scholes option valuation model with the following weighted-average assumptions:


                                              2001         2000         1999
                                              ----         ----         ----
    Expected life (in years) ............      6.0          6.0         6.0
    Risk-free interest rate .............      5.0%         6.3%        5.4%
    Volatility ..........................    133.0%       122.0%       94.0%
    Dividend yield ......................      0.0%         0.0%        0.0%

         Utilizing these assumptions, the weighted average fair value of options granted is $2.83, $20.80 and $6.49 for the years ended September 30, 2001, 2000 and 1999, respectively. Under the above model, the total value of stock options granted would be amortized on a pro forma basis over the option-vesting period. Had the Company determined compensation expense for these stock options under the fair value method of SFAS No. 123, the Company's net loss attributable to common stockholders and net loss per share attributable to common stockholders would have been increased to the following pro forma amounts:

                                                                       Year ended September 30,
                                                                       ------------------------
                                                                 2001             2000            1999
                                                                 ----             ----            ----
    Pro forma net loss attributable to common
         stockholders ...................................       $ (228,599)    $ (139,340)     $ (76,305)
                                                                ----------     ----------      ---------
    Pro forma basic and diluted, net loss per share
         attributable to common stockholders ............        $    (5.94)    $    (3.93)     $   (3.04)
                                                                ----------    -------------    ---------

         The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options. The effects of applying SFAS No. 123 in this pro forma disclosure are not indicative of future amounts as additional stock option awards are anticipated in future years.

                       GLOBIX CORPORATION AND SUBSIDIARIES

           (All Dollars in Thousands, Except Share and Per Share Data)


   Summary Stock Option Activity

         The following table summarizes stock option information with respect to all stock options for the three years ended September 30, 2001:

                                                                       Weighted
                                                                        Average
                                                        Number of      Exercise
                                                         Shares          Price
                                                         ------          -----
Options outstanding, October 1, 1998 .....              3,680,752        $1.60
  Granted ................................              7,839,844         8.21
  Canceled ...............................               (532,344)        3.58
  Exercised ..............................               (264,272)        1.52
                                                      -----------
Options outstanding, September 30, 1999 ..             10,723,980         6.33
  Granted ................................              1,864,150        23.30
  Canceled ...............................               (834,403)       12.54
  Exercised ..............................             (1,454,635)        1.79
                                                      -----------
Options outstanding, September 30, 2000...             10,298,692         9.54
  Granted ................................              2,784,160         3.10
  Canceled ...............................             (1,130,647)       12.78
  Exercised ..............................             (1,559,424)        1.61
                                                      -----------
Options outstanding, September 30, 2001 ..             10,392,781        $8.67
                                                      ===========

                       GLOBIX CORPORATION AND SUBSIDIARIES

           (All Dollars in Thousands, Except Share and Per Share Data)

         The following table summarizes information about the outstanding and exercisable options at September 30, 2001:

                                          Options Outstanding                                    Options Exercisable
                                          -------------------                                    --------------------
                        Number of         Weighted Average            Weighted             Number of             Weighted
     Range of            Options             Remaining                Average               Options               Average
 Exercise Prices       Outstanding        Contractual Life       Exercisable Price        Outstanding         Exercise Price
 ----------------      ------------       ----------------       -----------------        ------------        --------------
$ 0.42 - $ 1.50             916,249              7.24                  $  1.21                300,549             $  1.29
$ 1.51 - $ 2.63             340,672              6.09                  $  1.74                200,872             $  1.67
$ 2.64 - $ 9.24           2,628,810              8.78                  $  3.62                230,560             $  6.05
$ 9.25 - $ 9.25           4,096,580              7.49                  $  9.25              4,096,580             $  9.25
$ 9.26 - $12.02           1,682,170              7.87                  $ 11.69                793,150             $ 11.66
$12.03 - $58.19             728,300              8.53                  $ 29.12                217,820             $ 29.14
                         ----------             -----                  -------              ---------             -------
                         10,392,781              7.96                  $  8.67              5,839,531             $  9.52

   401(k) Plan

         The Company offers its eligible U.S. employees the opportunity to participate in a defined contribution retirement plan qualifying under the provisions of Section 401(k) of the Internal Revenue Code ("the Plan"). Each employee is eligible to contribute, on a tax-deferred basis, a portion of annual earnings not to exceed certain federal income tax limitations. The Company makes discretionary contributions for all eligible employees who contribute to the Plan in an amount not to exceed 50% of each participant's first 4% of compensation contributed as elective deferrals for the Plan year. The Company contributed approximately $0.39 million and $0.27 million to the Plan during the years ended September 30, 2001 and 2000, respctively.

10.    Capital Lease Obligations

         Future minimum lease payments due under capital leases are as follows:

        Year Ending

                          September 30                    Amount
                          ------------                    ------

        2002 ..........................................  $  7,805
        2003 ..........................................     6,804
        2004 ..........................................     3,470
        2005 ..........................................       802
        2006 ..........................................       306
        Less: Amount representing interest ............    (2,430)
                                                         --------
        Present value of net minimum lease payments ...  $ 16,757
                                                         ========

11.    Commitments and Contingencies

   Leases

         The Company has minimum monthly usage/maintenance levels with certain of its telecommunications carriers expiring in various years through 2010. The Company also leases certain of its facilities and various equipment under non-cancelable operating leases expiring in various years through 2030. Total lease expense for all operating leases for the year ended September 30, 2001, 2000 and 1999 was $7.1 million, $4.1 million and $1.3 million, respectively.

                       GLOBIX CORPORATION AND SUBSIDIARIES

           (All Dollars in Thousands, Except Share and Per Share Data)

         Future minimum payments due under these operating leases and telecommunications carrier usage commitments are as follows:



        Year Ending

                          September 30                   Telecom         Leases
                          -----------                    -------         ------
        2002 ..........................................  $12,819       $  7,733
        2003 ..........................................    6,880         11,839
        2004 ..........................................    5,664         14,008
        2005 ..........................................    4,368         13,837
        2006 ..........................................    2,622         13,967
        Thereafter ....................................    3,940        188,223
                                                         -------       --------
        Total .........................................  $36,293       $249,607
                                                         =======       ========

   Equipment and Services

         In connection with the construction of the Company's Internet data centers the Company is contractually committed as of September 30, 2001 to various equipment manufacturers and building contractors for equipment and construction services totaling approximately $18.0 million.

   Letters of Credit

         As of September 30, 2001 the Company had collateralized letters of credit aggregating $24.6 million. The related funds are included in restricted cash and investments on the accompanying consolidated balance sheet.

   Employment and Other Contractual Agreements

         Effective June 1, 1998, the Company entered into a seven year employment agreement, with an Officer and Director providing for a base salary of $0.35 million per year, increasing annually at the rate of five percent starting October 1, 1999. In addition, the individual will receive an annual bonus equal to ten thousand times the increase, if any, of the fair market value per share of the Company's common stock measured during the twelve month period ending on June 30 of each year of the agreement, commencing with the year beginning July 1, 1998. During the years ended September 30, 2001, 2000 and 1999 the individual received bonuses of approximately, $0, $0.85 million and $0.33 million, respectively under this provision of the employment agreement. The employment agreement also provides that he may require the Company to lend such officer up to a total of $0.155 million. Any loan taken there under will mature five years after the date made and bear interest at the rate of eight percent per annum. However, the interest accruing during the first two years is not payable until the end of such two-year period. At September 30, 2001, 2000 and 1999 the individual had no outstanding borrowings under such loan arrangement. Pursuant to the terms of the employment agreement, as amended, the individual is also entitled to stock option grants to purchase shares of common stock. The term of such option is ten years from the date of grant. During the years ended September 30, 2001, 2000, 1999 and 1998 the individual was granted options to purchase shares of common stock totaling 0, 0, 4,096,580, and 691,664, respectively, under this agreement. In connection with the proposed financial restructuring discussed in footnote No. 1, the above individual and the Company have agreed in principle to a three year employment agreement that will, among other things, reduce his base salary to $12,000 per year effective August 1, 2001 for his services as non-executive chairman.

                       GLOBIX CORPORATION AND SUBSIDIARIES

           (All Dollars in Thousands, Except Share and Per Share Data)

         In connection with employment arrangements with certain other employees the Company is also committed to minimum compensation obligations under employment arrangements expiring through 2002. Minimum payments due under these arrangements aggregate approximately $1.0 million.

   Contingencies

         From time to time, the Company is a party to litigation arising in the normal course of its business operations. In the opinion of management and counsel, it is not anticipated that the settlement or resolution of any such matters will have a material adverse impact on the Company's financial condition, results of operations or cash flows.

12.    Income Taxes

         Significant components of the Company's deferred tax assets and liabilities are as follows:

                                                                  Year ended September 30,
                                                                  ------------------------
                                                               2001          2000         1999
                                                               ----          ----         ----
Deferred tax assets (liabilities):
  Tax depreciation and amortization (in excess) less than
     depreciation and amortization ......................   $   1,316    $    (209)   $    (348)
  Net operating loss carryforwards (U.S. Federal Tax) ...     158,666       78,622       23,375
  Allowance for doubtful accounts .......................       2,395        1,631          283
  Deferred Rent .........................................         174          149          149
  Deferred compensation .................................         916          641         --
  Deferred Revenue ......................................         284         --           --
  Restructuring reserve .................................       3,670         --           --
  Valuation allowance ...................................    (167,421)     (80,834)     (23,459)
                                                            ---------    ---------    ---------
      Total net deferred tax liabilities ................   $    --      $    --      $    --
                                                            =========    =========    =========

         The provision for income taxes for the years ended September 30, 2001, 2000, and 1999 differs from the amount computed by applying the federal statutory rate due to the following:

                                                             Year ended September 30,
                                                             ------------------------
                                                           2001        2000        1999
                                                           -----       -----       ----
Statutory federal income tax rate                           (34)%       (34)%      (34)%
State and local taxes, net of federal benefit               (11)%       (11)%      (11)%
Valuation allowance                                          45 %        45 %       45 %
                                                             ----        ----       ----
Effective income tax rate                                    -- %        -- %       -- %
                                                             ====        ====       ====

         The Company is in an accumulated loss position for both financial and income tax reporting purposes. The Company has U.S. Federal income tax loss carryforwards of approximately $350 million at September 30, 2001. These income tax loss carryforwards expire between 2011 and 2021. Pursuant to Section 382 of the Internal Revenue Code, the usage of these net operating loss carryforwards may be limited due to changes in ownership that have occurred. The Company has not yet determined the impact, if any, that changes in ownership have had

                       GLOBIX CORPORATION AND SUBSIDIARIES

           (All Dollars in Thousands, Except Share and Per Share Data)

on net operating loss carryforwards. As of September 30, 2001, the Company also has net operating loss carryforwards of approximately $31 million from its United Kingdom Subsidiaries, which do not expire under U.K. tax rules. For financial reporting purposes, income tax benefits through September 30, 2001 related to both U.S. Federal and foreign income tax losses are fully offset by a valuation allowance due to the uncertainty of the Company's ability to realize income tax benefits by generating taxable income in the future.

13.    Segment Information

         The Company reports segment information under SFAS No. 131, which establishes standards for reporting information about operating segments in annual financial statements, and requires selected information about operating segments in interim financial reports issued to stockholders. It also establishes standards for disclosures about products and services and geographic areas. Operating segments are components of an enterprise for which separate financial information is available and which is evaluated regularly by the Company's chief operating decision-maker, or decision-making group, in deciding how to allocate resources and assess performance. The Company is a full service provider of sophisticated Internet solutions. The Company operates several Internet data centers throughout the United States and Europe. Each Internet data center provides the same internet related services to similar type of customers. Effective April 1, 2001 and for the fiscal year ended September 30, 2001, the Company reports its results of operations in one operating segment under the provisions of SFAS No. 131. Previously the Company reported under two operating segments.

         The following table sets forth geographic segment information for the years ended September 30, 2001, 2000 and 1999:

                                            Year ended September 30,
                                  ---------------------------------------------
                                     2001              2000              1999
                                  ---------         ---------         ---------
Revenue:
   United States .........        $  82,020         $  73,697         $  33,674
   Europe ................           22,190             7,590               143
                                  ---------         ---------         ---------
   Consolidated ..........        $ 104,210         $  81,287         $  33,817
                                  =========         =========         =========


Operating loss:
   United States .........        $(142,713)        $ (64,477)        $ (27,590)
   Europe ................          (14,773)          (13,090)           (3,601)
                                  ---------         ---------         ---------
   Consolidated ..........         (157,486)        $ (77,567)        $ (31,191)
                                  =========         =========         =========


Tangible assets:
   United States .........        $ 436,262         $ 692,075           276,896
   Europe ................           89,953            10,649            20,039
                                  ---------         ---------         ---------
   Consolidated ..........        $ 526,215         $ 702,724         $ 296,935
                                  =========         =========         =========

14.    Related Party Transactions

         The Company utilizes an entity controlled by a Director of the Company, as its agent to place the Company's advertisements in various print publications. Amounts paid to this entity for the years ended September 30, 2001, 2000 and 1999 were $0, $0.1 million and $1.5 million, respectively. A substantial portion of these amounts constitutes the pass-through of amounts payable to the publishing companies for the Company's advertisements.

                       GLOBIX CORPORATION AND SUBSIDIARIES

           (All Dollars in Thousands, Except Share and Per Share Data)


15.    Selected Quarterly Financial Data (Unaudited)

                                                                                  Three Months Ended
                                                                                     December 31,
                                                                                     ------------
                                                                              2000               1999
                                                                              -----              ----
Revenue ..............................................................   $     26,237     $       16,145
Loss from operations .................................................        (60,951)           (16,963)
Loss before cumulative effect of a change in accounting principle ....         (70,92)           (20,811)
Cumulative effect of a change in accounting principle ................         (2,332)              --
                                                                         ------------     --------------
Net loss .............................................................        (73,284)           (20,811)
Dividends and accretion on preferred stock ...........................         (1,735)              (531)
                                                                         -------------    --------------
Net loss attributable to common stockholders .........................   $    (75,019)    $       21,342
Basic and diluted net loss per share attributable to common
     stockholders before cumulative effect of a change in
     accounting principle ............................................   $      (1,95)    $        (0.64)
Cumulative effect of a change in accounting principle ................          (0.06)             --
                                                                         ------------     --------------
Basic and diluted net loss per share attributable to common
     stockholders ....................................................   $      (2.01)    $        (0.64)
                                                                         ------------     --------------
Weighted average common shares outstanding--basic and
     diluted .........................................................     37,328,496         33,557,678
                                                                         ============     ==============

                                                                                  Three Months Ended
                                                                                       March 31,
                                                                                       ---------
                                                                               2001                2000
                                                                               -----               ----
Revenue ..............................................................    $    26,782     $        17,913
Loss from operations .................................................        (19,957)            (19,984)
Loss before extraordinary loss .......................................        (31,966)            (29,548)
Extraordinary loss on early extinguishment of debt ...................           --               (17,577
                                                                          -----------     ---------------
Net loss .............................................................        (31,966)            (47,125)
Dividends and accretion on preferred stock ...........................         (1,761)             (1,762)
                                                                          -----------     ---------------
Net loss attributable to common stockholders .........................    $   (33,727)    $       (48,887)
                                                                          ===========     ================
Basic and diluted net loss per share attributable to common
     stockholders before extraordinary loss ..........................    $     (0.87)    $         (0.90)
Extraordinary loss per share .........................................            --                (0.51)
                                                                          -----------     ---------------
Basic and diluted net loss per share attributable to common
     stockholders ....................................................    $     (0.87)    $         (1.41)
                                                                          ===========     ===============
Weighted average common shares outstanding--basic and
     diluted .........................................................     38,709,658          34,617,361
                                                                          ===========     ===============

                       GLOBIX CORPORATION AND SUBSIDIARIES

           (All Dollars in Thousands, Except Share and Per Share Data)

                                                                                    Three Months Ended
                                                                                         June 30,
                                                                                         --------
                                                                                2001                 2000
                                                                                -----                ----
Revenue .............................................................      $         26,239    $         21,376
Loss from operations ................................................               (24,055)            (19,773)
Net loss ............................................................               (36,000)            (30,112)
                                                                           ----------------    ----------------
Dividends and accretion on preferred stock ..........................                (1,790              (1,738)
                                                                           ----------------    ----------------
Net loss attributable to common stockholders ........................      $        (37,790)   $        (31,850)
                                                                           ================    ================
Basic and diluted net loss per share attributable to common
     stockholders ...................................................      $          (0.97)   $          (0.87)
                                                                           ================    ================
Weighted average common shares outstanding--basic and
     diluted ........................................................            38,933,135          36,672,360
                                                                           ================    ================

                                                                                     Three Months Ended
                                                                                       September 30,
                                                                                       -------------
                                                                                 2001                 2000
                                                                                -----                -----
Revenue .............................................................      $         24,952    $         25,853
Loss from operations ................................................               (52,773)            (20,847)
Net loss ............................................................               (71,793)            (28,398)
                                                                           ----------------    ----------------
Dividends and accretion on preferred stock ..........................                (1,818)             (1,738)
                                                                           -----------------   ----------------
Net loss attributable to common stockholders ........................      $        (73,611)   $        (30,136)
                                                                           ================    ================
Basic and diluted net loss per share attributable to common
     stockholders ...................................................      $          (1.89)   $          (0.81)
                                                                           ================    ================
Weighted average common shares outstanding--basic and
     diluted ........................................................            38,946,043          37,085,711
                                                                           ================    ================


                                 [GLOBIX LOGO]




                               GLOBIX CORPORATION
                        4,327,499 Shares of Common Stock
                      $26,341,558 11% Senior Secured Notes

                           --------------------------

                                   PROSPECTUS

                           --------------------------





         Until ___________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the expenses payable by our company in connection with this registration statement. All of these expenses are estimates, other than the filing and quotation fees payable to the Securities and Exchange Commission.

Filing fee-Securities and Exchange Commission .....................  $2821.55
Fees and expenses of legal counsel ................................     *
Printing expenses .................................................     *
Fees and expenses of accountants ..................................     *
Miscellaneous expenses ............................................     *

                                                                      -------
  Total ...........................................................

                                                                      =======
* To be provided.

ITEM 14.          INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law, or DGCL, empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she was or is a director, officer, employee or agent of the corporation, or was or is serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person identified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 145 of the DGCL further empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she was or is a director, officer, employee or agent of the corporation, or was or is serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if the person identified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper. Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

         Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, provide, in effect, that to the full extent and under the circumstances permitted by Section 145 of the DGCL, we shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding of the type described above by reason of the fact that he or she was or is a director, officer, employee or agent of our company.

         Our Amended and Restated Certificate of Incorporation relieves our directors from monetary damages to our company or our stockholders for breach of such director's fiduciary duty as a director to the fullest extent permitted by the DGCL. Under Section 102(b)(7) of the DGCL, a corporation may relieve its directors from personal liability to such corporation or its stockholders for monetary damages for any breach of their fiduciary duty as directors except (i) for any breach of the director's duty of loyalty to our company or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

          In addition, we carry an insurance policy for the protection of our directors and executive officers against any liability asserted against them in their official capacities.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

         Effective April 25, 2002 all of our issued and outstanding securities were cancelled by order of the U.S. Bankruptcy Court for the District of Delaware and our company, in furtherance of the plan of reorganization, issued new securities as follows: (a) each holder of the 12.5% notes became entitled to receive, in exchange for its 12.5% notes, its pro rata share of (i) $120 million in aggregate principal amount of the notes and (ii) 13,991,000 shares of our common stock, representing approximately 85% of the shares of our common stock issued and outstanding following the effective date of the plan of reorganization, subject to dilution by the exercise of management incentive options representing up to 10% of the shares of our issued and outstanding common stock on a fully-diluted basis following the effective date of the plan of reorganization; (b) each holder of shares of our preferred stock outstanding immediately prior to the effective date of the plan of reorganization became entitled to receive, in exchange for its shares of preferred stock, its pro rata share of 2,304,400 shares of our common stock, representing approximately 14% of the shares of our common stock issued and outstanding following the effective date of the plan of reorganization, subject to dilution by the exercise of management incentive options representing up to 10% of the shares of our issued and outstanding common stock on a fully-diluted basis following the effective date of the plan of reorganization and (c) each holder of shares of our common stock outstanding immediately prior to the effective date of the plan of reorganization became entitled to receive, in exchange for these shares of common stock, its pro rata share of 164,600 shares of our common stock, representing approximately 1% of the shares of our common stock issued and outstanding following the effective date of the plan of reorganization, subject to dilution by the exercise of management incentive options representing up to 10% of the shares of our issued and outstanding common stock on a fully-diluted basis following the effective date of the plan of reorganization.

         The foregoing issuances and sales were conducted without registration of the securities under the Securities Act of 1933, as amended, in reliance upon the exemption from registration afforded by Section 1145(a)(2) of the Bankruptcy Code. Section 1145(a)(1) of the U.S. Bankruptcy Code exempts the offer and sale of securities under a plan of reorganization from registration under the Securities Act and state laws if:

         .   the securities are offered and sold under a plan of reorganization;

         . the securities are of a debtor, of an affiliate participating in a joint plan with the debtor, or of a successor to the debtor under the plan; and

         . the recipients of the securities are issued such securities entirely in exchange for the recipient's claim against or interest in the debtor or principally in such exchange and partly for cash or property.

         Section 1145(a)(2) of the U.S. Bankruptcy Code exempts the offer of a security through any warrant, option or right to subscribe that was sold in the manner specified in Section 1145(a)(1) of the U.S. Bankruptcy Code and the sale of a security upon exercise of such warrant, option or right to subscribe.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits

   Exhibit                                 Description

     2.1 Amended Joint Prepackaged Plan of the Company and certain of the Company's subsidiaries, dated April 8, 2002 (6)
     3.1     Amended and Restated Certificate of Incorporation of the Company.
             (7)
     3.2     Amended and Restated Bylaws of the Company. (7)
     4.1 Indenture, dated as of April 23, 2002, between the Company, as issuer, the subsidiary guarantors of the Company named therein and HSBC Bank USA, as trustee, relating to the Company's 11% Senior Secured Notes due 2008. (7)
     4.2 Form of Pledge and Security Agreement, dated as of April 23, 2002, between each Subsidiary Guarantor of the Company and HSBC Bank
             USA, as Collateral Agent/Trustee. (7)
     4.3 Mortgage, Security Agreement and Fixture Filing, dated as of April 23, 2002, between 415 Greenwich GC, LLC, as mortgagor and HSBC Bank USA, as Collateral Agent/Trustee. (7)
     5.1 Form of opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P. regarding the validity of the securities offered hereby.**
    10.1 Purchase Agreement between Young Woo and the Company, dated as of June 2, 1998. (1)+
    10.2 Employment Agreement between Robert B. Bell and the Company, dated as of July 21, 1999. (2)

   10.3      Trust Agreement between the Company and Arnold N. Bressler, as
             Trustee, dated as of July 21, 1999. (3)
   10.4      Employment Agreement between Peter L. Herzig and the Company dated as of October 2, 2001. (4)
   10.5      Employment Agreement between Marc Jaffe and the Company dated as of
             October 2, 2001. (4)
   10.6      Form of Noteholders' and Preferred Stockholders' Lock-Up
             Agreements, dated January 14, 2002 (5)
   10.7      Form of letter agreement between the Company and Marc H. Bell. (5)
   10.8      Consulting Agreement, dated as of April 19, 2002, between the
             Company and Communication Technology Advisors LLC.*
     12      Calculation of deficiency of earnings to fixed charges.*
     21      List of Subsidiaries.*
     23      Consent of Arthur Andersen LLP. (8)
     25      Statement of Eligibility and Qualification of Trustee on Form T-1.*

---------
      *      Filed herewith.
     **      To be filed by amendment.
      +      Confidential treatment granted for certain portions of this
             Exhibit pursuant to Rule 406 promulgated under the Securities Act.
     (1)     Incorporated by reference to the Company's Report on Form 8-K/A filed September 18, 1998.
     (2)     Incorporated by reference to the Company's Quarterly Report on Form
             10-Q filed August 16, 1999.
     (3)     Incorporated by reference to the Company's Annual Report on Form
             10-K filed December 29, 2000.
     (4)     Incorporated by reference to the Company's Annual Report on Form
             10-K filed December 31, 2001.
     (5)     Incorporated by reference to the Company's Current Report on Form
             8-K filed January 14, 2002.
     (6)     Incorporated by reference to the Company's Current Report on Form
             8-K filed April 23, 2002.
     (7)     Incorporated by reference to the Company's Quarterly Report on Form
             10-Q filed May 15, 2002.
     (8)     Omitted in reliance on Rule 437a of the Securities Act.

ITEM 17. UNDERTAKINGS

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, or the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 25th day of July 2002.

                                       GLOBIX CORPORATION

                                       By: /s/ Peter K. Stevenson
                                           ----------------------------------
                                           Name:  Peter K. Stevenson
                                           Title: President and Chief Executive
                                                  Officer

                                POWER OF ATTORNEY

         Know all men by these presents, that the undersigned directors and officers of Globix Corporation, a Delaware corporation, which is filing a registration statement on Form S-1 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint Peter K. Stevenson and Gregory P. Leahy and each of them, the individual's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

                  Name                  Title                         Date
                  ----                  -----                         ----

/s/ Peter K. Stevenson   President and Chief Executive Officer   July 25, 2002
----------------------       (principal executive officer)
Peter K. Stevenson                    and Director



/s/ Marc H. Bell                       Director                  July 25, 2002
----------------
Marc H. Bell

/s/ Peter L. Herzig                    Director                  July 25, 2002
-------------------
Peter L. Herzig

/s/ Jared Abbruzzese                  Director                   July 25, 2002
--------------------
Jared Abbruzzese

/s/ Peter S. Brodsky                  Director                   July 25, 2002
--------------------
Peter S. Brodsky

/s/ Steven Lampe                      Director                   July 25, 2002
----------------
Steven Lampe

/s/ Steven G. Singer                  Director                   July 25, 2002
--------------------
Steven G. Singer

/s/ Brandon Stranzl                   Director                   July 25, 2002
-------------------
Brandon Stranzl

/s/ John D. McCarthy     Acting Chief Financial Officer          July 25, 2002
-------------------       (principal financial officer)
John D. McCarthy

/s/ Shawn P. Brosnan     Senior Vice President and Corporate     July 25, 2002
--------------------  Controller (principal accounting officer)
Shawn P. Brosnan

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 25th day of July 2002.

                                             BLUESTREAK DIGITAL, INC.

                                             By: /s/ Peter K. Stevenson
                                                -----------------------
                                                Name: Peter K. Stevenson
                                                Title: Chief Executive Officer

                                POWER OF ATTORNEY

         Know all men by these presents, that the undersigned directors and officers of Bluestreak Digital, Inc., a New York corporation, which is filing a registration statement on Form S-1 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint Peter K. Stevenson and Gregory P. Leahy and each of them, the individual's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

             Name                      Title                          Date
             ----                      -----                          ----

/s/ Peter K. Stevenson        Chief Executive Officer             July 25, 2002
----------------------     (principal executive officer)
Peter K. Stevenson                 and Director


/s/ John D. McCarthy        Acting Chief Financial Officer        July 25, 2002
-------------------         (principal financial officer)
John D. McCarthy                   and Director

/s/ Shawn P. Brosnan          Chief Accounting Officer            July 25, 2002
--------------------       (principal accounting officer)
Shawn P. Brosnan                   and Director

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 25th day of July 2002.

                                                  GAMENET CORPORATION

                                             By: /s/ Peter K. Stevenson
                                                 ----------------------
                                                 Name: Peter K. Stevenson
                                                 Title: Chief Executive Officer

                                POWER OF ATTORNEY

         Know all men by these presents, that the undersigned directors and officers of Gamenet Corporation, a New York corporation, which is filing a registration statement on Form S-1 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint Peter K. Stevenson and Gregory P. Leahy and each of them, the individual's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

                Name                       Title                      Date
                ----                       -----                      ----

/s/ Peter K. Stevenson        Chief Executive Officer             July 25, 2002
----------------------     (principal executive officer)
Peter K. Stevenson                  and Director



/s/ John D. McCarthy        Acting Chief Financial Officer        July 25, 2002
-------------------         (principal financial officer)
John D. McCarthy                   and Director

/s/ Shawn P. Brosnan          Chief Accounting Officer            July 25, 2002
--------------------       (principal accounting officer)
Shawn P. Brosnan                   and Director

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 25th day of July 2002.

                                          NAFT COMPUTER SERVICE CORPORATION

                                          By: /s/ Peter K. Stevenson
                                             -----------------------
                                             Name: Peter K. Stevenson
                                             Title: Chief Executive Officer

                                POWER OF ATTORNEY

         Know all men by these presents, that the undersigned directors and officers of NAFT Computer Service Corporation, a New York corporation, which is filing a registration statement on Form S-1 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint Peter K. Stevenson and Gregory
P. Leahy and each of them, the individual's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933 as amended, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

                Name                     Title                       Date
                ----                     -----                       ----

/s/ Peter K. Stevenson        Chief Executive Officer             July 25, 2002
----------------------     (principal executive officer)
Peter K. Stevenson                   and Director



/s/ John D. McCarthy        Acting Chief Financial Officer        July 25, 2002
-------------------         (principal financial officer)
John D. McCarthy                   and Director

/s/ Shawn P. Brosnan          Chief Accounting Officer            July 25, 2002
--------------------       (principal accounting officer)
Shawn P. Brosnan                   and Director

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 25th day of July 2002.

                                                NAFT INTERNATIONAL, LTD.

                                               By: /s/ Peter K. Stevenson
                                                  -----------------------
                                                  Name: Peter K. Stevenson
                                                  Title: Chief Executive Officer

                                POWER OF ATTORNEY

     Know all men by these presents, that the undersigned directors and officers of NAFT International, Ltd., a New York corporation, which is filing a registration statement on Form S-1 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint Peter K. Stevenson and Gregory P. Leahy and each of them, the individual's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

              Name                       Title                        Date
              ----                       -----                        ----

/s/ Peter K. Stevenson        Chief Executive Officer             July 25, 2002
----------------------     (principal executive officer)
Peter K. Stevenson                 and Director



/s/ John D. McCarthy        Acting Chief Financial Officer        July 25, 2002
-------------------         (principal financial officer)
John D. McCarthy                   and Director

/s/ Shawn P. Brosnan          Chief Accounting Officer            July 25, 2002
--------------------       (principal accounting officer)
Shawn P. Brosnan                   and Director

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 25th day of July 2002.

                                             PFM COMMUNICATIONS, INC.

                                             By: /s/ Peter K. Stevenson
                                                 ----------------------
                                                 Name: Peter K. Stevenson
                                                 Title: Chief Executive Officer

                                POWER OF ATTORNEY

         Know all men by these presents, that the undersigned directors and officers of PFM Communications, Inc., a New York corporation, which is filing a registration statement on Form S-1 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint Peter K. Stevenson and Gregory P. Leahy and each of them, the individual's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

        Name                          Title                            Date
        ----                          -----                            ----

/s/ Peter K. Stevenson        Chief Executive Officer              July 25, 2002
----------------------     (principal executive officer)
Peter K. Stevenson                 and Director


/s/ John D. McCarthy      Acting Chief Financial Officer           July 25, 2002
-------------------       (principal financial officer)
John D. McCarthy                   and Director


                                                                   July 25, 2002
/s/ Shawn P. Brosnan         Chief Accounting Officer
--------------------      (principal accounting officer)
Shawn P. Brosnan                   and Director

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 25th day of July 2002.

                                             GRE CONSULTING, INC.

                                              By: /s/ Peter K. Stevenson
                                                 -----------------------
                                                 Name: Peter K. Stevenson
                                                 Title: Chief Executive Officer

                                POWER OF ATTORNEY

         Know all men by these presents, that the undersigned directors and officers of GRE Consulting, Inc., a New York corporation, which is filing a registration statement on Form S-1 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint Peter K. Stevenson and Gregory P. Leahy and each of them, the individual's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

                 Name                    Title                        Date
                 ----                    -----                        ----

/s/ Peter K. Stevenson        Chief Executive Officer             July 25, 2002
----------------------     (principal executive officer)
Peter K. Stevenson                 and Director



/s/ John D. McCarthy        Acting Chief Financial Officer        July 25, 2002
-------------------         (principal financial officer)
John D. McCarthy                   and Director

/s/ Shawn P. Brosnan          Chief Accounting Officer            July 25, 2002
--------------------       (principal accounting officer)
Shawn P. Brosnan                   and Director

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 25th day of July 2002.

                                              415 GREENWICH GC, LLC

                                              By: /s/ Peter K. Stevenson
                                                  ----------------------
                                                  Name: Peter K. Stevenson
                                                  Title: Chief Executive Officer

                                POWER OF ATTORNEY

          Know all men by these presents, that the undersigned member and officers of 415 Greenwich GC, LLC, a New York limited liability company, which is filing a registration statement on Form S-1 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint Peter K. Stevenson and Gregory
P. Leahy and each of them, the individual's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.


        Name                            Title                          Date
        ----                            -----                          ----

/s/ Peter K. Stevenson          Chief Executive Officer            July 25, 2002
----------------------       (principal executive officer)
Peter K. Stevenson


/s/ John D. McCarthy        Acting Chief Financial Officer         July 25, 2002
-------------------         (principal financial officer)
John D. McCarthy


                                                                   July 25, 2002
/s/ Shawn P. Brosnan           Chief Accounting Officer
--------------------        (principal accounting officer)
Shawn P. Brosnan



Globix Corporation                    Sole Member                  July 25, 2002

By: /s/ Peter K. Stevenson
    ----------------------
    Peter K. Stevenson

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 25 day of July 2002.

                                              415 GREENWICH GC TENANT, LLC

                                              By: /s/ Peter K. Stevenson
                                                  ----------------------
                                                  Name: Peter K. Stevenson
                                                  Title: Chief Executive Officer

                                POWER OF ATTORNEY

         Know all men by these presents, that the undersigned member and officers of 415 Greenwich GC Tenant, LLC, a New York limited liability company, which is filing a registration statement on Form S-1 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint Peter K. Stevenson and Gregory P. Leahy and each of them, the individual's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

        Name                              Title                       Date
        ----                              -----                       ----

/s/ Peter K. Stevenson            Chief Executive Officer         July 25, 2002
----------------------         (principal executive officer)
Peter K. Stevenson


/s/ John D. McCarthy          Acting Chief Financial Officer      July 25, 2002
-------------------           (principal financial officer)
John D. McCarthy


                                                                  July 25, 2002
/s/ Shawn P. Brosnan             Chief Accounting Officer
--------------------          (principal accounting officer)
Shawn P. Brosnan

415 Greenwich GC MM, LLC              Managing Member             July 25, 2002

By: Globix Corporation

By: /s/ Peter K. Stevenson
    ----------------------
    Peter K. Stevenson

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 25th day of July 2002.

                                           415 GREENWICH GC MM, LLC

                                           By: /s/ Peter K. Stevenson
                                              -----------------------
                                              Name: Peter K. Stevenson
                                              Title: Chief Executive Officer

                                POWER OF ATTORNEY

     Know all men by these presents, that the undersigned member and officers of 415 Greenwich GC MM, LLC, a New York limited liability company, which is filing a registration statement on Form S-1 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint Peter K. Stevenson and Gregory
P. Leahy and each of them, the individual's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

          Name                       Title                             Date
          ----                       -----                             ----

/s/ Peter K. Stevenson         Chief Executive Officer             July 25, 2002
----------------------      (principal executive officer)
Peter K. Stevenson



/s/ John D. McCarthy         Acting Chief Financial Officer        July 25, 2002
-------------------          (principal financial officer)
John D. McCarthy

/s/ Shawn P. Brosnan                                               July 25, 2002
--------------------         Chief Accounting Officer
Shawn P. Brosnan          (principal accounting officer)


Globix Corporation                  Sole Member                    July 25, 2002

By: /s/ Peter K. Stevenson
    ----------------------
    Peter K. Stevenson

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 25th day of July 2002.

                                               COMSTAR.NET, INC.

                                               By: /s/ Peter K. Stevenson
                                                  -----------------------
                                                  Name: Peter K. Stevenson
                                                  Title: Chief Executive Officer

                                POWER OF ATTORNEY

         Know all men by these presents, that the undersigned directors and officers of Comstar.net, Inc., a Georgia corporation, which is filing a registration statement on Form S-1 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint Peter K. Stevenson and Gregory P. Leahy and each of them, the individual's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

          Name                      Title                            Date
          ----                      -----                            ----

/s/ Peter K. Stevenson        Chief Executive Officer             July 25, 2002
----------------------     (principal executive officer)
Peter K. Stevenson                   and Director



/s/ John D. McCarthy        Acting Chief Financial Officer        July 25, 2002
-------------------         (principal financial officer)
John D. McCarthy                   and Director

/s/ Shawn P. Brosnan          Chief Accounting Officer            July 25, 2002
--------------------       (principal accounting officer)
Shawn P. Brosnan                   and Director

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 25th day of July 2002.

                                            COMSTAR TELECOM & WIRELESS, INC.

                                            By: /s/ Peter K. Stevenson
                                               -----------------------
                                               Name: Peter K. Stevenson
                                               Title: Chief Executive Officer

                                POWER OF ATTORNEY

     Know all men by these presents, that the undersigned directors and officers of Comstar Telecom & Wireless, Inc., a Georgia corporation, which is filing a registration statement on Form S-1 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint Peter K. Stevenson and Gregory
P. Leahy and each of them, the individual's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

          Name                Title                                Date
          ----                -----
/s/ Peter K. Stevenson        Chief Executive Officer             July 25, 2002
----------------------     (principal executive officer)
Peter K. Stevenson                   and Director



/s/ John D. McCarthy        Acting Chief Financial Officer        July 25, 2002
-------------------         (principal financial officer)
John D. McCarthy                    and Director

/s/ Shawn P. Brosnan          Chief Accounting Officer            July 25, 2002
--------------------       (principal accounting officer)
Shawn P. Brosnan                   and Director

                                    EXHIBITS

   Exhibit                              Description


    2.1      Amended Joint Prepackaged Plan of the Company and certain of the
             Company's subsidiaries, dated April 8, 2002 (6)
    3.1      Amended and Restated Certificate of Incorporation of the Company.
             (7)
    3.2      Amended and Restated Bylaws of the Company. (7)
    4.1      Indenture, dated as of April 23, 2002, between the Company, as issuer, the subsidiary guarantors of the Company named therein and
             HSBC Bank USA, as trustee, relating to the Company's 11% Senior
             Secured Notes due 2008. (7)
    4.2      Form of Pledge and Security Agreement, dated as of April 23, 2002, between each Subsidiary Guarantor of the Company and HSBC Bank
             USA, as Collateral Agent/Trustee. (7)
    4.3      Mortgage, Security Agreement and Fixture Filing, dated as of April
             23, 2002, between 415 Greenwich GC, LLC, as mortgagor and HSBC Bank
             USA, as Collateral Agent/Trustee. (7)
    5.1      Form of opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
             regarding the validity of the securities offered hereby.**
   10.1      Purchase Agreement between Young Woo and the Company, dated as of
             June 2, 1998. (1)+
   10.2      Employment Agreement between Robert B. Bell and the Company, dated as of July 21, 1999. (2)
   10.3      Trust Agreement between the Company and Arnold N. Bressler, as
             Trustee, dated as of July 21, 1999. (3)
   10.4      Employment Agreement between Peter L. Herzig and the Company dated as of October 2, 2001. (4)
   10.5      Employment Agreement between Marc Jaffe and the Company dated as of
             October 2, 2001. (4)
   10.6      Form of Noteholders' and Preferred Stockholders' Lock-Up
             Agreements, dated January 14, 2002 (5)
   10.7      Form of letter agreement between the Company and Marc H. Bell. (5)
   10.8      Consulting Agreement, dated as of April 19, 2002, between the
             Company and Communication Technology Advisors LLC.*
     12      Calculation of deficiency of earnings to fixed charges.*
     21      List of Subsidiaries.*
     23      Consent of Arthur Andersen LLP. (8)
     25      Statement of Eligibility and Qualification of Trustee on Form T-1.*

---------
      *      Filed herewith.
     **      To be filed by amendment.
      +      Confidential treatment granted for certain portions of this
             Exhibit pursuant to Rule 406 promulgated under the Securities Act.
     (1)     Incorporated by reference to the Company's Report on Form 8-K/A filed September 18, 1998.
     (2)     Incorporated by reference to the Company's Quarterly Report on Form
             10-Q filed August 16, 1999.
     (3)     Incorporated by reference to the Company's Annual Report on Form
             10-K filed December 29, 2000.
     (4)     Incorporated by reference to the Company's Annual Report on Form
             10-K filed December 31, 2001.
     (5)     Incorporated by reference to the Company's Current Report on Form
             8-K filed January 14, 2002.
     (6)     Incorporated by reference to the Company's Current Report on Form
             8-K filed April 23, 2002.
     (7)     Incorporated by reference to the Company's Quarterly Report on Form
             10-Q filed May 15, 2002.
     (8)     Omitted in reliance on Rule 437a of the Securities Act.